                       MEMBER INTEREST PURCHASE AGREEMENT

                                  BY AND AMONG

                     SGL CARBON FIBERS AND COMPOSITES, INC.,
                                SGL TECHNIK GmbH,
                        ALDILA MATERIALS TECHNOLOGY CORP.

                                       AND

                                  ALDILA, INC.
                                OCTOBER 20, 1999

                                TABLE OF CONTENTS
                                                                                               PAGE
ARTICLE 1      DEFINITIONS........................................................................1
ARTICLE 2      SALE AND TRANSFER OF MEMBER INTEREST; CLOSING.....................................10

   SECTION 2.1.     SALE OF MEMBER INTEREST......................................................10
   SECTION 2.2.     PURCHASE PRICE...............................................................10
   SECTION 2.3.     CLOSING......................................................................10
   SECTION 2.4.     CLOSING OBLIGATIONS..........................................................10
   SECTION 2.5.     ADJUSTMENT AMOUNT............................................................11
   SECTION 2.6.     ADJUSTMENT PROCEDURE.........................................................11

ARTICLE 3      SELLER'S REPRESENTATIONS AND WARRANTIES...........................................12

   SECTION 3.1.     ORGANIZATION AND GOOD STANDING...............................................12
   SECTION 3.2.     AUTHORITY; NO CONFLICT.......................................................13
   SECTION 3.3.     CAPITALIZATION...............................................................15
   SECTION 3.4.     FINANCIAL STATEMENTS.........................................................15
   SECTION 3.5.     BOOKS AND RECORDS............................................................15
   SECTION 3.6.     TITLE TO PROPERTIES; ENCUMBRANCES............................................16
   SECTION 3.7.     CONDITION AND SUFFICIENCY OF ASSETS..........................................16
   SECTION 3.8.     ACCOUNTS RECEIVABLE..........................................................17
   SECTION 3.9.     INVENTORY....................................................................17
   SECTION 3.10.    NO INDEBTEDNESS..............................................................17
   SECTION 3.11.    TAXES........................................................................17
   SECTION 3.12.    NO MATERIAL ADVERSE CHANGE...................................................19
   SECTION 3.13.    EMPLOYEE BENEFITS............................................................19
   SECTION 3.14.    COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS..............20
   SECTION 3.15.    LEGAL PROCEEDINGS; ORDERS....................................................22
   SECTION 3.16.    ABSENCE OF CERTAIN CHANGES AND EVENTS........................................23
   SECTION 3.17.    CONTRACTS; NO DEFAULTS.......................................................24
   SECTION 3.18.    INSURANCE....................................................................27
   SECTION 3.19.    ENVIRONMENTAL MATTERS........................................................29
   SECTION 3.20.    EMPLOYEES....................................................................30
   SECTION 3.21.    LABOR RELATIONS; COMPLIANCE..................................................31
   SECTION 3.22.    INTELLECTUAL PROPERTY........................................................31
   SECTION 3.23.    DISCLOSURE...................................................................33
   SECTION 3.24     RELATIONSHIPS WITH RELATED PERSONS...........................................33
   SECTION 3.25.    BROKERS OR FINDERS...........................................................33
   SECTION 3.26.    MILLENIUM COMPLIANT SOFTWARE.................................................33

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF BUYER...........................................34

   SECTION 4.1.     ORGANIZATION AND GOOD STANDING...............................................34
   SECTION 4.2.     AUTHORITY; NO CONFLICT.......................................................35
   SECTION 4.3.     INVESTMENT INTENT............................................................36
   SECTION 4.4.     CERTAIN PROCEEDINGS..........................................................37
   SECTION 4.5.     BROKERS OR FINDERS...........................................................37
   SECTION 4.6      FINANCING....................................................................37


                                       ii

   SECTION 4.7      ANTI-TRUST ISSUES............................................................37

ARTICLE 5      COVENANTS PRIOR TO CLOSING DATE...................................................37

   SECTION 5.1    ACCESS AND INVESTIGATION.......................................................37
   SECTION 5.2    OPERATION OF THE BUSINESSES OF THE AMT PREDECESSORS............................38
   SECTION 5.3    NEGATIVE COVENANT..............................................................38
   SECTION 5.4    REQUIRED APPROVALS.............................................................38
   SECTION 5.5    NOTIFICATION...................................................................38
   SECTION 5.6.   NO INDEBTEDNESS................................................................39
   SECTION 5.7    NO NEGOTIATION.................................................................39
   SECTION 5.8    BEST EFFORTS...................................................................39
   SECTION 5.9    CAPITAL EXPENDITURES...........................................................39
   SECTION 5.10   AGREEMENTS/COMMITMENTS.........................................................39
   SECTION 5.11.  BENEFIT PLANS..................................................................40
   SECTION 5.12.  ENVIRONMENTAL ACTIONS..........................................................40

ARTICLE 6      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE...............................41

   SECTION 6.1.   ACCURACY OF REPRESENTATIONS....................................................41
   SECTION 6.2.   SELLER'S PERFORMANCE...........................................................41
   SECTION 6.3.   CONSENTS.......................................................................41
   SECTION 6.4.   ADDITIONAL DOCUMENTS...........................................................41
   SECTION 6.5.   NO PROCEEDINGS.................................................................42
   SECTION 6.6.   NO CLAIM REGARDING EQUITY OWNERSHIP OR SALE PROCEEDS...........................42
   SECTION 6.7.   NO PROHIBITION.................................................................42
   SECTION 6.8.   NO MATERIAL ADVERSE CHANGE.....................................................42
   SECTION 6.9    DISCHARGE OF LIABILITIES.......................................................42
   SECTION 6.10.  RELEASE OF FOOTHILL LIEN.......................................................43

ARTICLE 7      CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS TO CLOSE.............................43

   SECTION 7.1.   ACCURACY OF REPRESENTATIONS....................................................43
   SECTION 7.2.   BUYER'S PERFORMANCE............................................................43
   SECTION 7.3.   CONSENTS.......................................................................44
   SECTION 7.4.   ADDITIONAL DOCUMENTS...........................................................44
   SECTION 7.5.   NO PROCEEDINGS.................................................................44
   SECTION 7.6.   NO PROHIBITION.................................................................44

ARTICLE 8      INDEMNIFICATION; REMEDIES.........................................................45

   SECTION 8.1.   SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY INVESTIGATION...............45
   SECTION 8.2.   INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER...............................45
   SECTION 8.3    [INTENTIONALLY OMITTED]........................................................45
   SECTION 8.4.   INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER................................45
   SECTION 8.5.   TIME LIMITATIONS...............................................................46
   SECTION 8.6    INTENTIONALLY OMITTED..........................................................47
   SECTION 8.7.   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS..............................47
   SECTION 8.8.   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS....................................48

ARTICLE 9      TERMINATION.......................................................................48

   SECTION 9.1.   TERMINATION EVENTS.............................................................48
   SECTION 9.2.   EFFECT OF TERMINATION..........................................................49


                                      ii

ARTICLE 10     GENERAL PROVISIONS................................................................49

   SECTION 10.1   DISPUTE RESOLUTION.............................................................49
   SECTION 10.2.  EXPENSES.......................................................................50
   SECTION 10.3.  PUBLIC ANNOUNCEMENTS...........................................................50
   SECTION 10.4.  NOTICES........................................................................51
   SECTION 10.5.  JURISDICTION; SERVICE OF PROCESS...............................................52
   SECTION 10.6.  FURTHER ASSURANCES.............................................................52
   SECTION 10.7.  WAIVER.........................................................................52
   SECTION 10.8.  ENTIRE AGREEMENT AND MODIFICATION..............................................52
   SECTION 10.9.  DISCLOSURE SCHEDULES...........................................................53
   SECTION 10.10. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.............................53
   SECTION 10.11. SEVERABILITY...................................................................53
   SECTION 10.12. SECTION HEADINGS, CONSTRUCTION.................................................53
   SECTION 10.13. GOVERNING LAW..................................................................53
   SECTION 10.14. COUNTERPARTS...................................................................54

                                    EXHIBITS

Exhibit A          Aldila Supply Agreement
Exhibit B          Amended and Restated Limited Liability Company Agreement
Exhibit C          Assignment of Member Interest
Exhibit D          SGL Supply Agreement
Exhibit E          Inventory Practices/Valuation
Exhibit F          Opinion of Seller's Counsel
Exhibit G          Opinion of Buyer's Counsel
Exhibit H          Opinion of Buyer's Parent's Counsel

LIST OF SCHEDULES

Part 1.1           Excluded Assets
Part 3.1(a), (b)   Organization
Part 3.2           Consents
Part 3.3(c)        Ownership Interests in Other Entities
Part 3.6           Facilities
Part 3.7           Condition and Sufficiency of Assets
Part 3.8           Accounts Receivable
Part 3.9(b)        Consigned Inventory
Part 3.11          Taxes
Part 3.12          Material Adverse Change
Part 3.13          Employee Benefit Plans
Part 3.14          Legal Requirements; Governmental Authorizations
Part 3.15          Legal Proceedings; Orders
Part 3.16          Absence of Certain Changes and Events
Part 3.17(a)       Contracts
Part 3.17(b)       Certain Rights Relating to Contracts
Part 3.17(c)       Enforceability of Contract
Part 3.17(d)       Compliance with Contracts
Part 3.18(a)       Insurance
Part 3.18(b)       Self-insurance Arrangements
Part 3.18(c)       Claims History under Insurance Policies
Part 3.18(d)       Exceptions Concerning Insurance Policies
Part 3.19          Environmental Matters
Part 3.20          Employees
Part 3.22(b)       Intellectual Property-Related Matters
Part 3.22(c)       Limitation on Rights to use Intellectual Property Assets
Part 3.24          Relationships with Related Persons
Part 3.26          Software
Part 4.2           Buyer's Consents
Part 5.9           Capital Expenditures Budget

                       MEMBER INTEREST PURCHASE AGREEMENT

      THIS MEMBER INTEREST PURCHASE AGREEMENT ("Agreement") is made as of October 20, 1999, by SGL CARBON FIBERS AND COMPOSITES, INC., a Nevada corporation ("Buyer"), SGL TECHNIK GMBH, a German limited liability company ("Buyer Parent"), ALDILA MATERIALS TECHNOLOGY CORP., a Delaware corporation ("Seller") and ALDILA, INC., a Delaware corporation ("Seller Parent").

                                    RECITALS:

      A. On August 23, 1999, Aldila Wyoming Building Corp., a Delaware corporation ("Building Corp.") merged with and into Seller in a merger pursuant to which Seller was the surviving entity.

      B. Seller entered into the Limited Liability Company Agreement dated August 19, 1999 (the "Original Limited Liability Company Agreement") which provided for the formation and capitalization of AMTC LLC, a Delaware limited liability company ("AMT"). AMT was formed by the filing of a certificate of formation with the Delaware Secretary of State on August 19, 1999. AMT was capitalized pursuant to the terms and conditions of the Original Limited Liability Company Agreement during August of 1999. The Seller made the initial capital contributions to AMT as set forth in the Original Limited Liability Company Agreement and received 100% of the member interests in AMT in exchange therefor. Seller also entered into the Contribution and Amendment to LLC Agreement dated September 1, 1999, as amended (the "Contribution Agreement") pursuant to which the Seller made an additional capital contribution to AMT of the Contributed Business (as defined in the Contribution Agreement) on September 1, 1999.

      C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, a 50% member interest in AMT on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

      "Accounts Payable" -- all accounts payable of the AMT Predecessor that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the AMT Predecessor as of the Closing Date, as the context requires.

      "Accounts Receivable" -- all accounts receivable of the AMT Predecessor that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the AMT Predecessor as of the Closing Date, as the context requires.

      "Accrued Expenses" -- all accrued expenses of the AMT Predecessors that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the AMT Predecessor as of the Closing Date, as the context requires.

      "Adjustment Amount" -- the amount by which the Purchase Price may be adjusted as determined in accordance with Section 2.5.

      "Affiliate" -- any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person.

      "Agreement" -- this Member Interest Purchase Agreement.

      "Aldila Supply Agreement" -- the supply agreement to be entered into between AMT and Aldila Golf Corp., substantially in the form of Exhibit A attached hereto.

      "Amended and Restated Limited Liability Company Agreement" -- the Agreement which constitutes an amendment and restatement of the Original Limited Liability Company Agreement in the form of Exhibit B attached hereto.

      "AMT" -- AMTC LLC, a Delaware limited liability company.

      "AMT Predecessor" -- as the context requires, (i) prior to the Contribution, Seller and Building Corp., taken together (whether or not merged), but excluding the Excluded Assets, and AMT and (ii) after the Contribution, AMT.

      "Applicable Contract" -- any Contract (a) under which any AMT Predecessor has or may acquire any rights, (b) under which the AMT Predecessor has or may become subject to any obligation or liability, or (c) by which the AMT Predecessor or any of the assets owned or used by it is or may become bound.

      "Assignment" -- the assignment of Member Interest in the form of Exhibit C attached hereto.

      "Balance Sheet" -- the unaudited balance sheet of the AMT Predecessor for the fiscal year ended December 31, 1998.

      "Building Corp." -- Aldila Wyoming Building Corp., a Delaware corporation.

      "Business Day" -- a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

      "Buyer" -- SGL Carbon Fibers and Composites, Inc., a Nevada corporation.

      "Buyer Parent" -- SGL Technik GmbH, a German limited liability company.

      "Closing" -- the closing of the purchase and sale of the Member Interest provided for in this Agreement.

      "Closing Accounting Statements" -- the Closing Balance Sheet, the Closing Net Working Capital Statement and the other statements to be prepared pursuant to Section 2.6.

      "Closing Balance Sheet" -- the consolidated balance sheet of AMT as of the Closing Date to be prepared in accordance with Section 2.6.

      "Closing Date" -- the date and time as of which the Closing actually takes place.

      "Closing Net Working Capital Statement" -- the closing net working capital statement of AMT as of the Closing Date to be prepared in accordance with
Section 2.6.

      "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Consolidated Income Taxes" -- with respect to a Person, taxes based on income (whether of such Person or another entity) if such Person owes such taxes as a member of a consolidated group that includes an entity that owns a controlling interest in such Person.

      "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

      (a) the sale of the Member Interest by Seller to Buyer;

      (b) the execution, delivery, and performance of the Amended and Restated Limited Liability Company Agreement, the Assignment and the Supply Agreements;

      (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

      (d) Buyer's acquisition and ownership of the Member Interest.

      "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Contribution" -- as defined in Section 3.1(c).

      "Contribution Agreement" -- as defined in Recital B.

      "Credit Agreement" -- the Loan and Security Agreement dated as of July 9, 1999, by and between Aldila Golf Corp. and Foothill, and all agreements executed pursuant thereto.

      "Damages" -- with respect to any indemnified party: (i) any direct loss, liability, claim, damage, Tax, cost, fine, penalty, expense (including costs of investigation and defense and reasonable attorneys fees) or (ii) any diminution in the value of the Member Interest (or other membership interests in AMT of such indemnified party) which shall be deemed equal to the amount of relevant indemnification claim(s)), in the case of either subsection (i) or (ii) hereof whether or not involving a third party claim. For the purpose of calculating any diminution in the value of the Member Interest (or other membership interests in AMT of an indemnified party) of an indemnified party, the following principles shall apply: (a) such diminution shall be deemed to include any amounts that both have been or will be contributed by the indemnified party to AMT to provide sufficient funds to AMT to pay any amount which constitutes Damages within the meaning of subsection (i) of this definition; (b) such diminution shall be deemed to include the application by AMT to the payment of an amount which constitutes Damages within subsection (i) above of all or any portion of the $500,000 payment made to AMT by an indemnified party pursuant to Section 2.2(b) of the Amended and Restated Limited Liability Company Agreement; (c) such diminution shall be deemed to include the application by AMT to the payment of an amount which constitutes Damages within subsection (i) above of all or any portion of payments made to AMT by an indemnified party pursuant to Section 2.2(c) of the Amended and Restated Limited Liability Company Agreement or pursuant to Section 3(a) of the SGL Supply Agreement or the Aldila Supply Agreement, as the case may be, but only to the extent of the portion of such payments made in excess of [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]; and (d) notwithstanding subsection (a) above and except to the extent otherwise set forth in subsections
(b) and (c) above, such diminution shall not include the application by AMT to the payment of an amount which constitutes Damages within subsection (i) above of all or any portion of all other amounts required to be paid to AMT by an indemnified party pursuant to the Amended and Restated Limited Liability Company Agreement, the SGL Supply Agreement or the Aldila Supply Agreement, as the case may be.

      "Disclosure Schedules" -- the Disclosure Schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement, as may be amended or supplemented pursuant to the terms hereof.

      "Encumbrance" -- any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, in all events excluding Permitted Encumbrances.

      "Environment" -- soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

      "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

      (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

      (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

      (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any governmental body or any other Person) and for any natural resource damages; or

      (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

      The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

      "Environmental Law" -- any Legal Requirement that requires or relates to:

      (a) advising appropriate authorities, employees, and the public of (i) intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and (ii) the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

      (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

      (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

      (d) protecting resources or species;

      (e) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

      (f) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

      (g) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, as amended and regulations and rules issued pursuant to that Act or any successor law.

      "Excluded Assets" -- the assets identified on Part 1.1 of the Disclosure Schedules.

      "Facilities" -- (i) any real property, leaseholds, or other interests in real property currently or formerly owned, operated or used by the AMT Predecessor or its predecessors, (ii) any buildings, plants or structures currently or formerly owned, operated or used by the AMT Predecessor or its predecessors and (iii) equipment (including motor vehicles and rolling stock) currently owned, operated or used by the AMT Predecessor.

      "Foothill" - Foothill Capital Corporation, a California corporation.

      "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

      "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement.

      "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that materially increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or AMT.

      "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

      "Indebtedness" -- shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of property or services, other than accounts payable and accrued expenses incurred in the ordinary course of business, (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under any financing leases, (d) all obligations in respect of banker's acceptances, (e) all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent or otherwise, to be secured by) any lien on any property owned by any person or entity even though such person or entity has not assumed or otherwise become liable for the payment thereof, other than Permitted Encumbrances (f) all obligations under conditional sale or other title retention agreements relating to property or assets acquired by such person or entity and (g) any guarantee, reimbursement, counterindemnity or similar obligation pursuant to which any person or entity guarantees, or in effect guarantees, any indebtedness, liability, obligation, lease, dividend, or other obligation of any other person or entity in any manner.

      "Intellectual Property Assets" -- as defined in Section 3.22.

      "Interim Balance Sheet" -- the unaudited balance sheet of AMT Predecessor as at August 31, 1999.

      "IRC" -- the Internal Revenue Code of 1986 or any successor law, as amended, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "Knowledge" -- a Person will be deemed to have "Knowledge" of a particular fact or other matter if such Person (or, in the case of Seller, Gary T. Barbera, Robert Cierzan or Steve Russell) is actually aware of such fact or other matter.

      "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

      "Member Interest" -- a 50% member interest in AMT.

      "Net Working Capital" -- all of AMT's PAN precursor inventory (reduced by any credits granted by PAN precursor suppliers prior to Closing that apply to unconsumed PAN precursor) and sizing and ammonium bicarbonate inventory plus certain other assets consisting of prepaid spare parts as of the Closing, reduced by AMT's Accounts Payable and Accrued Expenses, each as determined and valued as of the Closing in accordance with Section 2.6.

      "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

      "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator.

      "Organizational Documents" -- (a) the articles or certificate of incorporation, the bylaws and any stockholder's agreement of a corporation; (b) the limited liability company agreement, the Contribution Agreement (in the case of AMT only) and any certificate or articles of formation or organization of a limited liability company; and (c) any amendment to any of the foregoing.

      "Original Limited Liability Company Agreement" -- the Limited Liability Company Agreement entered into by Seller dated August 19, 1999, providing for the formation and capitalization of AMT.

      "Permitted Encumbrances" -- all of the following: (a) security interests incurred in connection with the purchase of personal property after the date of the Balance Sheet (such security interests being limited to the property so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) has occurred, (b) liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of good-faith protests, (c) the interests of lessors under operating leases, (d) purchase money liens as long as each such lien only attaches to the asset purchased and only secures the purchase price of the asset, (e) liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, (f) utilities liens, and (g) with respect to any real property, easements, rights of way, zoning, building use restrictions, exceptions, variances, reservations, limitations and similar covenants and restrictions (including any liens held or restrictions imposed, as a matter of course, by any governmental authority that was the seller of any such real property), to the extent such covenants and restrictions do not materially impair the value of the property and do not materially interfere with the current use or occupancy of the underlying real property in the ordinary course of business.

      "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

      "Plan" -- as defined in Section 3.13.

      "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

      "Purchase Price" -- $7,000,000, as adjusted by the Adjustment Amount determined in accordance Section 2.5 and Section 2.6.

      "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

      "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, member, manager or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "Securities Act" -- the Securities Act of 1933 or any successor law, as amended, and regulations and rules issued pursuant to that Act or any successor law.

      "Seller" -- Aldila Materials Technology Corp., a Delaware corporation.

      "Seller Parent" -- Aldila, Inc., a Delaware corporation.

      "SGL Supply Agreement" -- the supply agreement to be entered into between AMT and Buyer, substantially in the form of Exhibit D attached hereto.

      "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests representing 50.1% or more of the equity ownership interests or having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of AMT.

      "Taxes" -- with respect to a Person, any federal, state, local, foreign or other income, alternative minimum, accumulated earnings, franchise, capital, profits, gross receipts, value added, sales, use, goods and services, excise, transfer, conveyance, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers compensation, payroll, withholding, estimated or other similar taxes, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon, in each case excluding Consolidated Income Taxes.

      "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a reasonable Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                    ARTICLE 2
                  SALE AND TRANSFER OF MEMBER INTEREST; CLOSING

      Section 2.1 Sale of Member Interest

      Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Member Interest to Buyer, and Buyer will purchase the Member Interest from Seller. It is agreed that in accordance with federal and state income tax provisions, the purchase of the Member Interest in AMT, a single-member LLC prior to the date hereof, shall be treated as a deemed sale and purchase of a 50% undivided interest in the assets of AMT for an amount equal to the Purchase Price plus one-half of AMT's liabilities as of the time immediately following the closing.

      Section 2.2 Purchase Price

      The Purchase Price for the Member Interest shall be paid by Buyer to Seller at the Closing in immediately available funds. The Purchase Price shall be subject to adjustment after Closing pursuant to Section 2.5 and Section 2.6.

      Section 2.3 Closing

      The Closing will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, 350 South Grand Avenue, 32nd Floor, Los Angeles, California, at 10:00 a.m. on a date no later than five (5) Business Days after the satisfaction or waiver of all conditions to closing set forth in Sections 6 and 7 hereof (except to the extent that the satisfaction of such closing conditions must occur at the Closing) or such other date as the parties mutually agree.

      Section 2.4 Closing Obligations

      At the Closing:

      (a)   Seller will deliver to Buyer:

            (i)   the Assignment;

            (ii) the Amended and Restated Limited Liability Company Agreement executed by Seller, Seller Parent and the managers appointed by Seller;

            (iii) the Aldila Supply Agreement, executed by AMT and Aldila Golf
                  Corp.; and

            (iv) all closing deliveries required to satisfy the conditions precedent to Buyer's obligation to close which are set forth in Article 6 hereof.

      (b)   Buyer will deliver to Seller:

            (i) the Purchase Price by wire transfer to an account specified by Seller;

            (ii) the Amended and Restated Limited Liability Company Agreement, executed by Buyer, Buyer Parent and the managers appointed by Buyer;

            (iii) the SGL Supply Agreement, executed by AMT and Buyer; and

            (iv) all closing deliveries required to satisfy the conditions precedent to Seller's obligations to close which are set forth in Article 7 hereof.

      Section 2.5 Adjustment Amount

      The "Adjustment Amount" will be the total of (a) 50% of any payments made by Seller or AMT Predecessor prior to the Closing for the purchase of a dust collection system to be used by AMT (the "DCS Payment") plus or minus
(b) the percentage stipulated below of the amount by which AMT's Net Working Capital as of the Closing differs from 258,000. If AMT's Net Working Capital as of the Closing is greater than 258,000, the Purchase Price shall be increased by the DCS Payment plus 50% of the amount of such difference. If AMT's Net Working Capital as of the Closing is less than 258,000, the Purchase Price shall be increased by the DCS payment but decreased by 50% of the amount of such difference.

      Section 2.6 Adjustment Procedure

      (a) AMT will prepare the Closing Balance Sheet, which shall include a computation of AMT's consolidated members' equity as of the Closing, and the Closing Net Working Capital Statement, which shall include a computation of AMT's Net Working Capital as of the Closing for the purposes of determining the Adjustment Amount. AMT shall also prepare a statement which sets forth (after giving effect to Buyer's purchase of the Member Interest) (i) a good faith estimate of the tax basis of AMT's assets as of the Closing, it being agreed that Buyer's share of the aggregate adjusted tax basis of AMT's assets as of the Closing shall, to the extent legally permissible, equal the Purchase Price plus 50% of AMT's liabilities and that AMT has no IRC Section 197 Intangibles (i.e., all of AMT's assets are Classes I through III as defined in Treas. Reg. ss. 1.338(b)-2T) (the parties also agree that they will allocate the Purchase Price pursuant to the terms of IRC ss. 1060 and that they will report such allocation in such manner on their own tax returns consistently therewith), and (ii) the "Capital Accounts" of the "Members" as of the "Effective Date" (as such terms are defined in the Amended and Restated Limited Liability Company Agreement). The Closing Accounting Statements shall be prepared in accordance with

GAAP. For the purposes of determining AMT's inventory levels as of the Closing, the parties shall cause a full inventory of AMT's inventory to be taken as of the Closing Date and shall use the inventory practices and valuation principles described in Exhibit E attached hereto, with the results of such inventory submitted for use in connection with the preparation of the Closing Accounting Statements.

      (b) AMT will deliver the Closing Accounting Statements to Buyer and Seller within 60 days after the Closing Date. If within 30 days following delivery of the Closing Accounting Statements to Buyer, Buyer has not given Seller notice of its objection to the Closing Accounting Statements (such notice must contain a statement setting forth in reasonable detail the basis of Buyer's objection), then the Closing Accounting Statements shall be deemed accepted by the parties and the Closing Net Working Capital Statement will be used in computing the Adjustment Amount. If Buyer gives such notice of objection to Seller within the time required and Buyer and Seller cannot resolve the issues set forth in the Buyer's notice of objection within 15 Business Days after Buyer's delivery of such notice, then the remaining issues in dispute will be submitted to an independent nationally recognized accounting firm other than Deloitte & Touche LLP or KPMG Peat Marwick, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its independent public accountants, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) AMT shall bear the fees of the Accountants for such determination.

      (c) On or before the tenth Business Day following the final determination of the Adjustment Amount, if the Purchase Price is less than $7,000,000, Seller will pay the amount required to Buyer pursuant to Section 2.5, or, if the Purchase Price is greater than $7,000,000, Buyer will pay the amount required to Seller pursuant to Section 2.5. Any such payment will be made together with simple interest at 8% beginning on the Closing Date and ending on the date of payment. Payment must be made in immediately available funds by wire transfer to such bank account as the receiving party shall specify.

                                    ARTICLE 3
                     SELLER'S REPRESENTATIONS AND WARRANTIES

      Seller and Seller Parent, jointly and severally, hereby represent and warrant to Buyer as follows:

      Section 3.1 Organization and Good Standing

      (a) Part 3.1(a) of the Disclosure Schedules contains a complete and accurate list for AMT of its name, its legal form, its jurisdiction of incorporation or formation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each member or stockholder and the percentage of equity interest held by each). AMT is a limited liability company, duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full limited liability company power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations hereunder and under Applicable Contracts.

      (b) Attached hereto as Part 3.1(b) of the Disclosure Schedules are copies of the Organizational Documents of AMT and each of its predecessors, as currently in effect or were in effect immediately prior to the transactions described in Section 3.1(c).

      (c) On August 23, 1999, Building Corp. merged with and into Seller in a merger pursuant to which Seller was the surviving entity which acquired all of the rights, title and interest in and to all of the assets and liabilities of Building Corp. and Seller. On August 19, 1999, Seller formed AMT by filing a Certificate of Formation with the Delaware Secretary of State. On September 1, 1999, Seller contributed to AMT all of the rights, title and interest in and to all of the assets and liabilities of the AMT Predecessor on such date (including all of the assets and liabilities appearing on the Interim Balance Sheet, other than the inventory items sold and receivables paid in the ordinary course of business since such date), but excluding the Excluded Assets (such contribution to be referred to in this Agreement as the "Contribution") in accordance with the terms and conditions of the Original Limited Liability Company Agreement and the Contribution Agreement. There is no other holder of a member interest in AMT other than the Seller.

      (d) There are no documents, agreements, certificates, instruments or understandings (written or verbal) between Seller and AMT relating to the formation or capitalization of AMT other than those which are identified on Part 3.1(b) or Part 3.17 of the Disclosure Schedules, complete and accurate copies of which have been provided to the Buyer.

      Section 3.2 Authority; No Conflict

      (a) This Agreement constitutes the legal, valid, and binding obligation of Seller and Seller Parent, enforceable against Seller and Seller Parent in accordance with its terms. Upon the execution and delivery by Seller and/or the Seller Parent of the Amended and Restated Limited Liability Company Agreement, the Assignment and all other documents or agreements required of Seller and/or the Seller Parent hereunder and the execution and delivery of the Aldila Supply Agreement by Aldila Golf Corp. (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller and/or Seller Parent or Aldila Golf Corp., as the case may be, enforceable against Seller and/or the Seller Parent or Aldila Golf Corp. in accordance with their respective terms. Seller, Seller Parent and Aldila Golf Corp. each has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents to which it is a party.

      (b) Except as set forth in Part 3.2 of the Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

            (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Seller Parent, Seller or of AMT Predecessor, or (B) any resolution adopted by the board of directors (or similar governing body) or the stockholders or members of Seller Parent, Seller or of AMT Predecessor;

            (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller Parent, Seller or AMT Predecessor, or any of the assets owned or used by Seller or AMT Predecessor, may be subject;

            (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, in each case in any material respect, any Governmental Authorization that is held by Seller Parent, Seller or AMT Predecessor or that otherwise relates to the business of, or any of the assets owned or used by, Seller Parent, Seller or AMT Predecessor;

            (iv) cause AMT to become subject to, or to become liable for the payment of, any Tax (and Seller will pay or cause to be paid all income tax on any gain recognized by it in connection with the purchase of the Member Interest by Buyer as provided for herein);

            (v) cause any of the assets owned by AMT Predecessor to be reassessed or revalued by any taxing authority or other governmental body (other than with respect to tax basis adjustments);

            (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, in each case in any material respect; or

            (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by AMT in any material respect.

      Except as set forth in Part 3.2 of the Disclosure Schedules, AMT Predecessor will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      Section 3.3 Capitalization

      (a) The equity ownership interests of AMT consist solely of one class of member interests described in the Original Limited Liability Company Agreement, a complete and accurate copy of which (with all amendments thereto) is attached to Part 3.1(b) of the Disclosure Schedules. All of the outstanding member interests of AMT are held by the Seller, free and clear of all Encumbrances, other than security interests in favor of Foothill pursuant to the Credit Agreement. The Member Interest is a 50% member interest in AMT and will be transferred to Buyer free and clear of all Encumbrances (other than the restrictions placed on member interests generally in the Amended and Restated Limited Liability Company Agreement and restrictions imposed by federal securities laws).

      (b) All of AMT's outstanding member interests have been duly authorized and validly issued and are fully paid and non-assessable. There are no Contracts relating to the issuance, sale or transfer of any member interests of AMT (other than this Agreement and with respect to security interests in favor of Foothill). None of the outstanding member interests of AMT was issued in violation of the Securities Act or any other Legal Requirement. AMT does not own, or have any Contract to acquire, any equity ownership interest or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      Section 3.4 Financial Statements

      Seller has delivered to Buyer: (a) balance sheets of the AMT Predecessor as at December 31 of each of the years 1997 and 1998, and the related statements of income for each of the fiscal years then ended and (b) the Interim Balance Sheet and the related statements of income for the period then ended. Such financial statements fairly present the financial condition and the results of operations of the AMT Predecessor as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the Interim Balance Sheet, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person would be required by GAAP to be included in AMT Predecessor's financial statements if AMT Predecessor was audited on a stand-alone basis.

      Section 3.5 Books and Records

      The books of account, minute books, stock record books, and other records of AMT and each AMT Predecessor, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of AMT and each

AMT Predecessor contain accurate and complete records of all meetings held of, and corporate or limited liability company action taken by, the stockholders, the Boards of Directors (or similar governing body), and committees of the Boards of Directors (or similar governing body) of AMT and each AMT Predecessor, and no meeting of any such stockholders, Board of Directors (or similar governing body), or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of AMT.

      Section 3.6 Title to Properties; Encumbrances

      Part 3.6 of the Disclosure Schedules contains a complete and accurate list of all Facilities (excluding equipment currently owned, operated or used by the AMT Predecessor and any real property that AMT or any AMT Predecessor did not lease), with the exception of the Excluded Assets. The AMT Predecessor owns good and marketable title (subject to Permitted Encumbrances) to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities currently owned or operated by the AMT Predecessor or reflected as owned in the books and records of the AMT Predecessor, including all of the properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Part
3.6 of the Disclosure Schedules and personal property sold or disposed of since the date of the Interim Balance Sheet, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by the AMT Predecessor since the date of the Interim Balance Sheet (except for personal property acquired and sold or disposed of since the date of the Interim Balance Sheet in the ordinary course of business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments), if material, are listed in Part 3.6 of the Disclosure Schedules. The AMT Predecessor does not have any obligation to purchase, or owe any indebtedness on, any real property. All material properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances (other than Permitted Encumbrances). All buildings, plants, and structures owned by the AMT Predecessor lie wholly within the boundaries of the real property owned by the AMT Predecessor and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, except to the extent that any such condition would not have a material adverse effect on the AMT Predecessor.

      Section 3.7 Condition and Sufficiency of Assets

      Except as set forth on Part 3.7 of the Disclosure Schedules, the buildings, plants, structures, and equipment of the AMT Predecessor are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as set forth on Schedule 3.7, the building, plants, structures, and equipment of the AMT Predecessor are sufficient for the continued conduct of AMT's businesses immediately after the Closing in substantially the same manner as conducted by AMT Predecessor immediately prior to the Closing.

      Section 3.8 Accounts Receivable

      All Accounts Receivable (other than those representing sales to Affiliates of Buyer) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business (including sales to Affiliates of Seller). Unless paid prior to the Closing Date, the Accounts Receivable (other than those representing sales to Affiliates of Buyer) are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet or on the accounting records of AMT as of the Closing Date (which reserves are calculated consistent with past practice). There is no pending or threatened contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Schedules contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      Section 3.9 Inventory

      (a) All inventory of the AMT Predecessor consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet or on the accounting records of AMT as of the Closing Date, as the case may be. The value (excluding the Excluded Assets) of the inventory of the AMT Predecessor reported on the Balance Sheet and the Interim Balance Sheet does not include any amount for consigned inventory owned by a third party or for any inventory for which AMT Predecessor is serving as bailee. All such inventories not written off have been priced at the lower of cost (on a first in, first out basis) or market.

      (b) AMT Predecessor serves as the consignee or bailee of consigned inventory owned by parties unrelated to the AMT Predecessor in the amounts, of the types and pursuant to the relationships described on Part 3.9(b) of the Disclosure Schedules. Except as disclosed on Part 3.9(b) of the Disclosure Schedules, the AMT Predecessor does not itself own any consigned inventory or inventory subject to a bailment relationship being held by any third party off the premises of the AMT Predecessor.

      Section 3.10 No Indebtedness. AMT will not have any Indebtedness as of the Closing Date. AMT will not have any obligations or liabilities (including any Accounts Payable) to Seller or to any Affiliate of Seller as of the Closing Date.

      Section 3.11 Taxes

      (a) AMT and the AMT Predecessors have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them. Seller has made available to Buyer copies of all such Tax Returns relating to franchise taxes solely of the AMT Predecessors filed since December 31, 1995. The AMT Predecessors have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the AMT Predecessors, except such Taxes, if any, as are listed in
Part 3.11 of the Disclosure Schedules and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

      (b) AMT Predecessor has not filed any income Tax Returns relating solely to the Taxes of AMT Predecessor other than those Tax Returns listed in Part 3.11 of the Disclosure Schedules. No such Tax Returns have been subject to an audit. Except as described in Part 3.11 of the Disclosure Schedules, no AMT Predecessor has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any AMT Predecessor or for which any AMT Predecessor may be liable which such requests are currently outstanding.

      (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each AMT Predecessor are adequate (determined in accordance with GAAP) and are at least equal to that AMT Predecessor's liability for Taxes. There exists no proposed tax assessment against any AMT Predecessor except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Schedules. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any AMT Predecessor. All Taxes that any AMT Predecessor is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other Person, in each case unless immaterial individually or in the aggregate.

      (d) All Tax Returns filed by (or that include on a consolidated basis) any AMT Predecessor are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by AMT after the date of this Agreement. No AMT Predecessor is, or within the five-year period preceding the Closing Date has been, a Subchapter "S" Corporation pursuant to the IRC.

      (e) Seller's good faith estimate of the adjusted tax basis of the assets of AMT as of August 31, 1999 is as set forth on Part 3.11, which estimate is based solely upon the Tax Returns and the AMT Predecessor's books and records.

      (f) Each AMT Predecessor is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a material adverse effect on AMT.

      (g) All material elections with respect to Taxes affecting the AMT Predecessors as of the date of this Agreement which form the basis for the Tax Returns have been timely made.

      (h) AMT is not, and, at all times since its formation, has not been, taxable as a separate corporation under the IRC.

      Section 3.12 No Material Adverse Change

      Except as set forth on Part 3.12 of the Disclosure Schedules or the Interim Balance Sheet, since the date of the Balance Sheet, other than changes in general economic or industry conditions, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any AMT Predecessor, and no event has occurred or circumstance exists that may result in such a material adverse change.

      Section 3.13 Employee Benefits

      (a) Part 3.13 of the Disclosure Schedules sets forth, as of the date of this Agreement, a list of all material "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "welfare benefit plans" (as defined in
Section 3(1) of ERISA), and deferred compensation, bonus, incentive, severance, stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, and any other employee benefit plan, program, policy or arrangement covering employees (or former employees) of AMT that is either maintained by or contributed to by the Seller or Seller Parent or any of their subsidiaries or to which the Seller or Seller Parent or any of their subsidiaries is obligated to make payments or otherwise have any liability, in each case with respect to the employees of AMT (collectively, the "Plans") and each employment, severance, consulting or similar agreement currently in effect that has been entered into by the Seller or Seller Parent or other subsidiaries, on the one hand, and any employee of AMT, on the other hand (collectively, the "Employment Agreements").

      (b) No Plan is subject to Title IV of ERISA. No withdrawal liability has been incurred by or asserted against the Seller or AMT Predecessors with respect to any "multiemployer plan" within the meaning of Section 3(7) of ERISA. The Internal Revenue Service has issued a favorable determination letter for each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code. Each of the Plans has been administered, operated and funded in material compliance with its terms and in material compliance with all applicable Legal Requirements.

      (c) AMT does not have any retirement benefits obligations of any type to any current or former employee of AMT or any AMT Predecessor.

      (d) AMT or the AMT Predecessors have performed all of their respective material obligations under all Plans that are due and have made appropriate entries in their financial records and in the Balance Sheet and the Interim Balance Sheet for all obligations and liabilities under such Plans that have accrued but are not due. No statement, either written or oral, has been made by AMT or any AMT Predecessor to any Person with regard to any Plan that was not in accordance with the Plan to the extent that any such statement would have a material adverse economic consequence to AMT. AMT does not and will not have any liability to the IRS with respect to any Plan to the extent that any such liability related to the administration of any Plan prior to the Closing Date. No Plan is underfunded in accordance with its terms and no accumulated funding deficiency, whether or not waived, exists with respect to any Plan and no event has occurred or circumstance exists that may result in an accumulated funding deficiency with respect to any such Plan. AMT shall not have any accrued funding obligations to any Plan that are not set forth on the Interim Balance Sheet (except for immaterial obligations which normally occur monthly and have been so incurred since the period covered by the Interim Balance Sheet). AMT does not have any liability with respect to the administration or funding of any employee benefit plan which was maintained by any Person other than an AMT Predecessor.

      Section 3.14 Compliance with Legal Requirements; Governmental
Authorizations

      (a) Except as set forth in Part 3.14 of the Disclosure Schedules:

            (i) each AMT Predecessor is, and at all times since January 1, 1996 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

            (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) could reasonably be expected to constitute or result in a material violation by any AMT Predecessor of, or a material failure on the part of any AMT Predecessor to comply with, any Legal Requirement, or
                  (B) could reasonably be expected to give rise to any material obligation on the part of any AMT Predecessor to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (iii) AMT Predecessor has not received, at any time since January 1,
                  1996, any notice or other communication (whether oral or written) from any governmental body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential material obligation on the part of any AMT Predecessor to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      (b) Part 3.14 of the Disclosure Schedules contains a complete and accurate list of each material Governmental Authorization that is held by any AMT Predecessor or that otherwise relates to the business of, or to any of the assets owned or used by, any AMT Predecessor. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedules is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Schedules:

            (i) each AMT Predecessor is, and at all times since January 1, 1996 has been, in material compliance with all of the terms and requirements of each

                  Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Schedules;

            (ii) no event has occurred or circumstance exists that could reasonably be expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedules, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any Governmental Authorization listed or required to be listed in
                  Part 3.14 of the Disclosure Schedules;

            (iii) neither Seller nor any AMT Predecessor has received, at any time since January 1, 1996, any notice or other communication (whether oral or written) from any governmental body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedules, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedules; and

            (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Schedules have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Governmental Authorizations listed in Part 3.14 of the Disclosure Schedules collectively constitute all of the Governmental Authorizations necessary for AMT Predecessors to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the AMT Predecessors to own and use their assets in the manner in which they currently own and use such assets, except for any failures that are immaterial individually or in the aggregate.

      (c) Except as described on Part 3.14 of the Disclosure Schedules, neither Seller, Seller Parent, AMT, AMT Predecessor nor any of their Affiliates have been subpoenaed in connection with, or is providing information to a governmental agency in cooperation with, or to its Knowledge is the target of, any investigation by the Federal Trade Commission, the Department of Justice or any third party for any alleged failure to comply with anti-trust or anti-competitive laws of any jurisdiction with respect to the market for PAN-based carbon fiber and graphite prepreg.

      Section 3.15 Legal Proceedings; Orders

      (a) Except as set forth in Part 3.15 of the Disclosure Schedules, there is no pending Proceeding:

                  (i) that has been commenced by or against Seller or any AMT Predecessor or that otherwise relates to or could reasonably be expected to materially affect the business of, or any of the assets owned or used by, any AMT Predecessor; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      To the Knowledge of Seller, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. None of the Proceedings listed in Part 3.15 of the Disclosure Schedules could reasonably be expected to have a material adverse effect on the business, operations, assets, condition, or prospects of any AMT Predecessor.

      (b) Except as set forth in Part 3.15 of the Disclosure Schedules:

                  (i) the AMT Predecessors are not subject to any Order that relates to the business of, or any of the assets owned or used by, any AMT Predecessor; and

                  (ii) to the Knowledge of Seller, no officer, director, agent, or employee of any AMT Predecessor is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any AMT Predecessor.

      (c) Except as set forth in Part 3.15 of the Disclosure Schedules:

                  (i) each AMT Predecessor is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that could reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any AMT Predecessor, or any of the assets owned or used by any AMT Predecessor, is subject; and

                  (iii) neither Seller nor any AMT Predecessor has received, at any time since January 1, 1996, any notice or other communication (whether oral or written) from any governmental body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any AMT Predecessor, or any of the assets owned or used by any AMT Predecessor, is or has been subject.

      Section 3.16 Absence of Certain Changes and Events

      Except as set forth in Part 3.16 of the Disclosure Schedules or the Interim Balance Sheet or as described in the Recitals, since the date of the Balance Sheet, the AMT Predecessors have conducted their businesses only in the ordinary course of business and there has not been any:

      (a) change in any AMT Predecessor's authorized or issued capital stock or authorized or outstanding equity ownership interests; grant of any stock option or right to purchase equity ownership interests of any AMT Predecessor; issuance of any security convertible into such capital stock or equity ownership interests; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any AMT Predecessor of any Member Interest of any such capital stock or other equity ownership interests; or declaration or payment of any dividend or other distribution or payment in respect of Member Interest of capital stock or other equity ownership interests;

      (b) amendment to the Organizational Documents of any of AMT Predecessor;

      (c) payment or increase by any AMT Predecessor of any bonuses, salaries, or other compensation to any stockholder, member, or (except in the ordinary course of business) manager, director, officer, employee, entry into any employment, severance, consulting, or similar Contract that is not terminable at will by any AMT Predecessor upon reasonable notice without payment of any amount in excess of salary or wages earned through the date of termination or entry into any Contract providing for the payment of severance with any director, officer, member, manager or employee;

      (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees, of any AMT Predecessor;

      (e) damage to or destruction or loss of any asset or property of any AMT Predecessor, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the AMT Predecessors;

      (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) as of the date of this Agreement, any Contract or transaction involving a total remaining commitment by or to any AMT Predecessor of at least $50,000;

      (g) other than the Contemplated Transactions, sale (other than sales of inventory in the ordinary course of business), lease, or other disposition (except in the ordinary course) of any asset or property of any AMT Predecessor or, other than Permitted Encumbrances, mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any AMT Predecessor, including the sale, lease, or other disposition of any of the Intellectual Property Assets (other security interests granted to Foothill under the Credit Agreement);

      (h) cancellation or waiver of any claims or rights with a value to any AMT Predecessor in excess of $50,000;

      (i) material change in the accounting methods used by any AMT Predecessor; or

      (j) agreement, whether oral or written, by any AMT Predecessor to do any of the foregoing.

      Section 3.17 Contracts; No Defaults

      (a) Part 3.17(a) of the Disclosure Schedules contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

            (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more AMT Predecessors of an amount in excess of $50,000;

            (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more AMT Predecessors of an amount in excess of $50,000;

            (iii) each Applicable Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of one or more AMT Predecessors in excess of $50,000;

            (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having aggregate payments of less than $50,000 and with terms of less than one year);

            (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non- disclosure of any of the Intellectual Property Assets;

            (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

            (vii) each joint venture, partnership, and other Applicable Contract
                  (however named) involving a sharing of profits, losses, costs, or liabilities by any AMT Predecessor with any other Person;

            (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any AMT Predecessor or limit the freedom of any AMT Predecessor to engage in any line of business or to compete with any Person;

            (ix) each power of attorney that is currently effective and outstanding;

            (x) each Applicable Contract for capital expenditures in excess of $25,000;

            (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any AMT Predecessor other than in the ordinary course of business; and

            (xii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

      (b) Except as set forth in Part 3.17(b) of the Disclosure Schedules:

            (i) Except as contemplated by Section 3.22(b), Seller does not have nor may it acquire any rights under any material Contract that relates to the business of, or any of the assets owned or used by any AMT Predecessor; and

            (ii) to the Knowledge of Seller, no officer, director, agent, employee, consultant, manager, member or contractor of any AMT Predecessor is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, manager, member or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any AMT Predecessor, or (B) assign to any AMT Predecessor or to any other Person any rights to any invention, improvement, or discovery.

      (c) Except as set forth in Part 3.17(c) of the Disclosure Schedules, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Schedules is in full force and effect and is valid and enforceable in accordance with its terms.

      (d) Except as set forth in Part 3.17(d) of the Disclosure Schedules:

            (i) each AMT Predecessor is in compliance with all applicable terms and requirements of each Contract under which such AMT Predecessor has any obligation or liability or by which such AMT Predecessor or any of the assets owned or used by such AMT Predecessor is bound, except to the extent that failure to be in compliance would not have a material adverse effect on the business, operations or financial condition of the AMT Predecessors;

            (ii) to the Knowledge of Seller, each other Person that has or had any obligation or liability under any Contract under which any AMT Predecessor has or had any rights is in compliance with all applicable terms and requirements of such Contract, except to the extent that such Person's failure to be in compliance would not have a material adverse effect on the business, operations or financial condition of the AMT Predecessors;

            (iii) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or any AMT Predecessor or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; and

            (iv) no AMT Predecessor has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract.

      (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any AMT Predecessor under current or completed Contracts with any Person and, to the Knowledge of Seller, no such Person has made written demand for such renegotiation.

      (f) As of the Closing, there shall be no Event of Default (as defined in the Credit Agreement) under the Credit Agreement, as may be amended in connection with the Closing.

      Section 3.18 Insurance

      (a)   Seller has delivered to Buyer:

            (i) true and complete copies of all policies of insurance to which any AMT Predecessor is a party or under which any AMT Predecessor, or any director, member or manager of any AMT Predecessor is covered, which were obtained by or for the benefit of any AMT Predecessor, all of which are listed on
                  Part 3.18 of the Disclosure Schedules;

            (ii) true and complete copies of all pending applications for policies of insurance; and

            (iii) any statement by the auditor of any AMT Predecessor's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Part 3.18(b) of the Disclosure Schedules describes any self-insurance arrangement by or affecting any AMT Predecessor, including any reserves established thereunder.

         (c) Part 3.18(c) of the Disclosure Schedules sets forth, by year, for the current policy year and each of the 3 preceding policy years:

            (i) a summary of the loss experience under each policy relating to AMT Predecessors only;

            (ii) a statement describing each claim relating to AMT Predecessors only under an insurance policy for an amount in excess of $5,000, which sets forth:

                  (A)   the name of the claimant;

                  (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                  (C)   the amount and a brief description of the claim; and

            (iii) a statement describing the loss experience for all claims relating to AMT Predecessors only that were self-insured, including the number and aggregate cost of such claims.

      (d) Except as set forth on Part 3.18(d) of the Disclosure Schedules:

            (i) All policies to which any AMT Predecessor is a party or that provide coverage to any AMT Predecessor, or, to the extent that any AMT Predecessor pays the premium therefor, coverage to any director, member or manager or officer of an AMT
                  Predecessor:

                  (A)   are valid, outstanding, and enforceable;

                  (B) are issued by an insurer that is financially sound and reputable;

                  (C) taken together, provide reasonable insurance coverage for the assets and the operations of the AMT Predecessors for all customarily insurable risks to which the AMT Predecessors are normally exposed;

                  (D) are sufficient for compliance with all Legal Requirements and Contracts to which any AMT Predecessor is a party or by which any of them is bound;

                  (E) will not be terminated by the consummation of the Contemplated Transactions; and

                  (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any AMT Predecessor.

            (ii) AMT Predecessor has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

            (iii) The AMT Predecessors have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any AMT Predecessor is a party or that provides coverage to any AMT Predecessor or director thereof.

            (iv) The AMT Predecessors have given notice to the insurer of all known claims that may be insured thereby.

      Section 3.19 Environmental Matters

      Except as set forth in Part 3.19 of the Disclosure Schedules:

      (a) Each AMT Predecessor is, and at all times has been, in material compliance with, and has not been and is not in material violation of or liable under, any Environmental Law.

      (b) Other than restrictions imposed by applicable Governmental Authorizations, there are no pending or, to the Knowledge of Seller, Threatened claims or liens resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any AMT Predecessor has or had an interest.

      (c) Neither Seller nor the AMT Predecessors expects, nor has any of them or, to Seller's Knowledge, any other Person for whose conduct the AMT Predecessor is or may be held responsible, received from any Person, any written citation, directive, inquiry, notice, Order, summons, warning, or other written communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential material violation or failure to materially comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any AMT Predecessor has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any AMT Predecessor or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

      (d) Neither AMT Predecessor, nor, to Seller's Knowledge, any other Person for whose conduct AMT Predecessor is or may be held responsible, has any material Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any AMT Predecessor (or any predecessors), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

      (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of Seller, at any geologically or hydrologically adjoining property, that are not stored and used in material compliance with all applicable Environmental Laws including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither AMT Predecessor nor, to the Knowledge of Seller, any other Person for whose conduct AMT Predecessor is or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any AMT Predecessor has or had an interest that has not been conducted in material compliance with all applicable Environmental Laws.

      (f) Except as permitted by Governmental Authorizations or in accordance with Environmental Laws, there has been no material Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from the Facilities or, to the Knowledge of Seller, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any AMT Predecessor has or had an interest, or to the Knowledge of Seller, any geologically or hydrologically adjoining property, whether by any AMT Predecessor or any other Person.

      (g) Seller has delivered to Buyer true and complete copies of any reports or environmental site assessments or audits possessed or initiated by Seller or any AMT Predecessor pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any AMT Predecessor, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws which were prepared since January 1, 1996.

      Section 3.20 Employees

      (a) Part 3.20 of the Disclosure Schedules contains a complete and accurate list of the following information for each employee of the AMT Predecessors, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any AMT Predecessor's benefits plans.

      (b) To Seller's Knowledge, no employee, director, member or manager of any AMT Predecessor is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, director or officer of the AMT

Predecessors, or (ii) the ability of any AMT Predecessor to conduct its business, including any Proprietary Rights Agreement with Seller or the AMT Predecessors by any such employee, director or officer. To Seller's Knowledge, no director, officer or other key employee of any AMT Predecessor intends to terminate his employment with such AMT Predecessor.

      (c) Part 3.20 of the Disclosure Schedules also contains a complete and accurate list of the following information for each retired employee or director of the AMT Predecessors, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

      Section 3.21 Labor Relations; Compliance

      No AMT Predecessor has been, is a party to or is bound by any collective bargaining or other labor Contract. There has not been since January 1, 1996, there is not presently pending or existing, and to Seller's Knowledge, there is not Threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any material Proceeding against or affecting any AMT Predecessor relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other material labor or employment dispute against or affecting any of the AMT Predecessors or their premises, or (iii) any application for certification of a collective bargaining agent. To the Knowledge of Seller, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any AMT Predecessor and no such action is contemplated by any AMT Predecessor. Each AMT Predecessor has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No AMT Predecessor is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      Section 3.22 Intellectual Property

      (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes the following, whether owned, used, or licensed by any AMT Predecessor as licensee or licensor.

            (i) AMT's name (but in no event the name "Aldila" or any formulations thereof other than "Aldila Materials Technology" and formulations thereof), all fictional business names, trade names, registered and unregistered trademarks and service marks and applications therefor (collectively, "Marks");

            (ii)  all patents and patent applications (collectively, "Patents");

            (iii) all registered copyrights in both published works and unpublished works (collectively, "Copyrights"); and

            (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, inventions and discoveries and blue prints (collectively, "Trade Secrets").

      (b) Agreements. Part 3.22(b) of the Disclosure Schedules contains a complete and accurate list of all Contracts that grant rights in or to the Intellectual Property Assets to which any AMT Predecessor is a party or by which any AMT Predecessor is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which an AMT Predecessor is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

      (c) Know-How Necessary for the Business

            (i) The Intellectual Property Assets are all those necessary for the operation of the AMT Predecessors' businesses as they are currently conducted or as currently proposed to be conducted. Except as set forth on Part 3.22(c) of the Disclosure Schedules, AMT has the right to use without payment to a third party all of the Intellectual Property Assets (excluding Trade Secrets which are in the public domain or are generally known in the applicable industry). Except as set forth in Part 3.22(c) of the Disclosure Schedules, none of the Intellectual Property Assets owned by any AMT Predecessor is subject to expiration.

            (ii) Except as set forth in Part 3.22(c) of the Disclosure Schedules, all former and current employees of each AMT Predecessor have executed written Contracts with Seller or one or more of the AMT Predecessors or their Affiliates that assign to one or more of the AMT Predecessors or their Affiliates all rights of such employees to any Trade Secrets relating to the business of any AMT Predecessor. To the extent that any such Contracts relate to employees of AMT, all of Seller's rights under such Contracts have been assigned to AMT pursuant to the Contribution Agreement. To Seller's Knowledge, no employee of any AMT Predecessor has entered into any Contract that prohibits in any way any work in which the employee is engaged at AMT Predecessor or requires the employee to transfer, assign, or disclose information concerning his work at AMT Predecessor to anyone other than one or more of the AMT Predecessors.

      (d) Trademarks; Patents; Copyrights

      The AMT Predecessors do not own any registered Marks, Patents or any registered Copyrights. To Seller's Knowledge, none of the Marks used by any AMT Predecessor infringes or has been alleged in any written notice or other communication received by Seller to infringe any trade name, trademark or service mark of any third party.

      (e) Trade Secrets. The AMT Predecessors have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets (to the extent owned by them).

      Section 3.23 Disclosure

      No representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      Section 3.24 Relationships with Related Persons

      Other than as set forth in the Recitals, neither Seller nor any of its Affiliates has, or since January 1, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the AMT Predecessors' businesses that is not now owned or held exclusively by the AMT Predecessors, excluding any assets or inventory disposed of or sold in the ordinary course of business. Other than as set forth in the Recitals, neither Seller nor any of its Affiliates is, or since January 1, 1998 has owned (of record or as a beneficial owner) more than 10% of all outstanding equity interests in, a Person that has (i) had material business dealings or a material financial interest in any transaction with any AMT Predecessor (other than Aldila Golf Corp.'s purchases of carbon fiber from AMT Predecessor), or
(ii) engaged in competition with any AMT Predecessor with respect to any line of the products or services of such AMT Predecessor (a "Competing Business") in any market presently served by such AMT Predecessor. Neither Seller nor any of its Affiliates will have any claim, right or cause of action against AMT as of the Closing Date.

      Section 3.25 Brokers or Finders

      Neither Seller, the AMT Predecessors nor their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment or obligation in connection with this Agreement.

      Section 3.26 Millennium Compliant Software.

            Part 3.26 of the Disclosure Schedules sets forth all computer software that is owned, licensed or leased by the AMT Predecessors (other than "off-the-shelf" software not modified in any material respect for AMT Predecessors), including all software used by the AMT Predecessors in connection with its information technology, manufacturing processes and facilities operations (collectively, the "Software"). The AMT Predecessors are the owners of all rights, title and interest in and to the Software that they own (as noted on Part 3.26 of the Disclosure Schedules) and have the right to use such Software under valid and effective licenses for the Software that they use but do not own. Except as disclosed on Part 3.26 of the Disclosure Schedules, the Software and all equipment used by the AMT Predecessors in the conduct of their businesses is "Millennium Compliant". For purposes of this Agreement, "Millennium Compliant" means:

      (a) the functions, calculations and other computing processes of the Software and such equipment (collectively, "Processes") perform in an accurate manner regardless of the date and time which the Processes are actually performed and regardless of the date being processed, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

      (b) the Software and such equipment accepts, stores, sorts, extracts, sequences, and otherwise manipulates date inputs and date values, and returns and displays date values, in an accurate manner regardless of the dates used, whether before, on or after January 1, 2000;

      (c) the Software and such equipment will function without interruptions caused by the date and time in which the Processes are actually performed or by the date input to the Software, whether before, on or after January 1, 2000;

      (d) the Software and such equipment accepts and responds to two-digit year and four-digit year date input in a manner that resolves any ambiguities as to the century; and

      (e) the Software or such equipment displays, prints and provides electronic output of date information in ways that are unambiguous as to the determination of the century.

      Part 3.26 indicates which Software has been tested to determine whether it is Millennium Compliant. AMT has notified Buyer of the results of all tests to date and will continue to promptly notify Buyer of the results of any tests or any claim or other information that indicates the Software or such equipment is not Millennium Compliant.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer and Buyer's Parent, jointly and severally represent and warrant to Seller as follows:

      Section 4.1 Organization and Good Standing

      Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Buyer is a wholly owned subsidiary of Buyer Parent, which itself is a wholly owned subsidiary of SGL Carbon AG, a company organized under the laws of Germany.

      Section 4.2 Authority; No Conflict

      (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer and Buyer Parent, enforceable against Buyer and Buyer Parent in accordance with its terms. Upon the execution and delivery by Buyer and Buyer Parent of the Amended and Restated Limited Liability Company Agreement and by Buyer of the SGL Supply Agreement and all other documents or agreements required to be executed and delivered by Buyer and/or Buyer Parent hereunder (the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid and binding obligations of Buyer or Buyer Parent, as the case may be, enforceable against Buyer or Buyer Parent in accordance with their respective terms to the extent that each is a party thereto. Buyer and Buyer Parent each has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents to which they are a party and to perform their obligations under such agreements.

      (b) Except as set forth in Part 4.2 of the Disclosure Schedules, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will, directly or indirectly (with or without notice or lapse of time):

            (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the Board of Directors or stockholders of Buyer;

            (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer or any of the assets owned or used by Buyer may be subject;

            (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by Buyer;

            (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any contract to which Buyer is a party; or

            (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by AMT.

      Except as set forth in Part 4.2 of the Disclosure Schedules, Buyer is not and will not be required to give any notice or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      Section 4.3 Investment Intent

      Buyer is acquiring the Member Interest for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Buyer understands that there are substantial restrictions on the transferability of the Member Interests under the provisions of this Agreement, the Amended and Restated Limited Liability Company Agreement and the Securities Act of 1933. Buyer's financial situation is such that Buyer can afford to bear the economic risk of holding the Member Interest for an indefinite period of time and suffer a complete loss of Buyer's investment in AMT. Buyer's knowledge and experience in financial and business matters are such that Buyer is capable of evaluating the merits and risks of Buyer's investment in the Member Interest, or Buyer has been advised by a representative possessing such knowledge and experience. Seller has provided Buyer with the opportunity to ask questions of, and to receive answers from, its representatives concerning AMT, Buyer's investment in AMT and the terms and conditions of the purchase of the Member Interest. No representations or warranties have been made to Buyer or Buyer's representatives concerning the Member Interest, AMT, its prospects or other matters except as set forth in this Agreement. Buyer Parent is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

      Section 4.4 Certain Proceedings

      There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or that relates to or could reasonably be expected to materially affect the business of, or any of the assets owned or used by, AMT. To Buyer's Knowledge, no such Proceeding has been threatened and no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

      Section 4.5 Brokers or Finders

      Neither Buyer nor its officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      Section 4.6 Financing.

      Buyer has available financing in an amount sufficient to consummate the Contemplated Transactions, including the payment of the Purchase Price.

      Section 4.7 Anti-Trust Issues.

      Neither Buyer nor any of its Affiliates has been subpoenaed in connection with, or is providing information to a governmental agency in cooperation with, or to its Knowledge is the target of, any investigation by the Federal Trade Commission, the Department of Justice or any third party for an alleged failure to comply with anti-trust or anti-competitive laws of any jurisdiction with respect to the markets for carbon fiber and graphite prepreg.

                                    ARTICLE 5
                         COVENANTS PRIOR TO CLOSING DATE

      Section 5.1 Access and Investigation

      Between the date of this Agreement and the Closing Date, Seller will cause AMT to: (a) afford Buyer and its Representatives full and free access to, at reasonable times and upon prior notice, the AMT Predecessors' personnel, properties, contracts, books and records, and other documents and data during normal business hours, (b) permit Buyer and its Representatives to make copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and its Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request. Buyer shall maintain the confidentiality of all confidential information received by Buyer in connection therewith.

      Section 5.2 Operation of the Businesses of the AMT Predecessors

      Between the date of this Agreement and the Closing Date, Seller will, and will cause AMT to:

      (a) conduct the business of AMT only in the ordinary course of business (including paying its liabilities, collecting its accounts receivable and applying funds received only to the furtherance of AMT's business, including the payment of any amounts owed by AMT to Seller or Seller's Affiliates);

      (b) use their commercially reasonable efforts to preserve intact the current business organization of AMT, keep available the services of the current officers, employees, and agents of AMT, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with AMT;

      (c) confer with Buyer concerning operational matters of AMT of a material nature; and

      (d) upon request, otherwise report periodically to Buyer concerning the status of the business, operations, and finances of AMT.

      Section 5.3 Negative Covenant

      Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause AMT not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is reasonably likely to occur.

      Section 5.4 Required Approvals

      As promptly as practicable after the date of this Agreement, each party will, and will cause the AMT Predecessors to, make all filings required by Legal Requirements to be made by them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, each party will, and will cause its Affiliates to, (a) cooperate with the other party with respect to all filings that such party elects to make or is required by Legal Requirements to make in connection with the transactions contemplated hereby, and (b) cooperate with the other party in obtaining all consents identified in Part 3.2 and Part 4.2 of the Disclosure Schedules. Anything herein to the contrary notwithstanding, neither Buyer nor Seller nor AMT Predecessor shall be required to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

      Section 5.5 Notification

      Between the date of this Agreement and the Closing Date, each party will promptly notify the other parties hereto in writing if the notifying party becomes aware of any fact or condition that causes or constitutes a material breach of any of such party's representations and warranties as of the date of this Agreement, or if the notifying party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, the notifying party will promptly deliver to the other parties hereto a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties hereto of the occurrence of any breach of any covenant of the notifying party in this Section 5.5 or of the occurrence of any event that may make the satisfaction of the conditions in Sections 6 or 7 impossible or unlikely.

      Section 5.6 No Indebtedness.

      Seller and AMT will make all necessary arrangements to assure that AMT has no Indebtedness as of the Closing Date and no obligations or liabilities (including Accounts Payable) to Seller or its Affiliates as of the Closing Date.

      Section 5.7 No Negotiation

      Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Seller will not, and will cause the AMT Predecessors and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the AMT Predecessors, or of any of the capital stock of the AMT Predecessors, or any merger, consolidation, business combination, or similar transaction involving the AMT Predecessors.

      Section 5.8 Best Efforts

      Between the date of this Agreement and the Closing Date, each party will use its reasonable best efforts to cause the conditions in Sections 6 and 7 to be satisfied which are within their control to pursue or obtain.

      Section 5.9 Capital Expenditures

      The Seller hereby represents and warrants that, prior to Closing, it will cause AMT to make all capital expenditures included within the capital expenditures budget set forth on Part 5.9 of the Disclosure Schedules in accordance with the timetable set forth in such budget.

      Section 5.10 Agreements/Commitments

      AMT hereby agrees that between the date hereof and the Closing Date it shall not: (a) enter into any supply agreements of longer than 1 year in duration or which provide for AMT's supply of goods or services at a price in excess of $1,000,000 without SGL's prior written consent; nor (b) enter into or make any long-term or other special employment agreements or arrangements with any of its employees without SGL's prior written consent.

      Section 5.11 Benefit Plans.

      (a) Seller hereby agrees to procure prior to the Closing Date a commitment from the Principal Group, or other administrator reasonably satisfactory to SGL, to establish on behalf of AMT for the benefit of AMT's employees who, on the Closing Date, are participants in the Aldila, Inc. 401(k) Savings Plan ("Aldila Plan Participants") a defined contribution plan ("AMT Investment Plan") to provide benefits which are substantially equivalent to the benefits provided to the Aldila Plan Participants under the Aldila, Inc.'s 401(k) Savings Plan. Seller shall pursue a favorable determination letter issued by the IRS that the AMT Investment Plan and related trust satisfy the requirements for qualification under Sections 401(a) and 401(k) of the Code, and as soon as practicable after the receipt by Seller of such determination letter, Seller Parent shall cause the trustee of the Aldila, Inc. 401(k) Savings Plan to transfer to the trust forming a part of the AMT Investment Plan cash (or with respect to participant loans granted prior to the Closing Date, if any, such loans and any promissory notes or other documents evidencing such loans), or other property or combination of cash and other property acceptable to Seller Parent and AMT, in an amount equal to the account balances of Aldila Plan Participants as of the most recent valuation date preceding the date of transfer (the "Valuation Date"), increased by any contributions due for periods prior to the Closing Date and not made as of the Valuation Date and reduced by any benefits paid during the period following such Valuation Date and prior to the date of such transfer.

      (b) Seller agrees to ensure as of the Closing Date that AMT shall have in place for the benefit of AMT's employees substantially equivalent employee benefit plans as currently provided by Seller or Seller Parent for such employees as listed in Part 3.13 of the Disclosure Schedules (with the exception of the 1999 Incentive Bonus Plan, the Aldila, Inc. 401(k) Savings Plan, the 1999 Employee Incentive Program and the 1994 Incentive Stock Option Plan); provided, however, if Seller is unable to procure any such AMT replacement plan as of the Closing Date, Seller or Seller Parent shall make appropriate arrangements to provide substantially similar benefits to AMT's employees under its own respective benefit plan or, in the case of the long-term disability plan, pursuant to the Transition Services Agreement.

      Section 5.12 Environmental Actions.

      (a) AMT shall as soon as practicable add emergency generator data required by permit to the Annual Emissions Report.

      (b) AMT shall as soon as practicable, complete the source testing of its thermal oxidizers, provided that such testing need not be completed by the Closing. If, upon completion of such testing, AMT reasonably determines that it must expend funds to modify or upgrade such equipment to ensure operation in compliance with applicable Environmental Laws or the manufacturer's specifications, Seller or Seller Parent shall be solely responsible for paying such expense notwithstanding any disclosure under Part 3.14 of the Disclosure Schedules.

      Section 5.13 Termination of Sales Order. The parties agree that the AMT Sales Order No. 10142 for sales to SGL Technique LTD shall terminate as of the Closing.

                                    ARTICLE 6
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Member Interest and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      Section 6.1 Accuracy of Representations.

      Each of Seller's representations and warranties in this Agreement must be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties had been made as of the Closing Date and Seller shall deliver an officer's certificate certifying such at the Closing.

      Section 6.2 Seller's Performance

      (a) Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects and Seller shall deliver an officer's certificate certifying such at the Closing.

      (b) Each document required to be delivered pursuant to Section 2.4(a) must have been executed and delivered.

      Section 6.3 Consents

      Each of the Consents identified in Part 3.2 of the Disclosure Schedules and each Consent identified in Part 4.2, must have been obtained and must be in full force and effect.

      Section 6.4 Additional Documents

      Each of the following documents must have been delivered to Buyer:

      (a) an opinion of Seller's counsel dated the Closing Date, in the form of Exhibit F; and

      (b) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.4(a) and (b), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 6, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

      Section 6.5 No Proceedings

      There must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (other than with respect to a breach of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

      Section 6.6 No Claim Regarding Equity Ownership or Sale Proceeds

      There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any voting, equity, stock or ownership interest in, any of the AMT Predecessors (other than the security interests granted to Foothill under the Credit Agreement), or (b) is entitled to all or any portion of the Purchase Price payable for the Member Interest.

      Section 6.7 No Prohibition

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or materially conflict with, or result in a material violation of, or cause Buyer or the AMT Predecessors or any Person affiliated with Buyer or the AMT Predecessors to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any governmental body.

      Section 6.8 No Material Adverse Change.

      Other than changes in general economic or industry conditions, there shall have been no material adverse change with respect to the assets, business, operations or financial condition of any of the AMT Predecessors since the date of the Interim Balance Sheet (except to the extent expressly disclosed in the Disclosure Schedules).

      Section 6.9 Discharge of Liabilities

      AMT shall have satisfied and discharged all Indebtedness (other than Accounts Payable and accrued expenses incurred in the ordinary course of business) as of the Closing and shall have provided reasonably satisfactory evidence of the discharge of such obligations and all associated liens to the Buyer as of the Closing.

      Section 6.10 Foothill Capital Matters.

      (a) Buyer shall have been given an adequate opportunity to review, and shall be reasonably satisfied with the terms and conditions of the amendment to the Credit Agreement and any related consent or other agreements to be entered into between Seller, Seller Parent and/or Aldila Golf Corp. and Foothill in connection with the Contemplated Transactions to the extent that such amendment, consent and related agreements relate to the provision of funds to AMT.

      (b) Buyer shall have received evidence reasonably satisfactory to it of the release by Foothill of the lien granted to it pursuant to the Credit Agreement on the Member Interest to be sold to Buyer hereunder.

      (c) Buyer shall have received a written acknowledgement from Foothill, in a form reasonably satisfactory to Buyer, executed by Foothill for the benefit of the Buyer pursuant to which Foothill acknowledges that (i) it has no lien on AMT's assets, (ii) if it forecloses on its security interest on the member interest in AMT held by Seller, that it will be bound by the terms and conditions of the Amended and Restated Limited Liability Company Agreement, it will promptly remedy any of AMTC's or Aldila Golf Corp.'s monetary defaults under the Amended and Restated Limited Liability Company Agreement and the Aldila Supply Agreement and that such foreclosure constitutes a Change of Control under the Amended and Restated Limited Liability Company Agreement thereby triggering an option for SGL to purchase the member interest Foothill would then hold in AMT.

                                    ARTICLE 7
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS TO CLOSE

      Seller's obligation to sell the Member Interest and to take the other actions required to be taken by Seller at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

      Section 7.1 Accuracy of Representations

      Each of Buyer's representations and warranties in this Agreement must be accurate in all respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties had been made as of the Closing Date and Buyer shall deliver an officer's certificate certifying such at the Closing.

      Section 7.2 Buyer's Performance

      (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects and Buyer shall deliver an officer's certificate certifying such at the Closing.

      (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4(b) and must have made the payment required to be made by Buyer pursuant to Section 2.4(b)(i).

      Section 7.3 Consents

      Each of the Consents identified in Part 3.2 and Part 4.2 of the Disclosure Schedules must have been obtained and must be in full force and effect.

      Section 7.4 Additional Documents

      Buyer must have delivered to Seller:

      (a) an opinion of Buyer's counsel, dated the Closing Date, in the form of Exhibit G attached hereto;

      (b) an opinion of Buyer's Parent's counsel, dated the Closing Date, in the form of Exhibit H attached hereto; and

      (c) such other documents as Seller may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 6.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
(iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

      Section 7.5 No Proceedings.

      There must not have been commenced or Threatened against Seller or any AMT Predecessor, or against any Person affiliated with them, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

      Section 7.6 No Prohibition.

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any AMT Predecessor or any Person affiliated with Seller to suffer any material adverse consequence under (a) any applicable

Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any governmental body.

                                    ARTICLE 8
                            INDEMNIFICATION; REMEDIES

      Section 8.1 Survival; Right to Indemnification Not Affected by Investigation.

      All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules and any other certificate, document or agreement delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

      Section 8.2 Indemnification and Payment of Damages by Seller

      Seller and Seller Parent, jointly and severally, hereby agree to indemnify and hold harmless Buyer, its Representatives and successors and assigns (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of Damages arising, directly or indirectly, from or in connection with:

      (a) any breach of any representation or warranty made by Seller in this Agreement, the Disclosure Schedules, or any other certificate, agreement or document delivered by Seller pursuant to this Agreement;

      (b) any breach by Seller of any covenant or obligation of Seller in this Agreement;

      (c) any Consolidated Income Taxes assessed against AMT or any Affiliate of AMT with respect to any period prior to the Closing and for which AMT is ultimately held liable; or

      (d) any failure by Seller, AMT Predecessors, Seller Parent or any of their respective Affiliates to comply with any anti-trust or anti-competitive laws of any jurisdiction at any time prior to the Closing, regardless of any disclosures with respect thereto set forth in the Disclosure Schedules.

      Section 8.3 [Intentionally omitted].

      Section 8.4 Indemnification and Payment of Damages by Buyer

      Buyer and Buyer Parent, jointly and severally, hereby agree to indemnify and hold harmless Seller, its Representatives and their respective successors and assigns and will pay to such persons the amount of any Damages arising, directly or indirectly, from or in connection with:

      (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate, agreement or document delivered by Buyer pursuant to this Agreement;

      (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement; or

      (c) any failure by Buyer, Buyer Parent or any of their respective Affiliates to comply with any anti-trust or anti-competitive laws of any jurisdiction at any time prior to the Closing.

      Section 8.5 Limitations

      (a) Neither Seller nor Seller Parent will have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 3.3, Section 3.6, Section 3.10, Section 3.11,
Section 3.13, Section 3.19, Section 3.20(c), the last sentence of Section 3.24,
Section 3.25 and Section 8.2(c) or (d) unless, on or before the date occurring 2 years after the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.3, Section 3.6, Section 3.10, the last sentence of Section 3.24, Section 3.25 or Section 8.2(d), or a claim based upon fraud may be made at any time. Neither Seller nor Seller Parent will have any liability (for indemnification or otherwise) with respect to the representations, warranties and indemnities set forth in Section 3.13, Section
3.19 and Section 3.20(c), unless on or before the date occurring 3 years after the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.11 or Section 8.2(c) must be made prior to the expiration of the applicable statutes of limitations with respect thereto or, if later, the date occurring 60 days after Buyer learns that it may have an indemnification claim with respect thereto. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the date occurring 2 years after the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

      (b) Except as expressly set forth below, neither Seller nor Seller Parent will have any liability (for indemnification or otherwise) with respect to the matters described in Section 8.2 (excluding Section 8.2(c) or (d)) until the total of all Damages with respect to such matters exceeds $100,000, at which point Seller's and Seller Parent's liability shall be for the entire amount of such Damages (and not just the excess of such Damages over $100,000). Notwithstanding the above, this Section 8.5(b) shall not apply to any claims for indemnification arising pursuant to Section 8.2(c) or (d), any claims based on breaches of the representations and warranties or covenants set forth in Section 3.3, Section 3.6, Section 3.10, Section 3.11, the last sentence of Section 3.24,
Section 3.25 or Section 5.12, any claims based on fraud or any breach of any of the Sellers' representations and warranties of which Seller had actual knowledge at any time prior to the date on which such representation or warranty is made or any intentional breach by Seller of any covenant or obligation and Seller or Seller's Parent shall be liable from the first dollar of Damages arising therefrom without regard to the $100,000 threshold.

      Section 8.6 [Intentionally Omitted]

      Section 8.7 Procedure for Indemnification--Third Party Claims

      (a) Promptly after receipt by an Indemnified Person under Section 8.2 or
Section 8.4 or AMT (in the case of any Proceeding which might give rise to an indemnification claim hereunder) of notice of the commencement of any Proceeding against it, such indemnified party or AMT will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party (or, in the case of a Proceeding against AMT, to the party which could potentially become the indemnifying party) of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

      (b) If any Proceeding referred to in Section 8.7(a) is brought against an Indemnified Person or AMT and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person or AMT determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person or AMT of its financial capacity to defend such Proceeding and fails to provide indemnification with respect to such Proceeding within a reasonable period of time), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person or AMT and, after notice from the indemnifying party to the Indemnified Person or AMT of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person or AMT under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person or AMT in connection with the defense of such Proceeding, other than reasonable costs of investigation and participation. If the indemnifying party assumes the defense of a Proceeding,
(i) subject to the following sentence, it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's or AMT's consent, as the case may be, unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person or AMT, and (B) the sole relief provided is monetary damages that does not exceed $50,000 in the aggregate and that are paid in full by the indemnifying party; and (iii) the Indemnified Person or AMT will have no liability with respect to any compromise or settlement of such claims effected without its consent. Clause (i) of the immediately preceding sentence shall not apply if (a) AMT may incur any liability in connection with the Proceeding or (b) the indemnifying party may incur any liability in connection with the Proceeding (directly or indirectly through its direct or indirect investment in AMT) other than its obligation to indemnify an Indemnified Person or AMT pursuant to Section 8.7(a). If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 10 Business Days after the Indemnified Person's or AMT's notice is given, give notice to the Indemnified Person or AMT of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding (to the extent the indemnified party or AMT is entitled to indemnification), but shall not be bound by any compromise or settlement effected by the Indemnified Person or AMT without its consent unless the conditions set forth in (A) and (B) above in this Section 8.7(b) are met in such case with respect to the indemnifying party (instead of the Indemnified Person or AMT).

      (c) Notwithstanding the other provisions of this Article 8 (including
Section 8.7(d)), AMT shall be primarily be responsible for defending and directing the defense of any Proceeding against it, provided that if any such Proceeding involves an action, event or occurrence which arose or occurred prior to Closing which could reasonably be expected to become the subject of an indemnification claim hereunder and the Board of Managers cannot agree on the defense strategy for such Proceeding, then such disagreement shall not constitute an Impasse (as defined in the Amended and Restated Limited Liability Company Agreement) and the defense of such Proceeding shall become the primary responsibility of the party which could potentially become the indemnifying party with respect to such claim, but nothing in this clause (c) shall negate any obligation that Seller or Seller Parent may have to indemnify an Indemnified Person pursuant to Section 8.7(a) for any diminution in value of the Member Interest.

      (d) Notwithstanding the foregoing, but subject to Section 8.7(c), if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

      Section 8.8 Procedure for Indemnification--Other Claims

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                    ARTICLE 9
                                   TERMINATION

      Section 9.1 Termination Events

      Provided that the party seeking termination is not in default hereunder, this Agreement may, by notice given prior to or at the Closing, be terminated:

      (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 10 Business Days of the defaulting party's receipt of written notice thereof from the non-defaulting party or waived in writing by the non-defaulting party;

      (b) (i) by Buyer if any of the conditions in Section 6 has not been satisfied as of December 31, 1999 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition in writing on or before such date; or (ii) by Seller, if any of the conditions in
Section 7 has not been satisfied as of December 31, 1999 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before such date;

      (c) by mutual consent of Buyer and Seller; or

      (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1999, or such later date as the parties may agree upon in writing.

      Section 9.2 Effect of Termination

      Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 10.1,
Section 10.2 and Section 10.4 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 10
                               GENERAL PROVISIONS

      Section 10.1 Dispute Resolution

      (a) Except as otherwise expressly provided herein, should any party hereto have any claim arising out of or relating to this Agreement, such party shall give written notice of such claim to the other parties hereto, specifying in reasonable detail the nature and extent of such claim. If the parties are unable to resolve any disagreement within thirty (30) days following receipt of the notice referred to in the preceding sentence, the disagreement shall be submitted for resolution to an independent person (the "Arbitrator") mutually agreed by both sides to the dispute. If the sides cannot agree on a single Arbitrator, then the disagreement shall be submitted to a panel of three Arbitrators, one selected by the parties on each side of the dispute and one by the two Arbitrators so selected. The Arbitration proceeding shall be conducted in accordance with the Rules of the American Arbitration Association and such proceeding shall be conducted in Los Angeles, California within thirty (30) days of submitting the dispute to the Arbitrator(s). The Arbitrator(s)' determination shall be made within thirty (30) days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to the parties and shall be final, binding and conclusive. Judgment upon the decision rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs. The party who is prevailed against in the resolution of such disagreement shall pay the fees and expenses of the Arbitrator(s); and if one party does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the Arbitrator(s) shall determine. Notwithstanding the foregoing, nothing herein shall preclude any party from seeking an equitable remedy for any such breach or preclude any party from seeking any remedy based on fraud.

      (b) The dispute resolution mechanism set forth in Section 10.1(a) shall not govern the resolution of disputes under the Amended and Restated Limited Liability Company Agreement.

      Section 10.2 Expenses

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, Representatives, counsel, and accountants. Seller will cause the AMT Predecessors not to incur any out-of-pocket expenses (including professional fees) in connection with this Agreement and all Contemplated Transactions, agreements (including the Supply Agreements, the Assignment and the Amended and Restated Limited Liability Company Agreement) and other matters contemplated hereby.

      Section 10.3 Public Announcements

      Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued at such time and in such manner as the parties shall mutually determine, subject to the requirements of applicable law. Unless consented to by both parties in advance or required by Legal Requirements, prior to the Closing, both parties shall, and Seller shall cause the AMT Predecessors to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the AMT Predecessors' employees, customers, and suppliers and others having dealings with the AMT Predecessors will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

      Section 10.4 Notices

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      (a)      If to Seller:

               Aldila, Inc.
               12140 Community Road
               Poway, CA  92064
               Attn:   Chief Executive Officer
               Fax No.:     (858) 513-1870

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               350 South Grand Avenue
               Thirty-Second Floor
               Los Angeles, California 90071
               Attn:    Edward S. Rosenthal
               Fax No.:     (213) 473-2222

      (b)      if to Buyer:

               SGL Carbon Fibers and Composites, Inc.
               c/o Hitco Carbon Composites, Inc.
               1600 West 135th Street
               Gardena, CA  90249
               Attn:   President
               Fax No.: (310) 516-5745

               with a copy to:

               SGL Carbon Corporation
               8600 Bill Ficklin Drive
               Charlotte, NC  28269
               Attn:   General Counsel
               Fax No.:     (704) 593-5117
               and

               Nelson Mullins Riley & Scarborough, L.L.P.
               100 North Tryon Street
               Suite 2600, Bank of America Corporate Center
               Charlotte, North Carolina 28202-4000
               Attention:   Charles B. Simmons, Jr.
               Fax No.:     (704) 377-4814

      Section 10.5 Jurisdiction; Service of Process

      Subject to the terms of Section 10.1, any action or proceeding seeking to enforce Section 10.1 or any other provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

      Section 10.6 Further Assurances

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      Section 10.7 Waiver

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      Section 10.8 Entire Agreement and Modification

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter, including but not limited to the letter of intent between the parties dated July 1, 1999, as amended, and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      Section 10.9 Disclosure Schedules

      In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

      Section 10.10 Assignments, Successors, and No Third-party Rights

      Neither party may assign any of its rights under this Agreement without the prior consent of the other party, except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer incorporated and with its principal place of business in the United States without the Seller's prior written consent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      Section 10.11 Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      Section 10.12 Section Headings, Construction

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      Section 10.13 Governing Law

      This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

      Section 10.14 Counterparts

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      SGL CARBON FIBERS AND COMPOSITES, INC.

                                      By:   /s/ Daniel J. Pichler
                                         ---------------------------------
                                      Title:   President
                                            ------------------------------

                                      ALDILA, INC.

                                      By:   /s/ Robert J. Cierzan
                                         ---------------------------------
                                      Title:   Vice President
                                            ------------------------------


                                      ALDILA MATERIALS TECHNOLOGY CORP.

                                      By:   /s/ Robert J. Cierzan
                                         ---------------------------------
                                      Title:   Vice President
                                            ------------------------------


                                      SGL TECHNIK GmbH

                                      By:   /s/ Prokura Holder
                                         ---------------------------------
                                      Title:   Vice President
                                            ------------------------------

                                    EXHIBIT A

                                    [ALDILA]
                                SUPPLY AGREEMENT

      THIS SUPPLY AGREEMENT (this "Agreement") is made and entered into as of this 29th day of October, 1999, by and between Aldila Golf Corp., a Delaware corporation ("Purchaser," or sometimes referred to herein as "Aldila Golf"), and Carbon Fiber Technology LLC, a Delaware limited liability company ("Supplier").

                                    RECITALS:

      A. Pursuant to the Member Interest Purchase Agreement dated as of October 20, 1999 (the "Purchase Agreement") by and among SGL Carbon Fibers and Composites, Inc., a Nevada corporation ("SGL"), Aldila Materials Technology Corp., a Delaware corporation ("AMTC"), Aldila, Inc., a Delaware corporation ("Aldila"), and SGL Technik GmbH, a German limited liability company ("SGL's Parent"), SGL acquired from AMTC a 50% member interest in Supplier.

      B. Pursuant to the Purchase Agreement, Purchaser and Supplier are required to enter into this Supply Agreement to provide the terms and conditions on which Supplier will supply carbon fiber products to Purchaser.

      C. On the date hereof, Supplier and SGL are also entering into a supply agreement (the "SGL Supply Agreement") to provide for the terms and conditions of Supplier's provision of carbon fiber products to SGL.

      D. SGL and AMTC are parties to the Amended and Restated Limited Liability Company Agreement dated as of the date hereof (the "LLC Agreement"), which Agreement, among other things, allocates responsibility for the payment of all fixed costs associated with the operation of Supplier's Evanston, Wyoming manufacturing plant (the "Plant") between SGL and AMTC.

      NOW, THEREFORE, the parties agree as follows:

      1. Products to be Supplied; Specifications.

      (a) Upon the terms and conditions of this Agreement, Supplier will manufacture, sell and deliver to Purchaser the carbon fiber products identified on Exhibit A attached hereto (the "Products").

      (b) All Products to be supplied hereunder shall conform to the specifications set forth on Exhibit B attached hereto (the "Specifications"). The Specifications may only be revised and amended by written agreement of Purchaser and Supplier. Anything herein to the contrary notwithstanding, Supplier will not introduce any material modifications to its manufacturing processes, including any material changes in raw materials, sampling methods and test procedures, without the prior written consent of Purchaser.

      (c) Supplier will provide to Purchaser all test data sufficient to characterize the quality of the material sold to Purchaser and certify that the material complies with the Specifications. Purchaser will have the right to inspect all Products upon receipt at the designated delivery point (the "Delivery Point"); provided that such inspection rights will be without prejudice to any subsequent claim arising from defects not reasonably discoverable at the time of inspection.

      (d) If Purchaser believes that any of the Products delivered by Supplier fail to conform to the Specifications, Purchaser shall notify Supplier of its belief within a reasonable time after such Products are delivered to Purchaser. Upon receipt of the notice, Supplier shall have the right to inspect all evidence of nonconformity, and Purchaser and Supplier shall attempt to reach agreement as to whether there is a failure to conform. If Supplier agrees that such Products fail to conform, Supplier's liability for any breach of the warranty set forth herein shall be limited, at Supplier's option (which such option shall be exercised by Supplier providing written notice to Purchaser of its selection within ten (10) days of Supplier's receipt of a notice from Purchaser stating that Purchaser has received non-conforming Products) and at Supplier's expense, to (i) prompt replacement of non-conforming quantities with conforming quantities at the delivery place agreed upon with respect to conforming quantities or (ii) refund of the purchase price paid by Purchaser for such non-conforming Products. The return (at Supplier's request) and replacement of non-conforming quantities shall be at Supplier's expense (including all costs generated by transportation, duties, taxes and insurance). Furthermore, if Supplier elects to refund the purchase price for any non-conforming Products, such refund shall include all costs incurred by Purchaser (including all costs incurred with respect to transportation, duties, taxes and insurance) in its acquisition of non-conforming Products.

      2. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      3. Prices.

      (a) Basis for Pricing. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (b) Verification by Purchaser. Purchaser and its independent auditors shall have the right to audit the books and records of Supplier two times each calendar year during normal business hours and at mutually agreed upon times to inspect such books and records to assess Supplier's compliance with the terms of this Agreement. Purchaser shall bear its own costs incurred as the result of Purchaser's audits, except to the extent such audits reveal material overpayments by Purchaser (in which event such costs and expenses shall be reimbursed by Supplier).

      (c) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      4. Ordering; Invoicing and Payment.

      (a) Purchaser shall submit written purchase orders to Supplier for the amount of Products which Purchaser wishes to purchase pursuant to the terms of this Agreement. Unless otherwise agreed, such written purchase orders shall be submitted not later than [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] prior to the date of required delivery and unless Supplier otherwise agrees, the delivery date for each shipment must be at least [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after the delivery date for the previous shipment. Each purchase order must state the quantity of Products ordered, specify the required date of delivery and specify the destination and mode of transportation requested.

      (b) Supplier must use its commercially reasonable efforts to accept purchase orders for Products from Purchaser in quantities up to and including the quantities provided for in Section 2 above; provided, however, Supplier's obligation to accept such purchase orders shall be subject to the allocation of its production capacity pursuant to the provisions of Sections 5 and 9.

      (c) Supplier will promptly confirm in writing Supplier's acceptance or rejection (to the extent permitted) of all written purchase orders submitted to it by Purchaser. Supplier shall deliver the Products ordered by Purchaser hereunder F.O.B. carrier at Supplier's Plant in Evanston, Wyoming on the date set forth in the applicable written purchase orders from Purchaser.

      (d) Supplier shall submit an invoice with each shipment of Products to Purchaser setting forth charges associated with [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] (each as determined in accordance with the terms of the LLC Agreement and pursuant to
Section 3 hereof). Purchases of Products hereunder shall be subject to Supplier's standard terms and conditions of sale, except if such terms and conditions conflict with this Agreement, this Agreement shall control.

      (e) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (f) The prices, taxes and duties, if any, payable to Supplier pursuant to this Section 4 shall be due and payable by Purchaser [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after its receipt of invoices. Any amounts payable to Purchaser pursuant to this
Section 4 shall be paid in cash within [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after the date of determination of such amount (or, at Purchaser's option, in the form of a credit to be applied to the current or next invoice).

      (g) The parties' agreement on billing is summarized on Exhibit C attached hereto.

      5. Forecasts; Capacity Allocations.

      (a) Rolling Forecasts. Beginning January 1, 2000 and on the first day of each month thereafter during the term of this Agreement, Purchaser shall provide Supplier with its good faith written estimate, by quantity (expressed in pounds for each Product) and delivery date, of its anticipated need for the Products for each month in the next ensuing 12 month period (a "Rolling Forecast"). The forecasts are to be used by Supplier for planning purposes only. Purchaser's forecast for the remainder of the 1999 calendar year is set forth on Exhibit D. Subject to the terms of Section 2 hereof, Purchaser's Rolling Forecasts shall not constitute binding purchase requirements of Purchaser.

      (b) Allocation Procedure. Beginning with the year 2000, for each rolling 12 month period during the term hereof, Supplier shall allocate, by quantity (expressed in pounds for each Product) and delivery date, its production capacity to provide the Products to Purchaser during each rolling 12 month period during the term hereof, as follows (the resulting allocations to Purchaser, Purchaser's "Annual Allocation" with respect to such Product):

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (c) Commitment to Supply. Supplier shall operate the Plant and use its commercially reasonable efforts to meet the purchase orders of both Purchaser and SGL for the Products, and [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. Notwithstanding the foregoing, in no event shall Supplier be obligated to make any additional investment of capital in order to satisfy its obligations under this Section 5(b) unless approved by the Board of Managers of Supplier in accordance with the LLC Agreement.

      6. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      7. Term; Termination.

      (a) Unless sooner terminated in accordance with the terms hereof, this Agreement shall have a term which is coterminous with AMTC's term as a Member (as defined in the LLC Agreement).

      (b) Either party may, by delivering written notice thereof to the other party, terminate its obligations under this Agreement, effective immediately, if the other party hereto:

            (i) is rendered bankrupt or becomes insolvent, and such insolvency is not cured within 15 days after written notice, or files a written petition in bankruptcy or an answer admitting the material facts recited in such petition filed by another, or discontinues its business or is unable to pay its bills as they become due, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property; or

            (ii) commits a material breach of its material duties, obligations or understandings under this Agreement, which breach is not cured within 90 days following written notice of such breach from the nonbreaching party; provided, that a failure by

      Supplier to comply with its obligations under Sections 8(c) and 11(a) shall not constitute a material breach for purposes of this Section 7(b)(ii) unless Purchaser has incurred or is reasonably likely to incur a material loss, liability or expense as a consequence of such noncompliance.

Any such termination shall be in addition to any other rights or remedies available at law or in equity to the terminating party and shall not affect any rights or obligations which have accrued prior to the date of termination (including the obligation to fill or pay for outstanding purchase orders or Purchaser's right to have its requirements filled by third parties pursuant to
Section 10(b)).

      (c) Each party hereto agrees to consult in advance with the other party hereto and to bring to the attention of the other party any problems, differences of opinion, disagreement or any other matters which may lead such party to terminate or seek to terminate this Agreement. The purpose and intent of the parties in including this provision is to ensure that both parties to this Agreement are made aware of any problems arising out of or relating to this Agreement or the relationship of the parties hereunder, so that the parties hereto may, in good faith, consult with one another concerning such problems and, where possible, resolve such problems to the parties' mutual satisfaction, thereby preserving their contractual relationship and the goodwill and mutual respect presently existing between the parties to this Agreement.

      8. Additional Terms of Purchase.

      (a) Payment of any invoice by Purchaser does not constitute acceptance of Products covered by any invoice and is without prejudice to any or all claims Purchaser may have against Supplier in connection therewith.

      (b) Except as otherwise provided herein, time is of the essence in performance by Supplier and Purchaser under this Agreement.

      (c) The Products to be provided hereunder are each warranted by Supplier to equal or surpass all federal, state and local occupational safety and health standards applicable thereto.

      (d) No reasonable delay in inspecting or in rejecting Products shall be deemed an acceptance of them by Purchaser or a waiver of Purchaser's right to reject the Products for any cause hereunder. Purchaser shall have the right to accept any portion of Products delivered by Supplier to Purchaser notwithstanding that it may reject the balance thereof. Acceptance by Purchaser of all or any part of the Products shall not constitute a waiver of any claim which Purchaser may have regarding the Products.

      (e) EXCEPT AS EXPRESSLY SET FORTH HEREIN, SUPPLIER DOES NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER

PARTY UNDER ANY CIRCUMSTANCES FOR ANY CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OR DAMAGES ARISING ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES, PROPERTY IMPROVEMENTS OR COMMITMENTS MADE OR ENTERED INTO IN RELIANCE UPON THE CONTINUITY OF THE RELATIONSHIP CREATED BY THIS AGREEMENT.

      9. Force Majeure.

      Any failure or delay in the performance by Purchaser or Supplier of their respective obligations hereunder shall not be a breach of this Agreement if such failure or delay arises out of or results primarily from fire, storm, flood, earthquake, or other acts of God, explosions, wars, insurrections, strikes, work stoppages or slowdowns, unavailability of fuel or utilities, epidemic or quarantine restrictions, or inability to obtain essential raw materials despite commercially reasonable efforts to do so (the occurrence of any of the foregoing shall be an "Event of Force Majeure"). In the event that an Event of Force Majeure materially affects Supplier's capacity to manufacture and deliver Products as required by this Agreement, Supplier shall, during the period of Supplier's reduced capacity (the "Force Majeure Period"), not allocate its remaining capacity pursuant to the provisions of Section 5(b) but, instead, allocate its remaining capacity between AMTC and SGL in the same proportion as capacity was allocated to AMTC and SGL in [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. In the event that an Event of Force Majeure affects Purchaser's capacity to purchase and accept Products as required by the Agreement, then Purchaser shall, during the period of Purchaser's reduced capacity, purchase and accept the Products affected by the Event of Force Majeure in the proportion that [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. Both Purchaser and Supplier shall use their commercially reasonable efforts to avoid the occurrence and remove the causes of an Event of Force Majeure and to continue performance of their respective obligations hereunder promptly following the removal of such causes.

      10. Outsourcing; Operation of the Plant; Mitigating Purchases.

      (a) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (b) During the term of this Agreement, Supplier will operate the Plant consistent with past practices of its operation in such a manner as to ensure, to the extent commercially reasonable, an uninterrupted supply of Products meeting the Specifications. Supplier will promptly notify Purchaser of any circumstances which may result in a delay in delivery of Products beyond the times specified in Purchaser's forecast. In the event that Supplier is aware of circumstances beyond its reasonable control that might reasonably interfere with its ability to meet Purchaser's forecasted requirements of Products, Supplier shall promptly notify Purchaser and [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      11. Compliance With Laws and Regulations.

      (a) Supplier represents and warrants that all Products sold to Purchaser pursuant to this Agreement will be manufactured substantially in accordance with all applicable material laws and regulations of an agency or authority with power over the manufacture of such Products or the Plant.

      (b) Supplier agrees to allow Purchaser's personnel to be present at Supplier's production runs of the Products at any reasonable time by reasonable notice to the extent necessary for quality assurance of Products and processes provided to Purchaser hereunder. Notwithstanding the authority granted to Purchaser hereby, Supplier shall not be relieved of any responsibility or liability hereunder or by law.

      12. Insurance.

      Each party shall, at its sole cost and expense, obtain and maintain from a reputable insurance company adequate and suitable liability insurance coverage covering all claims (including, without limitation, personal injury and/or products liability claims) by third parties allegedly caused by or resulting from the design, manufacture, machining, use or application of the Products, as the case may be, and such coverage shall be reasonably satisfactory to the other party. Each party shall give the other party thirty (30) days' prior written notice of any termination of such insurance.

      13. Assignment.

      Except as otherwise permitted in this Section, neither party hereto may assign this Agreement or any rights hereunder (by operation of law or otherwise) to any other Person, without the prior written consent of the other party hereto, except that Purchaser may assign any of its rights under this Agreement to a person to whom Purchaser transfers all of its Interest (as defined in the LLC Agreement) if such person is thereafter approved as a Member under the LLC Agreement or to any direct or indirect wholly owned subsidiary of Purchaser or of any person of whom Purchaser is a direct or indirect wholly owned subsidiary, in each case incorporated in the United States, without Supplier's prior written consent. Any permitted assignment hereof shall be pursuant to a written assumption agreement whereby the assignee agrees to be bound by all of the terms and conditions of this Agreement. Any attempt or effort at any unauthorized assignment shall be null and void and of no force or effect. Any assignment by either party shall not relieve such party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      14. Administrative Expenses.

      Each party hereto shall pay all of its own administrative expenses (including without limitation the fees and expenses of its agents, representatives and counsel) incident to the preparation and implementation of this Agreement.

      15. Waiver of Breach.

      The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any p7art hereof, including the right of any party thereafter to enforce each and every provision. The waiver by any party to this Agreement of any breach or violation of any provision of this Agreement by the other party hereto shall not operate or be construed to be a waiver of any subsequent breach or violation thereof.

      16. Severability.

      The terms and conditions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions hereof.

      17. Notices.

      Any notice contemplated by or required or permitted to be given under this Agreement shall be in writing and (a) sent via telecopier to the telecopier numbers set forth below, (b) delivered personally, (c) sent via next day or overnight courier or delivery or (d) mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties' respective addresses below (or, in each case, to such other address or facsimile number as may be specified in writing to the other parties hereto):

      Supplier:                  Carbon Fiber Technology LLC
                                 1375 Union Road
                                 Evanston, Wyoming 82930
                                 Fax No: (307) 789-2579

      Purchaser:                 Aldila Golf Corp.
                                 12140 Community Road
                                 Poway, CA 92064
                                 Attn:  Chief Executive Officer
                                 Fax No.:  (858) 513-1870

      SGL:                       SGL and Composites, Inc.
                                 c/o Hitco Carbon Composites, Inc.
                                 1600 West 135th Street
                                 Gardena, CA  90249
                                 Attention: President
                                 Fax No: (310) 516-5745

      With a copy to:            Edward S. Rosenthal
                                 Fried, Frank, Harris, Shriver & Jacobson
                                 350 South Grand Avenue
                                 Thirty-Second Floor
                                 Los Angeles, California 90071
                                 Fax No.:  (213) 473-2222

                                 Nelson Mullins Riley & Scarborough, L.L.P.
                                 100 North Tryon Street, Suite 2600
                                 Bank of America Corporate Center
                                 Charlotte, NC 28202-4000
                                 Attention:  Charles B. Simmons, Jr.
                                 Fax No.:  (704) 377-4814

Such notices, requests and other communications sent as provided hereinabove shall be effective: (w) if sent by telecopier on a Business Day before 6:00 p.m., Los Angeles, California time, on such Business Day, but if sent by telecopier at any other time, upon the next Business Day; (x) upon receipt, when personally delivered; (y) the next Business Day, if sent by overnight courier or delivery; and (z) if sent by registered or certified mail, return receipt requested, upon the expiration of the third business day after being deposited in the United States mail.

      18. Labels and Headings.

      The labels and headings of the sections and subsections of this Agreement are for the convenience of the parties hereto only and are not part of the text of this Agreement.

      19. Governing Law.

      This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts or choice of law principles.

      20. Arbitration.

      Each of the parties hereto shall promptly provide the other party with written notice (a "Dispute Notice") of any alleged breach or violation of this Agreement by such other party or of any claim arising out of or relating to this Agreement (any of the foregoing referred to herein as a "Dispute"). Purchaser and Supplier shall endeavor to resolve any Dispute no later than the thirtieth
(30th) day following the date of receipt of a Dispute Notice. If Purchaser and Supplier fail to resolve a Dispute during such time, such Dispute shall be settled by arbitration in Los Angeles, California before the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules then obtaining of the AAA, except that the parties shall be entitled to conduct discovery as, in the manner and to the extent provided for in the Federal Rules of Civil Procedure in effect from time to time. Any judgment or award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

      21. Relationship of the Parties.

      The relationship between Supplier and Purchaser under this Agreement shall be solely that of vendor and vendee. With respect to this Agreement only, it is expressly understood and agreed by the parties hereto that nothing in this Agreement, its provisions or transactions and relationships contemplated hereby shall constitute either party as the agent, employee, partner or legal representative of the other for any purpose whatsoever, nor shall either party hold itself out as such. Neither party to this Agreement shall have the authority to bind or commit the other party hereto in any manner or for any purpose whatsoever, except as may be expressly provided for herein or otherwise agreed in writing, but rather each party shall at all times act and conduct itself in all respects and events as an independent contractor. This Agreement alone creates no relationships of joint venturers, partners, associates or principal and agent between the parties hereto.

      22. Construction of Agreement; Entire Agreement Amendments.

      This Agreement may be executed in counterparts (all of which together shall constitute one agreement). In that this Agreement was prepared as a result of negotiation and mutual agreement between the parties hereto, neither this Agreement nor any provision hereof shall be construed against either party hereto as the party who prepared this Agreement or any such provision. This Agreement reflects the complete understanding of the parties as of the date hereof and constitutes their entire agreement regarding the subject matter hereof, all prior negotiations, representations and statements having been merged herein. This Agreement may not be changed or amended orally, but by a written amendment signed by both parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement by the signature of their respective, duly authorized corporate officers as of the day and year first above written.

                                            CARBON FIBER TECHNOLOGY LLC

                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------

                                            ALDILA GOLF CORP.

                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------

                                    EXHIBIT A

                                    PRODUCTS

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT B

                             PRODUCT SPECIFICATIONS

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT C

              BILLING AGREEMENT WITH AMTC FOR PRODUCTS @ THE PLANT

      [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT D

                          1999 FOURTH QUARTER FORECAST

      [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT B


                              AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           CARBON FIBER TECHNOLOGY LLC


                      A DELAWARE LIMITED LIABILITY COMPANY


                                October 29, 1999

                                TABLE OF CONTENTS
                                     OF THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

ARTICLE I      FORMATION.....................................................2
   SECTION 1.1 FORMATION; GENERAL TERMS......................................2
   SECTION 1.2 NAME..........................................................2
   SECTION 1.3 PURPOSES......................................................2
   SECTION 1.4 REGISTERED AGENT; REGISTERED OFFICE...........................2
   SECTION 1.5.COMMENCEMENT AND TERM.........................................3
   SECTION 1.6.PROHIBITION ON INDEBTEDNESS...................................3
   SECTION 1.7.TECHNOLOGY LICENSE............................................3
ARTICLE II      CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS......................4
   SECTION 2.1 INITIAL CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS: TAX
               ELECTIONS ....................................................4
   SECTION 2.2 ADDITIONAL CAPITAL CONTRIBUTIONS, PAYMENTS OR LOANS...........4
   SECTION 2.3 LIABILITY OF MEMBERS..........................................6
   SECTION 2.4 MAINTENANCE OF CAPITAL ACCOUNTS; WITHDRAWALS; INTEREST........6
ARTICLE III    INTERIM DISTRIBUTIONS.........................................7
   SECTION 3.1 TAX DISTRIBUTIONS.............................................7
   SECTION 3.2 DISCRETIONARY DISTRIBUTIONS...................................7
   SECTION 3.3 WITHHOLDING...................................................7
   SECTION 3.4 NONCASH INTERIM AND LIQUIDATING DISTRIBUTIONS.................7
ARTICLE IV     ALLOCATIONS...................................................8
   SECTION 4.1 PROFITS.......................................................8
   SECTION 4.2 LOSSES........................................................8
   SECTION 4.3 CODE SECTION 704(C) TAX ALLOCATIONS...........................8
   SECTION 4.4 MISCELLANEOUS.................................................9
ARTICLE V      MANAGEMENT...................................................10
   SECTION 5.1 MANAGEMENT BY THE MANAGERS; DELEGATION OF AUTHORITY;
               APPROVAL OF ANNUAL BUDGETS AND BUSINESS
               PLAN.........................................................10
   SECTION 5.2 NUMBER, DESIGNATION, RESIGNATION AND REMOVAL OF MANAGERS.....13
   SECTION 5.3 ASCERTAINING THE ACTION OF THE MANAGERS......................13
   SECTION 5.4 RESTRICTIONS ON AUTHORITY OF MANAGERS........................14
   SECTION 5.5 DISPUTE RESOLUTION...........................................17
   SECTION 5.6 LIMITATION OF LIABILITY......................................18
   SECTION 5.7 INDEMNIFICATION..............................................19
   SECTION 5.8 CONFIDENTIALITY..............................................19
   SECTION 5.9 NONCOMPETITION; NONSOLICITATION..............................20
Article VI     Manager Meetings.............................................21
   SECTION 6.1 ACTUAL MEETINGS..............................................21
   SECTION 6.2 WRITTEN CONSENT TO ACTION IN LIEU OF ACTUAL MEETINGS.........22
ARTICLE VII    TRANSFER OF INTERESTS........................................22
   SECTION 7.1 IN GENERAL...................................................22
   SECTION 7.2 LIMITED EXCEPTION FOR SALES, ASSIGNMENTS OR TRANSFERS........22
   SECTION 7.3 RIGHTS OF ASSIGNEES..........................................23
   SECTION 7.4 ADMISSION OF ASSIGNEES AS MEMBERS............................24
   SECTION 7.5 DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO TRANSFERRED
               INTERESTS ...................................................24
   SECTION 7.6 CERTAIN PERMITTED TRANSFERS; PURCHASE RIGHTS UPON CHANGE OF
               CONTROL; OPTIONS TO
               PURCHASE ....................................................25
   SECTION 7.7 SPECIAL PROVISIONS UPON FORECLOSURE ON AMTC'S INTEREST.......26
ARTICLE VIII   CESSATION OF MEMBERSHIP......................................27
   SECTION 8.1 WHEN MEMBERSHIP CEASES.......................................27
   SECTION 8.2 DISSOLVED MEMBERS............................................27
   SECTION 8.3 CONSEQUENCES OF CESSATION OF MEMBERSHIP......................27
ARTICLE IX     DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS........27
   SECTION 9.1 DISSOLUTION TRIGGERS.........................................27
   SECTION 9.2 WINDING UP...................................................28
   SECTION 9.3 LIQUIDATING DISTRIBUTIONS....................................28
ARTICLE X      BOOKS AND RECORDS............................................29
   SECTION 10.1.  BOOKS AND RECORDS; INTERNAL CONTROL.......................29
   SECTION 10.2.  TAXABLE YEAR; ACCOUNTING METHODS; AUDITED FINANCIAL
                  STATEMENTS ...............................................29
   SECTION 10.3.  ACCURACY OF FINANCIAL STATEMENTS..........................29
   SECTION 10.4   TAX INFORMATION...........................................29
ARTICLE XI     MISCELLANEOUS................................................30
   SECTION 11.1   NOTICES...................................................30
   SECTION 11.2   BINDING EFFECT............................................30
   SECTION 11.3   CONSTRUCTION..............................................30
   SECTION 11.4 ENTIRE AGREEMENT; NO ORAL LIMITED LIABILITY COMPANY AGREEMENTS; AMENDMENTS TO THE LIMITED LIABILITY COMPANY
                  AGREEMENT ................................................30
   SECTION 11.5   HEADINGS..................................................31
   SECTION 11.6   SEVERABILITY..............................................31
   SECTION 11.7   ADDITIONAL DOCUMENTS......................................31
   SECTION 11.8   VARIATION OF PRONOUNS.....................................31
   SECTION 11.9   GOVERNING LAW; CONSENT TO JURISDICTION; DISPUTE
                  RESOLUTION ...............................................31
   SECTION 11.10  WAIVER OF ACTION FOR PARTITION............................31
   SECTION 11.11  COUNTERPART EXECUTION; FACSIMILE EXECUTION................31
   SECTION 11.12  TAX MATTERS MEMBER........................................32
   SECTION 11.13  TIME OF THE ESSENCE.......................................32
   SECTION 11.14  EXHIBITS; SCHEDULES.......................................32

                                    EXHIBITS

EXHIBIT A:        ......Amended and Restated Certificate of Formation
EXHIBIT B:        ......Information Exhibit.
EXHIBIT B-1:      ......      Closing Accounting Statements.
EXHIBIT C:        ......Glossary of Terms.
EXHIBIT D:        ......Regulatory Allocations Exhibit.
EXHIBIT E:        ......Indemnification Exhibit.
EXHIBIT F:        ......Dispute Resolution Exhibit
EXHIBIT G:        ......Supply Agreement
EXHIBIT H:        ......Transition Services Agreement
EXHIBIT I:        ......Appraisal Process
EXHIBIT J:        ......Variable Costs

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY



      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of October 29, 1999 (the "Effective Date"), by and among the Persons whose names, addresses and taxpayer identification numbers are listed on the Information Exhibit attached hereto as Exhibit B. Unless otherwise indicated, capitalized words and phrases in this Amended and Restated Limited Liability Company Agreement (the "Agreement") shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit C.

                                    Recitals:

      A. Aldila Materials Technology Corp. ("AMTC") is a Delaware corporation formerly engaged in the manufacture of carbon fiber products. AMTC's sole shareholder is Aldila, Inc.

      B. AMTC entered into the Limited Liability Company Agreement dated August 19, 1999 (the "Original Limited Liability Company Agreement") which provided for the formation and capitalization of AMTC LLC, a Delaware limited liability company ("AMT"). AMT was formed by the filing of a certificate of formation with the Delaware Secretary of State on August 19, 1999. AMT was capitalized pursuant to the terms and conditions of the Original Limited Liability Company Agreement during August of 1999. AMTC made the initial capital contributions to AMT as set forth in the Original Limited Liability Company Agreement and received 100% of the member interests in AMT in exchange therefor. AMTC also entered into the Contribution and Amendment to LLC Agreement dated September 1, 1999, as amended (the "Contribution Agreement") pursuant to which AMTC made an additional capital contribution to AMT of the Contributed Business (as defined in the Contribution Agreement) on September 1, 1999.

      C. Pursuant to the Member Interest Purchase Agreement dated October 29, 1999 (the "Member Interest Purchase Agreement"), SGL Carbon Fibers and Composites, Inc. is purchasing a 50% Interest in the LLC from AMTC simultaneously with the effectiveness of this Agreement.

      D. In connection with the closing of the Member Interest Purchase Agreement on the Effective Date, the Members wish to amend and restate the LLC's Certificate of Formation and to amend and restate the Original Limited Liability Company Agreement, as amended by the Contribution Agreement.

      NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the amended and restated limited liability company agreement of the LLC shall read as follows:

                                    ARTICLE I
                                    FORMATION

      SECTION 1.1 Formation; General Terms. The LLC was formed and capitalized as described in the Recitals. The Persons listed on the attached Information Exhibit are the Members of the LLC as of the Effective Date. The Certificate as to be filed with the Delaware Secretary of State pursuant to the Act is attached hereto as Exhibit A.

      The rights and obligations of the Members and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern unless otherwise required by the Act. This Agreement shall be effective as of the Effective Date.

      The Board shall cause to be executed and filed on behalf of the LLC all instruments or documents, and shall do or cause to be done all such filing, recording, or other acts, including the filing of the LLC's annual report with the Delaware Secretary of State, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the LLC shall transact business.

      SECTION 1.2 Name. The name of the LLC shall be Carbon Fiber Technology LLC. The name of the LLC shall be the exclusive property of the LLC, and no Member shall have any commercial rights in the LLC's name or any derivation thereof, even if the name contains such Member's own name or a derivation, except that the Members acknowledge and agree that: (a) AMTC and its Affiliates shall have the exclusive right to use the name "Aldila" and all derivations thereof, including without limitation the name "Aldila Materials Technology" and all derivations thereof and (b) SGL and its Affiliates shall have the exclusive right to use the name "SGL Carbon" and all derivations thereof, including without limitation, the name "SGL Carbon Fibers" and all derivations thereof. The LLC's name may be changed only by an amendment to the Certificate adopted pursuant to the voting requirements set forth in this Agreement.

      SECTION 1.3 Purposes. The purpose of the LLC shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

      SECTION 1.4 Registered Agent; Registered Office. The LLC's registered agent and registered office are set forth in the Certificate, and may be changed from time to time upon the vote of the Members, in which case the Members shall file a statement of change as required by the Act.

      SECTION 1.5 Commencement and Term. The LLC commenced operations on September 1, 1999, and shall continue until December 31, 2099 unless it is dissolved earlier, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement.

      SECTION 1.6 Prohibition on Indebtedness. AMTC and SGL each hereby agrees that neither it nor its Affiliates shall incur any Indebtedness that would result in an Encumbrance being placed on any Interest unless the party to which such Indebtedness is owed and/or the secured party which holds such Encumbrance complies with the requirements of a Lender under Section 7.7.

      SECTION 1.7 Technology License. The Members hereby agree as follows:

      (a) The LLC and each of its Members will share know-how, discoveries, inventions, patents, technology, formulas and processes (collectively, "Know-how") that derive or result from any work, including any research and development work, performed at the expense of the disclosing entity or its Affiliates, in the following manner:

            (i) with respect to any Know-how developed entirely at the expense of the LLC, the LLC shall automatically be deemed to have granted a License to use such Know-how to the Members and their Affiliates;

            (ii) with respect to any Know-how developed entirely at the expense of a Member or its Affiliates, if any such person discloses such Know-how to the LLC, such person shall automatically be deemed to have granted a License to use such Know-how to the LLC; and

            (iii) with respect to any Know-how developed at the joint expense of the LLC and one or more of the Members or Affiliates of the Members, including any Know-how that is developed, in part, through the use of any Know-how licensed to such developing person pursuant to this Section 1.7, (A) each of such co-developing Members or Affiliates shall automatically be deemed to have granted a License to use such Know-how developed by it to the LLC, and (B) the LLC shall automatically be deemed to have granted a License to use such Know-how developed by it to the co-developing Member and its Affiliates, and (C) the LLC shall automatically be deemed to have granted a sublicense to the non-developing Member and its Affiliates to use the Know-how described in the preceding clause (A).

      (b) A License from a Member or its Affiliates to the LLC, or from the LLC to a Member or its Affiliates, will terminate immediately upon the consummation of a transaction pursuant to which such Member ceases to be a Member of the LLC, but such termination shall only apply to those rights under the License that were not being used by such licensee at the time such transaction is consummated.

      (c) Any License granted pursuant to this Section 1.7 shall be subject to restrictions set forth in Sections 5.8 and 5.9 and any other confidentiality or noncompetition agreements that may be entered into by a Member or its Affiliates upon the sale of its Interest in the LLC, including any such agreement executed pursuant to Section 5.5, 5.9(c) or 7.6. As between a licensor and licensee, all rights, title and interest in and to such Know-How and all intellectual property rights contained therein, associated therewith or derived therefrom shall remain the exclusive property of the party which licensed such Know-How hereunder, subject only to the limited license provided for herein.

                                   ARTICLE II
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

      SECTION 2.1 Initial Capital Contributions; Capital Accounts: Tax Elections. AMTC made Capital Contributions as described in the Recitals. No further Capital Contributions have been made since the formation of the LLC.

      SECTION 2.2 Additional Capital Contributions, Payments or Loans.

      (a) When completed, the Managers shall cause the Closing Accounting Statements to be attached hereto as Exhibit B-1, and the Capital Accounts of the Members as of the Effective Date shall equal the Purchase Price (as defined in the Member Interest Purchase Agreement) calculated therefrom. Except to the extent otherwise expressly set forth herein, no Member shall be required to make, or have any liability for, Capital Contributions. No Member shall be required to loan money or otherwise extend credit for the benefit of the LLC.

      (b) Upon the execution of this Agreement, each Member shall make a Capital Contribution to the LLC in the amount of $500,000 in immediately available funds.

      (c) After the end of each calendar month, the LLC shall invoice each Member for an amount equal to [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. Each Member hereby agrees to pay such invoices within 10 days after each Member's receipt of such invoice. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. The LLC shall accept payments made by any Member's Affiliates on behalf of such Member.

      (d) If a Member shall fail to make any payment required pursuant to
Section 2.2(c) and such failure remains uncured for 15 days after written notice of such failure has been delivered to the defaulting Member by the non-defaulting Member, the non-defaulting Member must either (i) exercise its option to make unsecured loans to the defaulting Member of the amounts of the payments which the defaulting Member was required to make to the LLC pursuant to
Section 2.2(c) or (ii) extend the defaulting Member's obligation to make such payment (with such payment to bear interest at the Default Rate) for an additional period of six (6) months from the date of such Member's first default hereunder (which extension shall be deemed to have been granted if the non-defaulting Member does not exercise its option under the preceding clause
(i)). If the defaulting Member defaults on subsequent payments due after its first payment default, the extension of its obligations to make such subsequent payments shall expire six (6) months from the date of its first payment default (i.e., not 6 months from the subsequent payment defaults). The non-defaulting Member may exercise such option by promptly sending written notice thereof to the defaulting Member and to the LLC and by disbursing such loan proceeds directly to the LLC. The defaulting Member shall be required to execute a promissory note for the amount of such loans in a form reasonably satisfactory to both parties, which note shall provide that the loan shall bear interest at the Default Rate until paid and that such loan shall be payable no later than six (6) months after the date of the initial loan. The defaulting Member shall be entitled to prepay the amount of any such loan at any time without any prepayment premium or penalty. While any such loans are outstanding, the Managers designated by the defaulting Member shall not have any right to vote on or control the taking of any actions contemplated by Sections 5.4(a)(xi) (which shall be construed to include any plant expansions approved by the Board prior to the date of default by the defaulting Member), (xii), (xxiii), (xxiv) or (xxv) and the non-defaulting Member shall have the right to lease from the LLC any reasonably available space at the LLC's plant for fair market rental for a term of reasonable length for the purpose of conducting its own operations outside the scope of the LLC and the Managers appointed by the non-defaulting Member shall have the right to cause the LLC to take or not take any such actions without regard to the provision of Section 5.4(a) which requires the unanimous consent of the Board with respect thereto. In any event, if any such loan (with all accrued interest) is not repaid in full by the defaulting Member to the non-defaulting Member within six (6) months after the date of the first payment default hereunder, the non-defaulting Member shall have an option to purchase all, but not less than all, of the Interest of the defaulting Member, which option shall be exercised by the provision of written notice with respect thereto within 45 days after the end of such six (6) month period. If the non-defaulting Member exercises its option to purchase the Interest of the defaulting Member, the purchase price to be paid to the defaulting Member for its Interest shall be an amount equal to (i) 50% of the LLC's Net Book Value as of the last day of the month immediately preceding the date upon which the non-defaulting Member provides notice of its desire to exercise its option under this section, multiplied by (ii) the percentage ownership interest in the LLC represented by the Interest of the defaulting Member. At the closing, the non-defaulting Member shall receive a credit against the purchase price due to the defaulting Member in an amount equal to the outstanding principal and interest due pursuant to the loan(s) made to the defaulting Member. The closing shall take place within 15 days after the final determination of Net Book Value for this purpose at the office of the LLC's attorneys or at such other location as may be agreed upon by the Members. At the closing, the Members shall execute and deliver such instruments of conveyance and transfer as may be reasonably required to effect the purchase and the selling Member shall be required to execute and deliver a carbon fiber purchase agreement with the LLC pursuant to the terms and conditions of a Supply Agreement substantially in the form of Exhibit G attached hereto. After a purchase pursuant to this Section 2.2(d), the purchasing Member and the LLC shall indemnify and hold harmless the defaulting Member and its officers, directors and Affiliates for any liabilities and obligations that the LLC has incurred prior to such purchase or will incur after such purchase, it being understood that the price paid by the purchasing Member shall have taken into consideration all such liabilities and obligations. If the non-defaulting Member elects to make a loan to the defaulting Member pursuant to the terms hereof, but does not elect to exercise its option to purchase the Interest of the defaulting Member, then promptly upon the expiration of the six
(6) month period during which the loan is outstanding, if such loan is not then repaid, the defaulting Member shall be deemed to have transferred (and shall execute an assignment to evidence such transfer) to the non-defaulting Member a portion of its Interest equal in value to the outstanding principal and interest amount of such loan, with such Interest valued at its respective percentage of the Net Book Value of the LLC at the end of such six (6) month period. In such event, the size of the Board of Managers shall be automatically reduced to three
(3) Managers, the defaulting Member shall have the right to designate only one
(1) Manager hereunder, all unanimous vote requirements with respect to the actions described under Sections 5.4(a)(vi), (vii), (ix), (xi), (xii), (xiii) and (xvi) (provided that the foregoing clauses shall not be construed to permit plant expansions), (to the extent such Distributions are made to all Members in a fair manner) (xxii), (xxiii), (xxiv) and (xxv) shall become majority vote requirements only and this Agreement shall be deemed to be amended accordingly (and each Member shall execute an appropriate amendment).

      (e) Notwithstanding the above, if a Member defaults on one or more obligations to make payment pursuant to the terms of Section 2.2(c) for a period of in excess of six (6) months after the 15 day cure period has expired during any three year period during the term hereof, then the other Member shall have, immediately upon the defaulting Member's failure to make a payment in the seventh month during any such three year period, the option to purchase the Interest of the Defaulting Member on the terms and conditions of the option to purchase set forth above in subsection 2.2(c) without the non-defaulting Member being required to first make any loans hereunder. The foregoing consequences shall be in addition to any other remedies the non-defaulting Member and the LLC may have under applicable law for breach by the defaulting Member, including, but without limitation, a claim for attorney's fees and expenses.

      (f) If AMTC fails to make a payment required by Section 2.2(c), the failure shall be handled in the manner set forth in Sections 2.2(d) and (e) regardless of whether or not a Lender (as defined in Section 7.7) has foreclosed on AMTC's Interest. Notwithstanding any such foreclosure (which itself shall not be deemed a default under this Agreement, but which shall constitute a Change of Control), provided that the Lender has satisfied its obligations under Section
7.7 hereof, a non-defaulting Member shall have the rights set forth under Sections 2.2(d) and (e) to the extent set forth herein.

      SECTION 2.3 Liability of Members. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC or guarantee the liabilities of the LLC.

      SECTION 2.4 Maintenance of Capital Accounts; Withdrawals; Interest. Capital Accounts shall be maintained for each of the Members. No Member shall be entitled to withdraw any part of its Capital Account or to receive any distribution except as provided in this Agreement. No Member shall be entitled to receive any interest on its Capital Contributions or with respect to its Capital Account. Each Member shall look solely to the assets of the LLC for the return of its Capital Contributions and, except as otherwise provided in this Agreement, shall have no right or power to demand or receive property or cash from the LLC. No Member shall have priority over any other Member as to the return of its Capital Contributions, or with respect to distributions.

                                   ARTICLE III
                              INTERIM DISTRIBUTIONS

      SECTION 3.1 Tax Distributions. If the Board expects that as of the end of any Tax Estimation Period the LLC will have Adjusted Taxable Income, then the LLC shall distribute on or before the 15th day after the end of the Tax Estimation Period to the Members in accordance with their Percentage Interests, cash in an amount equal to the Board's estimate of the Adjusted Taxable Income with respect to such Tax Estimation Period multiplied by the Combined Effective Marginal Tax Rate, and on or before March 15th of each year shall adjust the distributions pursuant to this Section 3.1 with respect to the previous Fiscal Year to conform with the LLC's income tax returns for such Fiscal Year, which adjustments shall take into account any withholding required pursuant to Section 3.3.

      SECTION 3.2 Discretionary Distributions. Prior to the dissolution of the LLC, the LLC shall distribute cash or property, subject to Section 3.4, to the Members in accordance with their Percentage Interests in such amounts, at such times and as of such record dates as the Board shall determine.

      SECTION 3.3 Withholding. In the event any federal, foreign, state or local jurisdiction requires the LLC to withhold taxes or other amounts with respect to any Member's allocable share of Profits, taxable income or any portion thereof, or with respect to distributions, the LLC shall withhold from distributions or other amounts then due to such Member (or shall pay to the relevant taxing authority with respect to amounts allocable to such Member) an amount necessary to satisfy the withholding responsibility. In such a case, the Member for whom the LLC has paid the withholding tax shall be deemed to have received the withheld distribution or other amount so paid, and to have paid the withholding tax directly.

      If, on the due date of the LLC's withholding obligation the Member's share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member to which the withholding obligation applies shall have the option to pay to the LLC the amount of such shortfall. In the event a Member fails to make such payment and the LLC nevertheless pays the withholding, the amount paid by the LLC shall be deemed a nonrecourse loan from the LLC to such Member bearing interest at the Prime Rate, and the LLC shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

      SECTION 3.4 Noncash Interim and Liquidating Distributions. The LLC shall make interim and liquidating distributions to the Members other than in cash only upon the vote of the Managers as prescribed in Section 5.4 below and only in accordance with the Members' Percentage Interests. In the event of a noncash distribution, the Agreed Value of the property to be distributed shall be adjusted and any resulting Profits or Losses shall be posted to the Capital Accounts as of the date the noncash distribution is made.

                                   ARTICLE IV
                                   ALLOCATIONS

      SECTION 4.1 Profits. Except as provided in the Regulatory Allocations Exhibit, Profits shall be allocated as follows:

      (a) First, to the Members who have been allocated Losses pursuant to Subsection 4.2(c) below until the cumulative Profits allocated pursuant to this Subsection 4.1(a) equal the cumulative prior allocations of Losses under that Subsection.

      (b) Next, to the Members who have been allocated Losses pursuant to Subsection 4.2(b) below until the cumulative Profits allocated pursuant to this Subsection 4.1(b) equal the cumulative prior allocations of Losses under that Subsection.

      (c) All remaining Profits shall be allocated to the Members in accordance with their Percentage Interests.

      SECTION 4.2 Losses. Except as provided in the Regulatory Allocations Exhibit, Losses shall be allocated as follows:

      (a) First, to the Members who have been allocated Profits pursuant to Subsection 4.1(c) above until the cumulative Losses allocated pursuant to this Subsection 4.2(a) equal the cumulative prior allocations of Profits under that Subsection.

      (b) Next, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

      (c) All remaining Losses shall be allocated to the Members in accordance with their Percentage Interests.

      SECTION 4.3 Code Section 704(c) Tax Allocations. If, at any time, the LLC should have Section 704(c) Property, then income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial Agreed Value pursuant to the remedial allocation method under Code Section 704(c) and the Treasury Regulations promulgated thereunder.

      In the event the Agreed Value of any LLC asset is adjusted after its contribution to the LLC, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to the remedial allocation method under Code Section 704(c) and the Treasury Regulations promulgated thereunder.

      Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      For purposes of making allocations of income and losses, including the determination of the remedial allocation in accordance with Treasury Regulation
Section 1.704-3(d)(1), the Agreed Value shall be equal to the book costs prior to the Effective Date with respect to the accrued expenses, accounts payable, prepaid expenses, and deposits. In addition, the Agreed Value of the inventory contributed by AMTC to the LLC shall be equal to the tax basis of the inventory as of the Effective Date. The remaining Agreed Value of the LLC shall be allocated to the land and depreciable assets by multiplying the remaining fair market value by the historical cost of the asset divided by the total historical cost of the land and depreciable assets. For purposes of determining the book depreciation necessary for making the remedial allocation in accordance with Treasury Regulation Section .704-3(d)(2), the LLC will use the straight-line method of depreciation for the amount by which the Agreed Value exceeds the adjusted tax basis.

      SECTION 4.4 Miscellaneous.

      (a) Allocations Attributable to Particular Periods. Allocations of Profits, Losses or any other allocable items shall be made for the period commencing with the Effective Date. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

      (b) Other Items. Except as otherwise provided in this Agreement, all items of LLC income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

      (c) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the LLC in reporting their shares of LLC income and loss for income tax purposes. Each Member agrees to report its distributive share of LLC items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the LLC. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the LLC for any legal and accounting fees incurred by the LLC in connection with any examination of the LLC by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

                                    ARTICLE V
                                   MANAGEMENT

      SECTION 5.1 Management by the Managers; Delegation of Authority; Approval of Annual Budgets and Business Plan.

      (a) General Authority of Managers. The Managers shall have complete authority and exclusive control over the management of the business and affairs of the LLC, which authority may be delegated in part to the Operating Committee or the Officers as provided in Sections 5.1(b) and (c) below. Except for matters requiring a unanimous vote as set forth in Section 5.4 below, the vote, consent, approval or ratification of at least a per capita majority of the Managers then serving shall be required and shall be sufficient in order to constitute the action of the Managers. The LLC is a manager-managed LLC under the Act and accordingly, no Member (in its capacity as a Member) has the actual or apparent authority to cause the LLC to become bound to any contract, agreement or obligation; no Member (in its capacity as a Member) shall take any action purporting to be on behalf of the LLC; and no Member (in its capacity as a Member) shall have fiduciary duties to the LLC or to other Members. Except pursuant to the proper exercise of authority delegated pursuant to Section 5.1(c), no Manager or Officer shall cause the LLC to become bound to any contract, agreement or obligation, and no Manager or Officer shall take any other action on behalf of the LLC, unless such matter has received the vote, consent, approval or ratification as required pursuant to this Agreement with respect to such matter.

      (b) Operating Committee. At the discretion of the Board, the Board may delegate responsibility for the day-to-day management of the business and affairs of the LLC to an operating committee (the "Operating Committee"), provided that the Operating Committee shall not have the authority to take any of the acts described in Section 5.4(a) without the unanimous consent of the Board and the Board's express delegation of the authority to take such acts. Anything herein to the contrary notwithstanding, the LLC shall not sell its products to parties other than the Members without the unanimous consent of the Operating Committee. The Operating Committee shall consist of three individuals. The initial Operating Committee shall consist of Steve Russell, Frank Yaeger (SGL designee) and Peter R. Mathewson (AMTC designee). Each group of two Board designees designated by each Member shall appoint one representative to the Operating Committee and shall notify the other Managers in writing of the name of such representative. The third individual on the Operating Committee shall be the LLC's Chief Executive Officer. The group of Board members who designate an individual to serve on the Operating Committee may remove and appoint a substitute or replacement for its representative on the Operating Committee at any time upon written notice to the other Managers. Each member of the Operating Committee shall have only one vote at any meeting, and no meeting of the Operating Committee may be convened unless each representative is present at the meeting. Except as expressly provided herein, all decisions made or actions taken at a meeting of the Operating Committee shall require the unanimous vote of the representatives. The Operating Committee shall hold monthly meetings (or at such other intervals as the representatives shall determine) and shall fix the times and places at which such meeting shall be held. Meetings of the Operating Committee may be held by means of conference telephone or equivalent communications equipment by which all representatives can hear each other simultaneously. Participation by such means shall constitute presence in person at any such meeting. Any action required or permitted to be taken by the Operating Committee may be taken without a meeting if each representative consents to such action in writing.

      (c) Delegation of Authority to Officers. The Managers shall elect one or more individuals to hold the offices set forth below, which individuals when elected shall have and exercise delegated authority of the Board as set forth below (no officer shall be deemed a "manager" (within the meaning of the Act) of the LLC unless such person also serves as a Manager):

            (i) Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the LLC, subject to the direction of the Board, shall see that all orders and resolutions of the Board are carried out, shall report thereon to the Board, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board. The Chief Executive Officer shall not take any action inconsistent with the Approved Business Plan, the Approved Annual Operating Budget and the Approved Annual Capital Expenditure Budget.

            (ii) President. The President shall report to the Chief Executive Officer and shall be responsible for the day-to-day operations of the LLC and for carrying out the policies and directives of the Board in accordance with this Agreement and the Act, and shall have all necessary power and authority, subject to oversight by the Board, to cause the LLC to implement its Approved Business Plan, subject to its Approved Annual Operating Budget and Approved Annual Capital Expenditure Budget. The President shall have the authority to execute and deliver any deeds, mortgages, contracts, or other instruments on behalf of the LLC, except in cases where the execution and delivery thereof shall be expressly delegated by the Managers to some other Officer or agent of the LLC, or shall be required by law to be otherwise executed and delivered; and in general shall have the authority and perform the duties incident to the office of president as if the LLC were a business corporation under the Delaware General Corporation Law.

            (iii) Vice Presidents. In the absence of the President or the event of his or her death, inability or refusal to act, the Vice Presidents, unless otherwise determined by the Managers, shall have the authority and perform the duties of President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have the authority and perform the other duties as may from time to time be assigned to them by the President or the Managers, and in general shall perform all duties incident to the office of vice president as if the LLC were a business corporation under the Delaware General Corporation Law.

            (iv) Secretary. The Secretary shall: (a) attend meetings of the Managers and Members, keep the minutes of such meetings and perform like duties for any committees thereof when required; (b) see that all notices required to be given by the LLC are duly given in accordance with this Agreement or as required by law; (c) be custodian of the LLC's records; (d) in general have the authority and perform the duties incident to the office of secretary as if the LLC were a business corporation under the Delaware General Corporation Law.

            (v) Treasurer. The Treasurer shall: (a) be responsible for all the safekeeping of funds and securities of the LLC; (b) receive and give receipts for money due and payable to the LLC, and deposit such moneys in the name of the LLC in such depositories as shall be selected by the Managers; (c) establish and maintain accounting procedures and internal controls for the financial operations of the LLC; (d) in general have the authority and perform the duties incident in the office of treasurer as if the LLC were a business corporation under the Delaware General Corporation Law.

            (vi) Assistant Secretaries. In the absence of the Secretary or the event of his or her death, inability or refusal to act, the Assistant Secretaries, unless otherwise determined by the Managers, shall have the authority and perform the duties of Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall have the authority and perform the other duties as may from time to time be assigned to them by the Secretary or the Managers, and in general shall perform all duties incident to the office of assistant secretary as if the LLC were a business corporation under the Delaware General Corporation Law.

            (vii) Assistant Treasurers. In the absence of the Treasurer or the event of his or her death, inability or refusal to act, the Assistant Treasurers, unless otherwise determined by the Managers, shall have the authority and perform the duties of Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall have the authority and perform the other duties as may from time to time be assigned to them by the Treasurer or the Managers, and in general shall perform all duties incident to the office of assistant treasurer as if the LLC were a business corporation under the Delaware General Corporation Law.

      Any Officer may hold more than one office of the LLC. No Officer may serve as a director, manager, officer or other employee of either Member or of any other Person without the prior express approval of the Members. The Managers may remove an Officer at any time and from time to time and replace such Officer with a successor. An Officer may resign at any time upon notice to the Board provided that the Officer complies with the notice and other requirements set forth in any employment agreement between the Officer and LLC. Until their successors are appointed, the following persons shall hold the offices set forth opposite their respective names:

      Steve Russell     Chief  Executive  Officer/President,
                        Secretary and Treasurer

      (d) Approval of Annual Budgets and Business Plan. The Officers (at the direction of the Operating Committee) shall prepare annually prior to the commencement of each Fiscal Year of the LLC written, line item operating and capital expenditure budgets for the coming Fiscal Year and shall prepare periodically a business plan for the LLC, and shall submit such budgets and business plans to the Board. Upon approval of annual operating and capital expenditure budgets by the Board such budgets shall become the Approved Annual Operating Budget or the Approved Annual Capital Expenditure Budget for purposes of this Agreement for the Fiscal Years to which they relate. A written business plan approved by the Board shall become the Approved Business Plan for purposes of this Agreement. Any Approved Annual Operating Budget, Approved Annual Capital Expenditure Budget and Approved Business Plan may be amended from time to time by the vote of the Board. If the Board fails to approve an annual operating budget or annual capital expenditure budget, then for purposes of the various limitations and restrictions on management authority in this Agreement, the Approved Annual Operating Budget for the most recent Fiscal Year shall be the Approved Annual Operating Budget for any subsequent Fiscal Year for which there is no Approved Annual Operating Budget, and the most recent Approved Annual Capital Expenditure Budget shall continue to be effective to the extent items on such budget have not been expended. At the discretion of the Board, the budgets referenced herein may be reviewed quarterly and revised semiannually, provided that the Board may request that the Operating Committee or the Officers submit revised budgets promptly if necessary to respond to changes in the LLC's target markets.

      SECTION 5.2 Number, Designation, Resignation and Removal of Managers. The LLC shall have four (4) Managers (each of whom shall have one vote), each of whom must be an officer, director or employee of a Member or its Affiliates, two of whom shall be designated by SGL, and two of whom shall be designated by AMTC. All Managers shall execute and be bound by the provisions of this Agreement. Each Manager shall serve until his death, resignation or removal by the Member entitled to designate such Manager. A Manager may resign at any time upon notice to the other Managers and may be removed at any time by the Member entitled to designate such Manager, with or without cause, upon notice given by the Member entitled to designate such Manager, which notice shall be directed to the other Managers and shall be effective as stated therein.

      SECTION 5.3 Ascertaining the Action of the Managers. The requisite vote, consent, approval or ratification of the Managers with respect to any matter may be taken at a meeting called pursuant to Section 6.1 or without a meeting pursuant to Section 6.2.

      SECTION 5.4 Restrictions on Authority of Managers.

      (a) Unanimous Consent Required. Without the unanimous consent of the Board, no Manager, Officer or member of the Operating Committee shall have authority to do any of the following:

            (i)      do any act in contravention of this Agreement;

            (ii) amend this Agreement, except as expressly provided otherwise herein;

            (iii) possess any property or assign, transfer, or pledge the rights of the LLC in specific property, for other than the exclusive benefit of the LLC;

            (iv) employ, or permit to be employed, the funds or assets of the LLC in any manner except for the exclusive benefit of the LLC;

            (v) commingle the LLC's funds with its own or any other Person's funds;

            (vi) cause the LLC to incur any Indebtedness in excess of $100,000, except for Indebtedness provided for in an Approved Annual Operating Budget or Approved Annual Capital Expenditure Budget;

            (vii) cause the LLC (a) to enter into any contract or agreement or series of related contracts or agreements, whether oral or written, obligating the LLC to expend money or provide goods or services other than in the ordinary course of Business or (b) obligate the LLC in any other manner, unless in each case the amount involved is less than $100,000 or provided for in an Approved Annual Operating Budget or Approved Capital Expenditure Budget;

            (viii) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment], or grant any Member a rate of return on any Capital Contribution, including with respect to any capital project or major maintenance expenditures made by the LLC for the primary benefit of one of the Members;

            (ix) cause the LLC to conduct or engage in any activities outside of the scope of the Business or any activities reasonably ancillary thereto;

            (x) cause the LLC to be taxed as an entity other than a partnership under the Code;

            (xi) approve an annual operating budget for the then existing Business and operations of the LLC, annual maintenance and capital expenditure budget for the then existing Business and operations of the LLC, or business plan for the then existing Business and operations of the LLC, as submitted to the Board by the Officers or amend such items once approved or make or authorize the making of any expenditures not authorized in such budgets or business plan;

            (xii) maintain or adopt any policy concerning any variable incentive compensation or bonus plan, or adopt, enter into, amend, modify or change any currently existing or subsequently adopted agreement relating to employment, compensation plan, bonus or any other benefit plan for employees, independent contractors, Officers or Managers of the LLC, including, but not limited to, adopting or entering into any variable incentive compensation or bonus plan, employment agreement, noncompetition agreement or non-solicitation agreement with any employee of the LLC;

            (xiii) cause the LLC to sell, transfer, lease or otherwise dispose of, or mortgage or pledge, any assets of the LLC with a fair market value greater than $50,000 except as reflected in an Approved Annual Operating Budget or Approved Annual Capital Expenditure Budget and except for the sale of inventory in the ordinary course of Business;

            (xiv) cause the LLC to enter into any contract, agreement or loan or engage in any transaction with any Member or Manager or with any Affiliate of or Related Party of any of them (except for (A) the Transition Services Agreement attached hereto as Exhibit H executed on the Effective Date, (B) the Supply Agreements entered into as of the date hereof between the LLC and each of its Members (or one of their Affiliates, as the case may be), and (C) any agreements entered into pursuant to Sections 5.5, 5.9(c) or 7.6);

            (xv) cause the LLC to merge with or into any other entity or any entity to merge with or into the LLC;

            (xvi) take any voluntary action that would cause the LLC to deviate to a material extent from the Approved Annual Operating Budget, Approved Annual Capital Expenditure Budget or Approved Business Plan;

            (xvii) approve the Transfer of a Member's Interest and the form of documents with respect thereto;

            (xviii) revalue the property of the LLC as required under the circumstances described under the definition of Agreed Value;

            (xix) issue any Interest in the LLC or rights to acquire an Interest or admit new Members to the LLC;

            (xx) accept draft Audited Financial Statements after an objection by a Manager as provided in Section 10.3 below;

            (xxi)    dissolve the LLC;

            (xxii) cause the LLC to make any Distributions other than tax distributions described in Section 3.1;

            (xxiii) settle any dispute or litigation or other proceeding, whether administrative or otherwise, which would have a material adverse affect on the LLC or any Member, or waive any claim in excess of $100,000 which the LLC may have against another Person;

            (xxiv) engage any independent auditors, legal counsel or other professional advisors to the LLC;

            (xxv) cause the LLC's plant to shut down for any reason other than routine maintenance, emergency repairs or regularly scheduled holidays; or

            (xxvi) approve an annual operating budget for expansions, annual maintenance and capital expenditure budget for expansions or business plan for expansions of the LLC as submitted to the Board by the Officers or amend such items once approved or make or authorize the making of any expansion expenditures not authorized in such budgets or business plan.

      (b)   Consent of AMTC's Designees or SGL's Designees Required.

            (i) Other than transactions specifically contemplated hereunder (including (A) the Supply Agreement entered into as of the date hereof between the LLC and Aldila, Inc., (B) the Transition Services Agreement attached hereto as Exhibit H, and (C) any agreements entered into pursuant to Sections 5.5, 5.9(c) or 7.6), the LLC shall not engage in any transaction with AMTC or any Affiliate of AMTC, including, without limitation, the acquisition of assets from, the sale of assets to, or the borrowing of money from or lending money or providing credit support to, AMTC, unless those Managers designated by SGL approve such transaction in writing.

            (ii) Other than transactions specifically contemplated hereunder (including (A) the Supply Agreement entered into on the date hereof between the LLC and SGL or one of its Affiliates and
                  (B) any agreements entered into pursuant to Sections 5.5, 5.9(c) or 7.6), the LLC shall not engage in any transaction with SGL or any Affiliate of SGL, including, without limitation, the acquisition of assets from, the sale of assets to, or the borrowing of money from or lending money or providing credit support to, SGL, unless those Managers designated by AMTC approve such transaction in writing.

      SECTION 5.5 Dispute Resolution.

      (a) With respect to any Board proposal receiving the affirmative vote of at least one of the Managers, but not the affirmative vote of the number of Managers necessary to approve such proposal, and such proposal requires the approval of the Board, including, but not limited to, any matter set forth in
Section 5.4 hereof, then, at the written request of the Member whose Manager designees made such proposal, the Board shall reconvene to reconsider and vote again with respect to such proposal not later than three (3) business days after the date upon which such written request is made of the Board. If such decision or action is not approved at the subsequent Board meeting, the decision or action with respect to which the requisite approval has not been obtained shall be submitted to the Chief Executive Officers of Aldila, Inc. and SGL who shall attempt to resolve the dispute within five (5) business days after the referral of such dispute to them. If the Chief Executive Officers are unable to resolve the dispute within the requisite period, then (i) if the dispute constitutes an Impasse, the Members shall have the rights set forth in Section 5.5(b) below or
(ii) if the dispute does not constitute an Impasse, the dispute shall be resolved pursuant to the terms and conditions of the Dispute Resolution Exhibit attached hereto as Exhibit F.

      (b) In the event of an Impasse, after exhausting the dispute resolution mechanisms set forth in Section 5.5(a), a Member (the "Electing Member") may invoke this buy-sell procedure by the giving of a notice to that effect (the "Election Notice") to the other Member (the "Notice Member"). The Election Notice shall constitute an irrevocable offer by the Electing Member either to purchase all, but not less than all, of the Interest of the Notice Member, or to sell all, but not less than all, of the Electing Member's Interest to the Notice Member. Within 30 days after the delivery of the Election Notice, the Electing Member shall provide to the Notice Member a written statement of the aggregate dollar amount which the Electing Member would be willing to pay for all of the assets of the LLC, free and clear of all liabilities and obligations (other than unknown contingencies) relating thereto as of the date of the Election Notice (the "Buy-Sell Price"), together with evidence reasonably satisfactory to the Notice Member of the Electing Member's ability to pay the Buy-Sell Price. For a period of 30 days after receipt of the Buy-Sell Price, the Notice Member shall have the option either (i) to sell all, but not less than all, its Interest to the Electing Member for the amount the Notice Member would be entitled to receive if the LLC sold all of its assets for the Buy-Sell Price and immediately thereafter the LLC paid all liabilities and obligations (other than unknown contingencies) of the LLC and distributed the net proceeds to each Member in accordance with Article IX, or (ii) to purchase the Interest of the Electing Member for the amount the Electing Member would be entitled to receive if the LLC sold all of its assets for the Buy-Sell Price and immediately thereafter the LLC paid all liabilities and obligations (other than unknown contingencies) of the LLC and distributed the net proceeds to each Member in accordance with
Article IX. If the Notice Member fails to exercise either of its options within such 30-day period, the Notice Member shall be conclusively deemed to have elected to sell its Interest to the Electing Member.

      (c) The Member obligated to purchase the Interest of the other Member under this Section 5.5 shall set a closing date not later than 120 days after the date of the exercise or expiration of the option described in paragraph (b) above. The closing shall take place on such closing date at the office of the LLC's attorneys or at such other location as may be agreed upon by the Members. At the closing, the Members shall execute and deliver such instruments of conveyance and transfer as may be reasonably required to effect the purchase and the selling Member shall be required to execute and deliver a carbon fiber purchase agreement with the LLC pursuant to the terms and conditions of a Supply Agreement substantially in the form of Exhibit G attached hereto. The purchasing Member shall pay the purchase price in immediately available funds and the selling Member shall transfer its interest at the closing free and clear of all liens, claims and encumbrances. After a purchase pursuant to this Section 5.5, the purchasing Member and the LLC shall indemnify and hold harmless the selling Member and its officers, directors and Affiliates for any liabilities and obligations that the LLC has incurred prior to such purchase or will incur after such purchase, it being understood that the price paid by the purchasing Member shall have taken into consideration all such liabilities and obligations.

      SECTION 5.6 Limitation of Liability.

      (a) Notwithstanding any other provision to the contrary contained in this Agreement, no Manager or Officer shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any Member or assignee of a Member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such Manager, whether alleged to be based upon or arising from errors in judgment, negligence, gross negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the Manager knew at the time of the acts or omissions were clearly in conflict with the interests of the LLC or criminal, (ii) any transaction from which the Manager derived an improper personal benefit, or (iii) a willful breach of this Agreement or intentional misconduct or fraud. Without limiting the foregoing, no Manager shall in any event be liable for (A) the failure to take any action not specifically required to be taken by the Manager under the terms of this Agreement, (B) any action or omission taken or suffered by any other Manager, or
(C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed by such Manager in good faith.

      (b) Any Manager may consult with legal counsel selected by it, and any act or omission suffered or taken by it on behalf of the LLC or in furtherance of the interests of the LLC in good faith reliance upon and in accordance with the prior written advice of such counsel shall be full justification for any such act or omission, and the Manager shall be fully protected in so acting or omitting to act, provided that if it is ultimately determined that such action was a breach of this Agreement or results in the improper receipt, directly or indirectly, of personal benefit to such Manager, the Manager shall be accountable to the Members for such action or omission notwithstanding such prior legal advice.

      (c) The Managers may, but are not required to, provide for the limitation of liability of Persons to whom the Managers delegate management authority, which limitation of liability must be in writing in order to be effective.

      SECTION 5.7 Indemnification. The provisions regarding the indemnification of Members, Managers and Officers are set forth in the Indemnification Exhibit attached hereto as Exhibit E.

      SECTION 5.8 Confidentiality.

      (a) The LLC and the Members each acknowledges the confidential and proprietary nature of the other parties' Confidential Information (as defined below) and agrees to maintain the confidentiality thereof in accordance with the terms of this Agreement. As used herein, "Confidential Information" means and includes confidential and proprietary information of any kind in any format disclosed to a party, including, but not limited to (a) trade secrets concerning the business and affairs of the disclosing party, know-how, formula, processes, research and development information, customer or vendor lists, price lists or methods for establishing pricing, market studies, technologies and processes and
(b) other information concerning the business and affairs of the disclosing party, including financial information, financial projections and budgets, historical and projected sales, capital spending budgets and plans, information concerning key personnel, personnel training techniques and materials and business plans. Except as expressly contemplated hereby (including in Section 1.7), the LLC and each of the Members hereby agree not to disclose or use any such Confidential Information of any other disclosing party, whether received by virtue of the relationship contemplated by this Agreement, any Supply Agreement between the LLC and a Member or its Affiliate, the Transition Services Agreement or otherwise, and the LLC and each of the Members hereby agree to use any Confidential Information of any other party received from such disclosing party only for the purposes contemplated by such disclosure and in furtherance of the objectives of the relationship in the context of which such disclosure was made, but for no other purposes. Nothing in this Section 5.8 shall restrict a Member or its Affiliates from supplying specifications and other information (including sources of raw materials) to any third party with respect to any carbon fiber it purchases from such third party, as long as such purchase is not prohibited by the Supply Agreement then in effect between such Member (or its Affiliate) and the LLC. The receiving party shall not obtain any intellectual property rights to the Confidential Information of any disclosing party as a result of any disclosure protected hereby, except to the extent otherwise set forth in Section
1.7 hereof. All Confidential Information in a written or digital format shall be retained by the receiving party in a secure place with access limited to only those employees or agents who need access to such information to accomplish any approved purposes, who are informed by the receiving party of the confidential nature of such information and who are bound by a confidentiality obligation consistent with the terms hereof. All Confidential Information shall remain the property of the disclosing party, subject to the license thereof pursuant to the terms of Section 1.7 hereof. Confidential Information shall not be reproduced in any form except as required to accomplish any approved purposes. All Confidential Information, including all copies and summaries thereof, shall be, at the option of and as directed by the disclosing party, returned to the disclosing party or destroyed by the receiving party upon the expiration of the relationship in the context of which such disclosure was made to the extent such information is not reasonably necessary for the receiving party to enjoy the benefit of any License to which it is entitled pursuant to Section 1.7.

      (b) Notwithstanding the above, any receiving party shall have no obligation to maintain the confidentiality of Confidential Information which:
(i) has been or subsequent to the date hereof is published or is now or subsequent to the date hereof otherwise in the public domain through no fault of the receiving party; (ii) prior to disclosure by the disclosing party is within the legitimate possession of the receiving party without obligation of confidentiality,

(iii) subsequent to disclosure hereunder, is received from a third party that, to the receiving party's knowledge, has rights therein which do not restrict the ability of such third party to disseminate such Confidential Information and without notice of any restriction against its further disclosure; (iv) is independently developed by the receiving party without breach of any obligation of confidentiality through parties who have not had, either directly or indirectly, access to or knowledge of such Confidential Information; (v) is disclosed with the written approval of the disclosing party; or (vi) according to the advice of the receiving party's outside counsel, is obligated to be produced under order of a court of competent jurisdiction or by specific direction of any regulatory authority having jurisdiction; provided, however, that the receiving party shall give prompt notice of such order or direction to the disclosing party, shall consult with the disclosing party on the advisability of taking steps to resist or narrow such order or direction and, if disclosure is required or deemed advisable, cooperate with the disclosing party in any reasonable attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of such Confidential Information.

      (c) The LLC and the Members hereby acknowledge that damages which may result from a breach of the confidentiality obligations set forth herein may be difficult to ascertain. Accordingly, without limiting any other rights or remedies at law or in equity which they may have against each other, upon a breach of the confidentiality obligations set forth herein, the parties agree that a temporary restraining order, a preliminary or permanent injunction or a decree of specific performance may be sought against any party receiving Confidential Information from a disclosing party hereunder to protect its rights hereunder. In the event of a breach of these confidentiality obligations, the non-breaching party shall be entitled to receive promptly from the breaching party a reimbursement of all of the non-breaching parties' reasonable attorneys' fees, expenses and court costs incurred in connection with the enforcement of its rights under this Section 5.8.

      (d) Notwithstanding anything in this Agreement to the contrary, (i) a Member's obligations under this Section 5.8 with respect to Confidential Information of the LLC shall terminate upon such Member's acquisition of all of the Interests, but such Member shall continue to be bound by this Section 5.8 indefinitely with respect to Confidential Information of the other Member, (ii) a Member that Transfers its Interest shall continue to be bound by this Section
5.8 indefinitely, and (iii) the provisions of this Section 5.8 cannot be amended with respect to any party's rights or obligations without the written consent of such Person.

      SECTION 5.9 Nonsolicitation; Noncompetition.

      (a) Nonsolicitation of Employees and Customers. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (b) Covenant Not to Compete. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (c) Limited Exception to Nonsolicitation; Noncompetition. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (d) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (e) Each Member hereby acknowledges that a breach by a Member of any of the provisions of this Section 5.9 may cause irreparable damage to the LLC incapable of measurement and that the remedy at law for such breach may be inadequate to compensate the LLC for its losses in connection therewith. Therefore, in the event of any such breach, the LLC, in addition to any other remedies available to it at law, in equity or otherwise, shall be entitled, at its option, to seek a temporary restraining order and preliminary and permanent injunctions restraining a Member from breaching or continuing any breach of any of the provisions of this Section 5.9. A breaching Member shall be liable for any and all reasonable attorneys' fees, expenses and court costs incurred by the LLC in connection with the successful enforcement of its rights hereunder.

      (f) Notwithstanding anything in this Agreement to the contrary, (i) a Member's obligations under this Section 5.9 shall terminate upon such Member's acquisition of all of the Interests, (ii) a Member that Transfers its Interest shall continue to be bound by this Section 5.9 (excluding 5.9(c) in the case where SGL has Transferred its Interest and is no longer a Member of the LLC) for a period of five (5) years after such Transfer, and (iii) the provisions of this
Section 5.9 cannot be amended with respect to any Member's obligations without the written consent of such Member.

                                   ARTICLE VI
                                MANAGER MEETINGS

      SECTION 6.1 Actual Meetings.

      (a) The Board shall meet at least quarterly (unless and until the Board determines that meetings are desired more or less frequently). The Secretary shall schedule the quarterly meetings. Meetings of the Board may be called by AMTC or SGL by notice to the Manager designees of the other party setting forth the date and time of the meeting, the nature of the business to be transacted, and unless the meeting is a conference call meeting as provided in Subsection
(d) below, the place of the meeting.

      Notice of any meeting shall be given pursuant to Section 11.1 below to all Managers not less than three (3) business days nor more than thirty (30) days prior to the meeting. Notice of any meeting of the Board shall be deemed to have been waived by attendance at the meeting, unless the Manager attends the meeting solely for the purpose of objecting to notice and so objects at the beginning of the meeting. Managers may attend and vote in person or by proxy at such meeting, and the LLC shall make reasonable arrangements to permit Managers to attend and vote at meetings by telephone. Whenever the vote or consent of Managers is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Board or may be given in accordance with the procedure prescribed in the following Section for written consent to action in lieu of actual meetings. Except as otherwise provided in this Agreement, the vote, consent, approval or ratification of a majority of the Managers shall be required in order to constitute Board action.

      (b) At the beginning of any meeting of the Board, the Managers shall elect by a majority of those Managers present a Manager to preside over the meeting, and the meeting shall be conducted pursuant to such rules of order as the presiding Manager deems appropriate. The presiding Manager shall cause the Secretary to keep a record of the meeting and of all actions taken, which shall be filed with the LLC's permanent records.

      (c) Meetings may be held via conference call with no physical location designated as the place of the meeting, provided that all Managers and other persons on the conference call can hear and speak to one another and notice of the conference call is given or waived as required in the case of a meeting called for a specific place. The Secretary shall be responsible for arranging the conference call and shall specify in the notice of the conference call meeting the method by which the Members can participate in the conference call.

      SECTION 6.2 Written Consent to Action in Lieu of Actual Meetings. Any action that is permitted or required to be taken by the Board, may be taken or ratified by written consent setting forth the specific action to be taken and sent to all Managers and signed by that number of Managers required in order to take the specified action.

                                   ARTICLE VII
                              TRANSFER OF INTERESTS

      SECTION 7.1 In General. Except as otherwise set forth in this Article, a Member shall not Transfer all or any portion of his Interest. Any Transfer which does not comply with the provisions of this Article shall be void. Each Member hereby represents and warrants to the other Member that the Interest of the Member making this representation has not been pledged to secure any debt of such Member or such Member's Affiliates and that such Interest is free of all liens, claims and encumbrances, with the exception of the security interest granted by AMTC to Foothill Capital Corporation under the Credit Agreement.

      SECTION 7.2 Limited Exception For Sales, Assignments or Transfers. Except as otherwise expressly set forth herein (including Section 7.7), and subject to
Section 7.4, all, but not less than all, of a Member's Interest may be Transferred if each of the following conditions are satisfied:

      (a) Prior Notice. At least 30 days prior to any proposed Transfer of an Interest otherwise permitted pursuant to this Section, the Member proposing to Transfer its Interest gives written notice of all the details thereof to the Board, including the name of the proposed transferee, the date of the proposed Transfer, the price or other consideration, if any, to be received, and a complete description of all noncash consideration to be received.

      (b) No Tax Termination. Except for Transfers contemplated under Section
7.6 below, such Transfer does not result in the tax termination of the LLC within the meaning of Code ss.708(b).

      (c) Assignment Documents. Such Member and its transferee execute, acknowledge, and deliver to the LLC such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the Board, including, without limitation, the written agreement of the purchaser, transferee or assignee to assume and be bound by all of the obligations of the transferor under this Agreement.

      (d) Securities Law Compliance. Either (i) Transfer is to the heirs, devisees or legatees of a deceased Member; (ii) the LLC determines that the Interests are not securities; (iii) the Interests are registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), and any applicable state securities laws; or (iv) the LLC determines that the sale, assignment or transfer qualifies for an exemption from the registration requirements of the 1933 Act and any applicable state securities laws. The LLC has no obligation or intention to register Interests for resale under any federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

      (e) Tax-Exempt Transferee. Such Member certifies to the LLC that the Transfer will not cause the application of the so-called tax-exempt leasing rules in Code ss. 168(h), or similar rules, to the LLC, the LLC's property, or the Members.

      (f) Transfer Notification. Such Member provides the LLC with the notification required by Code ss.6050K(c)(1).

      (g) Transfer Fee. Except for Transfers contemplated under Section 7.6 below, such Member pays the LLC a transfer fee that is sufficient to pay all reasonable expenses of the LLC in connection with such transaction.

      (h) Board Consent. Except for Transfers contemplated under Sections 5.5, 5.9(c) or 7.6 the Board of Managers (acting by unanimous vote) shall have consented in writing to the Transfer, provided that such consent shall not be unreasonably withheld by any Manager.

      Any attempted Transfer (other than a Transfer contemplated by Sections 5.5, 5.9(c), 7.6 or 7.7 hereof) with respect to which any of the above conditions have not been satisfied shall be null and void, and the LLC shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Member attempting such sale, transfer or assignment shall have breached this Agreement for which the LLC and the other Members shall have all remedies available for breach of contract.

      SECTION 7.3 Rights of Assignees. If a Transfer complies with the provisions of the preceding Section, but the Person acquiring such Interest is not admitted as a Member pursuant to the following Section or Section 7.7, such Person shall become an assignee with respect to such Interest.

      An assignee with respect to an Interest is entitled only to receive distributions and allocations with respect to such Interest as set forth in this Agreement, and shall have no other rights, benefits or authority of a Member under this Agreement or the Act, including without limitation no right to receive notices to which Members are entitled under this Agreement, no right to vote, no right to inspect the books or records of the LLC, no right to bring derivative actions on behalf of the LLC, no right to designate Managers and no other rights of a Member under the Act or this Agreement; provided, however, the Interest of an assignee shall be subject to all of the restrictions, obligations and limitations under this Agreement and the Act, including without limitation the restrictions on transfer of Interests contained in this Article.

      SECTION 7.4 Admission of Assignees as Members. Subject to Section 7.7, no Person taking or acquiring, by whatever means, the Interest of any Member in the LLC shall be admitted as a Member without the consent of the Board (acting by unanimous vote). The giving or withholding of such consent shall be in the sole, absolute and arbitrary discretion of each Manager. In addition, no Person shall be admitted as a Member unless such Person:

      (a) Elects to become a Member by executing and delivering such Person's written acceptance and adoption of the provisions of this Agreement;

      (b) Executes, acknowledges, and delivers to the LLC such other instruments as the LLC may deem necessary or advisable to effect the admission of such Person as a Member; and

      (c) Pays a transfer fee to the LLC in an amount sufficient to cover all reasonable expenses of the LLC connected with the admission of such Person as a Member.

      The Members shall amend the Information Exhibit from time to time to reflect the admission of Members pursuant to this Section.

      SECTION 7.5 Distributions and Allocations With Respect to Transferred Interests. If any Interest is transferred during any Fiscal Year in compliance with the provisions of this Article, then (i) Profits, Losses, and all other items attributable to the Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by the Code and selected by the Managers; (ii) all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee; and (iii) the transferee shall succeed to and assume the Capital Account, Percentage Interest and Capital Contribution obligation amounts, and other similar items of the transferor to the extent related to the transferred Interest. Solely for purposes of making the allocations and distributions, the LLC shall recognize such Transfer not later than the end of the calendar month during which the LLC receives notice of such Transfer. If the LLC does not receive a notice stating the date the Interest was transferred and such other information as the LLC may reasonably require within 30 days after the end of the Fiscal Year during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person, who, according to the books and records of the LLC on this last day of the Fiscal Year during which the Transfer occurs, was the owner of the Interest. Neither the LLC nor Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section, whether or not any Manager or the LLC had knowledge of any Transfer of ownership of any Interest.

      SECTION 7.6 Certain Permitted Transfers; Purchase Rights upon Change of Control; Options to Purchase.

      (a) The Member with respect to which a Change of Control is expected to occur (the "Selling Member") shall provide written notice of the proposed or pending Change of Control to the other Member (the "Purchasing Member") promptly upon the earlier of the date upon which the Change of Control occurs, the date upon which the Change of Control is contracted for or the date upon which the management of such Member believes that such Change of Control will likely occur. The Purchasing Member shall have the option to acquire all, but not less than all, of the Interest of the LLC held by the Selling Member, which option may be exercised by written notice thereof at any time during the 90 day period (the "Option Period") commencing on the date that the Purchasing Member shall have received prior written notice thereof from the Selling Member (or, in the event that the Purchasing Member never received written notice thereof in accordance with the terms hereof, the Option Period shall commence on the date that the Purchasing Member learns of the completed Change of Control with respect to the Selling Member). The Option Period shall be extended in the event any objections to the Audited Financial Statements for any relevant period remain unresolved at the time the Option Period would otherwise end, such that the Option Period shall end 30 days following final resolution pursuant to the procedures set forth in Section 10.3 of all Manager objections to all Audited Financial Statements covering any portion of the relevant period. If the Purchasing Member exercises its option to purchase the Interest of the Selling Member, then: (i) if the transaction which caused the Change of Control occurs within thirty (30) months after the Effective Date of this Agreement or if the transaction triggering the Change of Control occurs at any time after the Effective Date of this Agreement and involves an acquisition or other transaction by or with [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] or their respective successors, assigns or Affiliates, or the appointment by any such entity, or the acquisition of the right of appointment, of a member of the Board of Directors of the Selling Member or Persons controlling such Selling Member, the purchase price to be paid for the Interest of the Selling Member shall be the higher of
(x) the amount equal to the LLC's Net Book Value as of the last day of the month immediately preceding the date upon which the Selling Member provides or was required to provide notice of the Change of Control hereunder multiplied by the percentage ownership interest in the LLC represented by the Interest then held by the Selling Member or (y) the amount equal to the LLC's Net Book Value on the Effective Date multiplied by the same percentage ownership interest used to make the calculation in subsection (x) above; or (ii) if the transaction triggering the relevant Change of Control occurs more than thirty (30) months after the Effective Date of this Agreement and the Change of Control does not involve an acquisition or other transaction by or with [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] or their successors, assigns or Affiliates or the appointment by any such entity, or the acquisition of the right of appointment, of a member of the Board of Directors of the Selling Member or Persons controlling such Selling Member, then the purchase price to be paid for the Selling Member's Interest shall be the fair market value thereof as determined in accordance with the appraisal process set forth in Exhibit I attached hereto (the "Option Price"). The exercise of the option provided for in this Section 7.6(a) shall be conditioned upon the closing of the Change of Control which was the subject of the applicable notice. The Selling Member shall be required to sell its Interest to the purchasing Member and shall be required to enter into a carbon fiber purchase agreement with the LLC pursuant to the terms and conditions of a Supply Agreement substantially in the form of Exhibit G attached hereto.

      (b) The closing of the purchase of any Interest pursuant to Section 7.6(a) shall occur at the offices of the LLC's attorneys on the twentieth business day after the later of the date of exercise of the option to purchase or the date of occurrence of a Change of Control). The entire purchase price shall be delivered at closing in cash or same day funds. At the closing, each selling Member shall deliver to the purchaser of the Interest an executed assignment of the subject Interest and the requisite Supply and Noncompetition Agreements. Both parties shall also execute and deliver such other documents as may be reasonably requested by the other party. Any Member selling its Interest pursuant to this section shall deliver such Interest free and clear of all liens and encumbrances and with the necessary rights and indicia of ownership. After a purchase pursuant to this Section 7.6, the purchasing Member and the LLC shall indemnify and hold harmless the selling Member and its officers, directors and Affiliates for any liabilities and obligations that the LLC has incurred prior to such purchase or will incur after such purchase, it being understood that the price paid by the purchasing Member shall have taken into consideration all such liabilities and obligations.

      SECTION 7.7 Special Provisions regarding Encumbrances of Interests. Each of the Members agrees not to permit an Encumbrance to exist upon their respective Interest in favor of any third party (a "Lender") to which a Member or an Affiliate of such Member has or may incur Indebtedness or which provides a credit facility to such Member or an Affiliate of such Member (the "Encumbering Member") unless: (a) the Encumbering Member gives prior written notice to the other Member (the "Non-Encumbering Member") of the proposed Encumbrance at least ten (10) business days before the anticipated closing of the Encumbrance transaction; (b) on or prior to the closing of the Encumbrance transaction, Lender executes and delivers to the Non-Encumbering Member an acknowledgment for the benefit of the Non-Encumbering Member in a form reasonably satisfactory to the Non-Encumbering Member which provides that if the Lender subsequently forecloses on the encumbered Interest: (i) it will promptly provide notice of such foreclosure to the Non-Encumbering Member; (ii) it will execute and thereby agree to be bound by the terms and conditions of this Agreement, (iii) it will promptly pay to the LLC and/or the Non-encumbering Member the aggregate amount of any outstanding payment defaults or outstanding loan amounts, in each case with all interest accrued thereon, then due to the LLC and/or the Non-Encumbering Member or its Affiliates from the Encumbering Member under this Agreement and all amounts due to the LLC from the Encumbering Member or its Affiliates under the Supply Agreement between the Encumbering Member or its Affiliates and the LLC entered into on the date hereof, and (iv) the foreclosure by the Lender shall constitute a Change of Control under this Agreement thereby triggering an option for the Non-Encumbering Member to purchase the Interest that the Lender would then hold in the LLC. If the Lender forecloses on an encumbered Interest and has satisfied the obligations set forth in this Section 7.7, the Encumbering Member shall be deemed to have validly Transferred its entire Interest to the Lender, whether or not the conditions set forth in
Section 7.2 have been satisfied and the Lender shall be admitted as a Member, whether or not the conditions set forth in Section 7.4 have been satisfied.

                                  ARTICLE VIII
                             CESSATION OF MEMBERSHIP

      SECTION 8.1 When Membership Ceases. A Person who is a Member shall cease to be a Member only upon the occurrence of one of the following events:

      (a) The Transfer as permitted under this Agreement of the Member's entire Interest;

      (b) The occurrence of an Event of Bankruptcy with respect to the Member;
or

      (c) In the case of a Member that is a corporation, the dissolution of the Member, or the revocation of its charter unless the charter is reinstated within 30 days of the corporation's actual notice of the revocation; provided, however,
Section 8.2 below shall apply with respect to the winding up and liquidation of the corporation.

      A Member is not entitled to withdraw voluntarily from the LLC.

      SECTION 8.2 Dissolved Members. If a Member is dissolved, the legal representative or successor of such Person may exercise the rights of the Member pending liquidation. The distributees of such Person may become assignees of the dissolved Member only upon compliance with the conditions of this Agreement.

      SECTION 8.3 Consequences of Cessation of Membership. In the event a Person ceases to be a Member as provided in Section 8.1 above, the Person (or the Person's successor in interest) shall continue to be liable for all obligations of the former Member to the LLC, including any obligation to make Capital Contributions, and, with respect to any Interest owned by such Person, shall be an assignee with only the rights and subject to the restrictions, conditions and limitations described in Section 7.3 above.

                                   ARTICLE IX
              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

      SECTION 9.1 Dissolution Triggers. The LLC shall dissolve only upon the first to occur of any of the following events:

      (a) December 31, 2099;

      (b) The unanimous vote of the Board;

      (c) The entry of a decree of judicial dissolution or the administrative dissolution of the LLC as provided in the Act; or

      (d) The sale of all or substantially all of the assets of the LLC.

      SECTION 9.2 Winding Up. Upon a dissolution of the LLC, the Managers, or, if there are no Managers, a court appointed liquidating trustee, shall take full account of the LLC's assets and liabilities and wind up the affairs of the LLC. The Persons charged with winding up the LLC shall settle and close the LLC's business, and dispose of and convey the LLC's noncash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the LLC's assets.

      SECTION 9.3 Liquidating Distributions. Upon the disposition of the LLC's noncash assets, the LLC's cash and the proceeds from the disposition of the LLC's noncash assets shall be distributed in the following order:

      (a) To the LLC's creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the LLC (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members as required pursuant to the terms and conditions of this Agreement;

      (b) To the Members who are creditors whose claims are not satisfied by distributions pursuant to the preceding subsection;

      (c) To the Members in accordance with their credit (i.e., positive) Capital Account balances.

      To the extent that the credit balances in the Capital Accounts, after adjusting the Capital Accounts for all allocations of Profits and Losses and all Regulatory Allocations and all distributions other than liquidating distributions under this Subsection (c) (the "Tentative Liquidation Capital Account") do not equal the amounts to be distributed pursuant to this Subsection
(c), then any provision in this Agreement to the contrary notwithstanding the LLC shall allocate gross income or gross deductions for its last Fiscal Year to the extent necessary in order that the Tentative Liquidation Capital Accounts equal the distributions to be made to the Members pursuant to this Subsection
(c); and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the next preceding Fiscal Year to the extent necessary in order that the Capital Accounts equal such distributions; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the second preceding Fiscal Year, and so forth, with respect to all LLC taxable years for which an amended return can be timely filed, to the extent necessary to cause the Tentative Liquidation Capital Accounts to equal the amount of distribution hereunder.

      Distributions pursuant to Subsection (c) may be made to a trust established by the Members or the LLC for the benefit of the Members for the purposes of liquidating LLC assets, collecting amounts owed to the LLC, and paying liabilities or obligations of the LLC. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the trustee of the liquidating trust, in the same proportions as the amount distributed to such trust by the LLC would otherwise have been distributed to the Members pursuant to this Agreement.

                                    ARTICLE X
                                BOOKS AND RECORDS

      SECTION 10.1 Books and Records; Internal Control. The LLC shall keep adequate books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC as well as the other information required by Section 18-305 of the Act, including the Agreed Value of property or services contributed or to be contributed to the capital of the LLC. Any Member or its designated representative shall have the right, during normal business hours, to have access to and inspect and copy, at the LLC's expense, the contents of such books or records. It is understood that the Officers shall have primary responsibility for maintaining the books and records and internal control and safeguarding of the LLC's assets. The Officers shall cause the LLC to adopt such procedures and internal controls as may be reasonably recommended by the Board or the LLC's independent certified public accountants.

      SECTION 10.2 Taxable Year; Accounting Methods; Audited Financial Statements. The LLC shall use the Fiscal Year as its taxable year. The LLC shall report its income for income tax purposes using the accrual method of accounting. Within a reasonable period after the end of each Fiscal Year, each Member shall be furnished with Audited Financial Statements containing a balance sheet as of the end of such Fiscal Year, and a statement of cash flows and an income statement for the Fiscal Year then ended, which financial statements shall also include supplementary statements prepared pursuant to the Capital Account accounting methods prescribed by this Agreement and Treasury Regulation
Section 1.704-1(b). The Audited Financial Statements shall be audited by a firm of independent certified public accountants selected by the Board. The LLC shall use its best efforts to provide such financial statements within 45 days after the end of the Fiscal Year. The LLC shall also provide Audited Financial Statements for the short periods from the Effective Date through the end of its first Fiscal Year.

      SECTION 10.3 Accuracy of Financial Statements. The Officers shall submit a draft of the Audited Financial Statements to the Board prior to the issuance by the LLC's independent accountants of their audit report with respect thereto, which draft shall include the draft audit report. Any Manager may object to the draft Audited Financial Statements provided such objection is made in writing to the Board within 30 days after receipt of such draft Audited Financial Statements by the Board and the objection details with specificity the items the Manager believes are inaccurate. If a Manager makes a written objection within such time, the Board in consultation with the LLC's firm of independent certified public accountants shall attempt to resolve the objection. If the Board fails to accept Audited Financial Statements by unanimous vote within 30 days after the Manager's objection shall be submitted to a nationally recognized firm of certified public accountants for binding arbitration, which firm shall be determined by the Board. If the Board cannot select such a firm, then one shall be selected by lottery excluding any firm currently serving as the auditors for either Member or the LLC.

      SECTION 10.4 Tax Information. Tax information necessary to enable each Member to prepare its state, federal, local and foreign income tax returns relating to the Fiscal Year just ended shall be delivered to each Member by the LLC by March 31 of each year and each Member shall complete its review and any inquiries concerning such information in time for preparation by the Members of their final tax returns in a timely manner.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.1 Notices. Except as otherwise provided in this Agreement, any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by regular, registered, or certified United States mail, or by facsimile transmission or by private mail or courier service, addressed as follows: if to the LLC or any Manager elected by AMTC, to the principal office address of the LLC, or to such other address as may be specified from time to time by notice to the Members with a copy to all Members; if to a Member, to the address set forth on the Information Exhibit attached hereto, or to such other address as the Member may specify from time to time by notice to the Members; if to a Manager elected by AMTC, to the address set forth for AMTC in the Information Exhibit attached hereto; if to a Manager elected by SGL, to c/o if to a Manager elected by SGL, to c/o Hitco Carbon Composites, Inc., 1600 West 135th Street, Gardena, CA 90249, Attention: Daniel J. Pichler, or to such other address as SGL may specify from time to time by notice to the Members. Any such notice shall be deemed to be delivered, given, and received for all purposes (i) as of the date of actual receipt if delivered personally or if sent by regular mail, facsimile transmission or by private mail or courier service, or (ii) two business days after the date on which the same was deposited in a regularly-maintained receptacle for the deposit of United States mail, if sent by registered or certified United States mail, postage and charges prepaid, return receipt requested.

      SECTION 11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Managers, and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

      SECTION 11.3 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

      SECTION 11.4 Entire Agreement; No Oral Limited Liability Company Agreements; Amendments to the Limited Liability Company Agreement. This Agreement constitutes an amendment and restatement of the Original Limited Liability Company Agreement and Contribution Agreement and is the entire agreement among the Members with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral limited liability company agreements. This Agreement may be amended only by a written amendment that receives the vote of, and is signed by all of, the Members.

      SECTION 11.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

      SECTION 11.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

      SECTION 11.7 Additional Documents. Each Member and Manager, upon the request of the LLC, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

      SECTION 11.8 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

      SECTION 11.9 Governing Law; Consent to Jurisdiction; Dispute Resolution. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of the Members. Each Member and Manager hereby irrevocably consents to the personal jurisdiction of the courts of the States of Delaware and California with respect to matters arising out of or related to this Agreement. All disputes between or among any Members or Managers arising out of or in any way connected with the LLC or with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of the dispute resolution provisions contained herein, but excluding objections to draft Audited Financial Statements as described in Section 10.3 above) shall be solely and finally settled in accordance with the Dispute Resolution Exhibit attached hereto (except to the extent otherwise provided herein).

      SECTION 11.10 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the LLC.

      SECTION 11.11 Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members and Managers had signed the same document. Such executions may be transmitted to the LLC and/or the other Members and Managers by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

      SECTION 11.12 Tax Matters Member. AMTC shall be the Tax Matters Member, and as such shall have all power and authority with respect to the LLC and its Members as a "tax matters partner" would have respect to a partnership and its partners under the Code and in any similar capacity under state or local law. In addition, the Tax Matters Member shall have the power and authority (i) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the LLC's federal, state, or local tax returns; and (ii) to represent the LLC and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the LLC and the Members in their capacity as Members, and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the LLC or the Members; provided, however, that the Tax Matters Member shall keep the LLC and the other Members reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Members on any correspondence to or from the Internal Revenue Service or state, local or foreign taxing authority relating to such proceedings. The Tax Matters Member shall continue to serve as such until he is replaced by the majority vote of the Board.

      SECTION 11.13 Time of the Essence. Time is of the essence with respect to each and every term and provision of this Agreement.

      SECTION 11.14 Exhibits; Schedules. The Exhibits and Schedules to this Agreement, each of which are incorporated by reference, are:

EXHIBIT A:              Amended and Restated Certificate of Formation
EXHIBIT B:              Information Exhibit
EXHIBIT B-1:            Closing Accounting Statements
EXHIBIT C:              Glossary of Terms
EXHIBIT D:              Regulatory Allocations Exhibit
EXHIBIT E:              Indemnification Exhibit
EXHIBIT F:              Dispute Resolution Exhibit
EXHIBIT G:              Supply Agreement
EXHIBIT H:              Transition Services Agreement
EXHIBIT I:              Appraisal Process
EXHIBIT J:              Variable Costs

      IN WITNESS WHEREOF, the Members and Managers have executed this Agreement on the following execution pages, to be effective as of the date described in
Article I.

                                 EXECUTION PAGE
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          CARBON FIBER TECHNOLOGY LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


                              MEMBERS:


                              SGL CARBON FIBERS AND COMPOSITES, INC.,
                              a Nevada corporation


October 29, 1999              By:
------------------------             ----------------------------------
Date Executed                 Title: President
                                     ----------------------------------


                              ALDILA MATERIALS TECHNOLOGY CORP.,
                              a Delaware corporation


October 29, 1999              By:
------------------------             ----------------------------------
Date Executed                 Title: Vice President
                                     ----------------------------------


                              MANAGERS:


October 29, 1999
------------------------      -----------------------------------------
Date Executed                 Daniel J. Pichler


October 29, 1999
------------------------      -----------------------------------------
Date Executed                 Larry McKeown


October 29, 1999
------------------------      -----------------------------------------
Date Executed                 Gary T. Barbera


October 29, 1999
------------------------      -----------------------------------------
Date Executed                 Peter R. Mathewson

                                 EXECUTION PAGE
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


      The undersigned parties are executing this Amended and Restated Limited Liability Company Agreement for the sole purpose of acknowledging their agreement to be bound by the terms and conditions of Sections 5.8 and 5.9 of such Agreement.



                                    ALDILA, INC.


                                    By:
                                          --------------------------------------

                                    Title:  Vice President
                                          --------------------------------------



                                    SGL TECHNIK GMBH


                                    By:
                                          --------------------------------------

                                    Title:  Director Finance and Accounting
                                          --------------------------------------

                                    EXHIBIT A
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                  AMENDED AND RESTATED CERTIFICATE OF FORMATION


                              Amended and Restated
                            Certificate of Formation
                                       of
                                    AMTC LLC

                      a Delaware limited liability company
                      pursuant to sections 18-101, et. seq.
                  of the Delaware Limited Liability Company Act

    The undersigned duly authorized person, desiring to amend and restate the Certificate of Formation of AMTC LLC, a Delaware limited liability company, pursuant to Section 18-208 of the Delaware Limited Liability Company Act, 6 Delaware code, Chapter 18, does hereby certify as follows:


      1.    The present name of the limited liability company is AMTC LLC.

      2. The date of filing of the original Certificate of Formation is August 19, 1999.

      3. The provisions of the Certificate of Formation are deleted in their entirety and the following provisions are inserted in place thereof:

            "I.   The name of the limited liability company is ___________ LLC.

            II. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company."

      4. This Amended and Restated Certificate of Formation shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Formation on the ____ day of October, 1999 and is filing the same in accordance with Section 18-208 of the Delaware Limited Liability Company Act.


                                    By:
                                         ---------------------------------------

                                         ---------------------------------------

                                      Its:
                                            ------------------------------------

                                    EXHIBIT B
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                               INFORMATION EXHIBIT

                                              CAPITAL ACCOUNTS
                                              -------------------------------------------------
                                                 Income
   Member Name and Notice        Taxpayer      Tax Basis        Capital         Percentage
           Address                ID No.          (1)         Accounts (2)       Interest
------------------------------  -----------   -------------   -------------  ------------------
Aldila Materials Technology
Corp.
c/o Aldila, Inc.
12140 Community Road
Poway, CA 92064-6871            84-1416797    $00,000,000.00  $00,000,000.00      50.00%


SGL Carbon Fibers and
Composites, Inc.
c/o Hitco Carbon Composites,
Inc.
1600 West 135th Street
Gardena, CA 90249               56-2092864    $00,000,000.00  $00,000,000.00      50.00%

(1)   From Closing Accounting Statements to be attached as Exhibit B-1

(2)   From Closing Accounting Statements to be attached as Exhibit B-1

                                    EXHIBIT C
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                                GLOSSARY OF TERMS


      Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are applicable to only a particular Section of this Agreement or an Exhibit and are not listed below, but are defined in the Section or Exhibit in which they are used.

      "Act" shall mean the Delaware Limited Liability Company Act, as in effect in Delaware and set forth at Title 6 ss.ss. 18-101 through 18-110 through 18-1109 (or any corresponding provisions of succeeding law).

      "Adjusted Capital Account" means, with respect to any Member or assignee, such Person's Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore, pursuant to the next to last sentences of Treasury Regulations ss. 1.704-2(g)(1) (share of minimum gain) and 1.704-2(i)(5) (share of member nonrecourse debt minimum gain).

      "Adjusted Taxable Income" shall mean, for any Tax Estimation Period, the LLC's aggregate items of income or gain, less aggregate items of loss or deduction, under the Code, except that (i) gain, less aggregate items of loss or deduction, and/or loss from the sale or other disposition of all or substantially all of the LLC's assets shall be excluded, and (ii) the effects of the Section 743 Adjustment shall be excluded.

      "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any Person in which the specified Person or the specified Person's Affiliates (as defined in subsection (i) only) holds 50% or more of the outstanding equity interests.

      "Agreed Value" shall mean with respect to any noncash asset of the LLC an amount determined and adjusted in accordance with the following provisions:

      (a) The initial Agreed Value of any noncash asset contributed to the capital of the LLC by any Member shall be its gross fair market value, as agreed to by the contributing Member and the LLC.

      (b) The initial Agreed Value of any noncash asset acquired by the LLC other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

      (c) The initial Agreed Values of all the LLC's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Treasury Regulations ss. 1.704-1(b)(2)(iv)(f) and (g).

(d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the LLC, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to by the Board, as of the following times:

            (i) the acquisition of an Interest or an additional Interest in the LLC by any new or existing Member in exchange for more than a de minimis Capital Contribution; and

            (ii) the distribution by the LLC of more than a de minimis amount of money or other property as consideration for all or part of an Interest in the LLC;

      If, upon the occurrence of one of the events described in (i) or (ii) above the Members do not agree in writing on the gross fair market values of the LLC's assets, it shall be deemed that the fair market values of all the LLC's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

      "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement as amended from time to time.

      "AMTC" shall mean Aldila Materials Technology Corp., a Delaware corporation.

      "Approved Annual Capital Expenditures Budget" shall mean, with respect to each Fiscal Year of the LLC, the annual budget for the LLC's capital expenditures for the existing Business and for expansions, as approved by the Managers, including any revisions thereto.

      "Approved Annual Operating Budget" shall mean, with respect to each Fiscal Year of the LLC, the annual budget for the LLC's operations for the existing Business and for expansions, as approved by the Managers, including any revisions thereto.

      "Approved Business Plan" shall mean the written, narrative statement of the Managers' plans for the LLC's operations, finances, marketing, and capital improvements for the existing Business and for expansions, as approved by the Members, including any revisions thereto.

      "Audited Financial Statements" shall mean the financial statements prepared by the LLC's independent auditors. Such financial statements shall be prepared on an annual basis unless otherwise required by this Agreement, shall be prepared in accordance with GAAP consistently applied and shall include supplementary statements prepared pursuant to the Capital Account accounting methods prescribed by this Agreement and Treasury Regulation Section 1.704-1(b).

      "Board" shall mean the Board of Managers of the LLC.

      "Business" shall mean the manufacture and sale of heavy tow continuous carbon fibers manufactured from polyacrylonitrile precursor raw materials and the provision of all goods and services which are extensions of or are closely related or incidental to any of the foregoing, and any other businesses approved by the unanimous vote of the Managers which are to be engaged in by the LLC.

      "Capital Account" shall mean with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

      (a) Each Person's Capital Account shall be increased by such Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any LLC liabilities that are assumed by such Person or that are secured by LLC property distributed to such Person.

      (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any LLC property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the LLC or that are secured by any property contributed by such Person to the LLC.

      In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

      In the event the Agreed Values of the LLC assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the LLC recognized gain or loss equal to the amount of such aggregate adjustment.

      The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations ss. 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

      "Capital Contribution" shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the LLC with respect to the Interest of such Member.

      "Certificate" shall mean the Amended and Restated Certificate of Formation filed by the LLC pursuant to the Act together with any amendments thereto, a copy of which is attached as Exhibit A.

      "Change of Control" shall mean: (a) with respect to SGL, the issuance or transfer (by operation of law, foreclosure or otherwise) of more than 50% of the capital stock or other equity interests of SGL Technik GmbH or its successors or assigns or of any of the capital stock of SGL, or a transfer (by operation of law, foreclosure or otherwise) by SGL of its Interest, in any such case to any Person who or which does not control, is not controlled by or is not under common control with SGL Carbon AG or (b) with respect to AMTC, any transfer (by operation of law, foreclosure or otherwise) by AMTC or its successors or assigns of its Interest in the LLC to any Person which does not control, is not controlled by or is not under common control with Aldila, Inc., (c) with respect to AMTC, the issuance or transfer (by operation of law, foreclosure or otherwise) by Aldila, Inc. or its successors or assigns of any of the capital stock of AMTC or its successors or assigns to any Person which does not control, is not controlled by or is not under common control with Aldila, Inc., (d) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Aldila, Inc. or AMTC or of SGL Carbon AG, SGL Technik GmbH or SGL or their respective successors or assigns to any "person" or "group" (with the meaning of Sections 13(b)(3) and 14(b)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13-5(b)(1) under the Exchange Act) other than to any Person who or which does not control, is not controlled by or is not under common control with Aldila, Inc., AMTC, SGL Carbon AG, SGL Technik GmbH or SGL, respectively, (e) the approval by the requisite shareholders of Aldila, Inc. or of SGL Carbon AG or of their respective successors or assigns of a plan of liquidation or statutory dissolution, unless existing stockholders "beneficially own" (as defined in Rule 13b-3 under the Exchange Act) at least the same percentage of voting power after the consummation of the plan as before or otherwise retain the right or ability by voting power to control the Person that acquires the proceeds of such liquidation or dissolution, (f) if [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] or their successors, assigns, Affiliates or any other Person acting in concert with any of them becomes the "beneficial owner" of more than 20% of the total voting power of all classes of voting stock of Aldila, Inc. or SGL Carbon AG or of their respective successors or assigns and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or appoints or acquires the right to appoint a member of Aldila, Inc.'s or AMTC's or SGL's or their successors or assigns' Board of Directors or a member of SGL Carbon AG's or SGL Technik GmbH's Executive Committee or (g) any other "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" of more than 50% of the total voting power of all classes of the voting stock of Aldila, Inc. or SGL Carbon AG or of their respective successors or assigns and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis.

      "Closing Accounting Statements" shall mean the Closing Accounting Statements as defined in Section 2.6(b) of the Member Interest Purchase Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

      "Combined Effective Marginal Tax Rate" shall mean the highest single effective rate (expressed as a percentage) of United States federal, state and local income taxation applicable to a Member whose principal tax domicile is within the United States determined as of the last day of each Tax Estimation Period, giving effect to any limitation on the deductibility of state and local taxes in computing United States federal taxable income, and assuming that such Member is subject to the highest United States federal and highest state and local marginal income tax rates then applicable in the jurisdictions in which such Member is taxed.

      "Default Rate" means a per annum rate of return on a specified principal sum, compounded monthly, equal to the greater of (a) the Prime Rate plus 500 basis points, or (b) 15%, but in no event greater than the highest rate allowed by law.

      "Distributions" shall mean all distributions with respect to an Interest pursuant to this Agreement (including tax distributions under Section 3.1 above) from the Effective Date through the day prior to the day of closing of the purchase of any Interest hereunder.

      "Effective Date" shall mean the close of business on the date written in the introductory paragraph of this Agreement.

      "Encumbrance" shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "Event of Bankruptcy" shall mean, with respect to any Person, the occurrence any of the events set forth in Section 18-304 of the Act.

      "Fiscal Year" shall mean, with respect to the first year of the LLC, the period beginning upon the Effective Date and ending on the next December 31, with respect to subsequent years of the LLC, the calendar year, and, with respect to the last year of the LLC, the portion of the calendar year ending with the date of the final liquidating distributions.

      "Fixed Costs" shall mean [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      "GAAP" shall mean generally accepted accounting principles, rules and procedures in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor organization) that are applicable to the circumstances as of the date of determination.

      "Impasse" shall mean the failure of a Member's group of designees to the Board to give their approval relative to any decision or action requiring such approval which is set forth in the following subsections of Section 5.4(a): (i) through (xi), (xiii), (xv), (xvi), (xvii), (xix), (xx) or (xxi), (xxv) or
(xxvi), after the completion of the portion of the dispute resolution process described in Section 5.5(a).

      "Indebtedness" shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of property or services, other than accounts payable incurred in the ordinary course of business, (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under any financing leases, (d) all obligations in respect of banker's acceptances, (e) all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent or otherwise, to be secured by) any lien on any property owned by any person or entity even though such person or entity has not assumed or otherwise become liable for the payment thereof, other than Permitted Encumbrances (as defined in the Member Interest Purchase Agreement), (f) all obligations under conditional sale or other title retention agreements relating to property or assets acquired by such person or entity and
(g) any guarantee, reimbursement, counterindemnity or similar obligation pursuant to which any person or entity guarantees, or in effect guarantees, any indebtedness, liability, obligation, lease, dividend, or other obligation of any other person or entity in any manner.

      "Interest" shall mean all of the rights of each Member or assignee with respect to the LLC created under this Agreement or under the Act. With respect to any provision of this Agreement requiring the vote, approval, consent or similar action by the Members or a group of Members with respect to any matter, unless otherwise specified, reference to a majority (or a specified percentage) in Interest of the Members or group thereof means Members whose (a) Percentage Interests and (b) Capital Account balances constitute a majority (or specified percentage) of the Percentage Interests and Capital Account balances of the Members or group of Members, determined as the date of such vote, approval, consent or action unless an earlier record date has been established for determining the Members entitled to participate in such action, in which case the determination shall be made as of the earlier record date.

      "License" shall mean a royalty-free, perpetual (subject to termination as set forth in Section 1.7), worldwide and unrestricted license to use the Know-how being licensed, but never (except as set forth in Section 1.7(a)(iii)) to sublicense such Know-how without the consent of the person from whom the license is obtained.

      "LLC" shall mean [Carbon Fibers Technology LLC], a Delaware limited liability company formed on August 19, 1999.

      "Managers" shall refer collectively to the Persons designated as Managers on the Information Exhibits and their successors until such Persons shall cease to be Managers as provided herein.

      "Members" shall refer collectively to the Persons listed on the Information Exhibit as Members and to any other Persons who are admitted to the LLC as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement. "Member" means any one of the Members.

      "Member Interest Purchase Agreement" shall mean that certain Member Interest Purchase Agreement dated October ___, 1999 among AMTC, SGL, SGL Technik GmbH and Aldila, Inc.

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      "Net Book Value" shall mean an amount equal to the book value of the LLC's assets reduced by the amount of the LLC's liabilities, each as determined in accordance with GAAP by the LLC's independent certified accountants.

      "Officers" shall mean the Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and Assistant Treasurers as selected by the Board.

      "Option Period" shall have the meaning assigned to such term in Section 7.6(a).

      "Option Price" shall have the meaning assigned to such term in Section 7.6(a).

      "Percentage Interest" shall mean the percentage set forth opposite each Member's name on the Information Exhibit in the column labeled "Percentage Interest."

      "Person" shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

      "Prime Rate" as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

      "Profits and Losses" shall mean, for each Fiscal Year or other period, an amount equal to the LLC's taxable income or loss for such year or period, determined in accordance with Code ss. 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code ss. 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the LLC that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

      (b) Any expenditures of the LLC described in Code ss. 705(a)(2)(B) or treated as Code ss. 705(a)(2)(B) expenditures pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

      (c) Gain or loss resulting from dispositions of LLC assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

      "Purchase Price" shall have the meaning assigned such term in the Member Interest Purchase Agreement.

      "Regulatory Allocations" shall mean those allocations of items of LLC income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the LLC to comply with the alternate test for economic effect prescribed in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Treasury Regulations Section 1.704-2.

      "Related Party" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), a spouse of any descendant, any ancestor, any trust 100% of the beneficial interests of which are owned by such individuals or any of them, and any corporation, association, partnership or limited liability company 100% of the equity interests of which are owned by those above-described individuals or trusts, (b) with respect to any trust, the owners of 100% of the beneficial interests of such trust, and (c) with respect to any corporation, association, partnership or limited liability company, the owners of 100% of the outstanding equity interests in such entity.

      "Section 704(c) Property" shall mean "Section 704(c) property" as defined in Treasury Regulations ss. 1.704-3(a)(3), and shall include property treated as
Section 704(c) Property by virtue of regulations under Treasury Regulations ss. 1.704-1(b)(2)(iv)(f).

      "SGL" shall mean SGL Carbon Fibers and Composites, Inc., a Nevada corporation.

      "Tax Estimation Periods" shall mean the periods for which estimates of corporate federal income tax liability must be paid under the Code, provided, that, the LLC's first Tax Estimation Period shall begin on the Effective Date of this Agreement.

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      "Transfer" shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any Interest in the LLC.

      "Treasury Regulations" shall mean the final and temporary income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Variable Costs" shall mean [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

         [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK]

                                    EXHIBIT D
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                             REGULATORY ALLOCATIONS


      This Exhibit contains special rules for the allocation of items of LLC income, gain, loss and deduction that override the basic allocations of Profits and Losses in Sections 4.1 and 4.2 of the Agreement to the extent necessary to cause the overall allocations of items of LLC income, gain, loss and deduction to have substantial economic effect pursuant to Treasury Regulations ss.1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

      (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

            (i) "LLC Minimum Gain" has the meaning of "partnership minimum gain" set forth in Treasury Regulationsss. 1.704-2(d), and is generally the aggregate gain the LLC would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Treasury
                  Regulations ss.1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the LLC, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the LLC shall be treated as a single liability and allocated to the LLC's assets using any reasonable basis selected by the Managers.

            (ii) "Member Nonrecourse Deductions" shall mean losses, deductions or Code ss. 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Treasury Regulations ss. 1.704-2(i)(2).

            (iii) "Member Nonrecourse Debt" means any LLC liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Treasury Regulations ss. 1.752-2 as a guarantor, lender or otherwise.

            (iv) "Member Nonrecourse Debt Minimum Gain" shall mean the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Treasury Regulations ss. 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the LLC is not limited to particular assets of the LLC, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the LLC shall be treated as a single liability and allocated to the LLC's assets using any reasonable basis selected by the Managers.

            (v) "Nonrecourse Deductions" shall mean losses, deductions, or Codess. 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Treasury Regulationsss. 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Treasury Regulationsss.1.704-2(c), and shall generally equal the net increase, if any, in the amount of LLC Minimum Gain for that taxable year, determined generally according to the provisions of Treasury Regulationsss.1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in LLC Minimum Gain, with such other modifications as provided in Treasury Regulationsss.1.704-2(c).

            (vi) "Nonrecourse Liability" means any LLC liability (or portion thereof) for which no Member bears the economic risk of loss under Treasury Regulations ss. 1.752-2.

            (vii) "Regulatory Allocations" shall mean allocations of Nonrecourse
                  Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph (h) below.

      (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

      (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Treasury Regulations ss. 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

      (d) Minimum Gain Chargeback. If there is a net decrease in LLC Minimum Gain for a Fiscal Year, each Member shall be allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in LLC Minimum Gain, determined in accordance with Treasury Regulations ss. 1.704-2(g)(2) and the definition of LLC Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations ss. 1.704-2(f) and shall be interpreted consistently therewith.

      (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Treasury Regulations ss. 1.704-2(i)(5), shall be allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations ss.ss. 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Treasury Regulations ss. 1.704-2(i)(4) and shall be interpreted consistently therewith.

      (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of LLC income and gain (consisting of a pro rata portion of each item of LLC income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

      (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of LLC gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

      (h) Curative Allocations. When allocating Profits and Losses under Sections 4.1 and 4.2, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

      (i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Section 4.1 and
4.2 and in the order in which they appear above.

      (j) Waiver of Minimum Gain Chargeback Provisions. If the Managers determine that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the LLC will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, the Managers shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the LLC the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Treasury Regulations ss.ss. 1.704-2(f)(4) and 1.704-2(i)(4). The LLC shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. The Manager shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

      (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code ss. 734(b) or Code ss. 743(b) is required, pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

[THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK.]

                                    EXHIBIT E
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                             INDEMNIFICATION EXHIBIT

      (a)   Rights to Indemnification.

            (i) To the full extent permitted by law, the LLC shall indemnify and save harmless each Member, Manager, and Officer and their respective Affiliates, Related Parties, members, partners, directors, officers, trustees, employees and agents ("Representatives") and Persons to whom the Managers have delegated management authority pursuant to the Agreement (collectively, the "Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the LLC or the performance by such Indemnitee of any of the Person's responsibilities in connection with the business of the LLC. The rights created by this Exhibit shall continue as to an Indemnitee who has ceased to be a Member, Manager, Officer, or Representative and shall inure to the benefit of such Indemnitee's heirs, executors, administrators, legal representatives, successors and assigns.

            (ii) Without limiting any other provisions of this Exhibit, the LLC shall pay or reimburse, and indemnify and hold harmless each Indemnitee against, expenses incurred by such Person in connection with his appearances as a witness or other participation in a Proceeding involving or affecting the LLC at a time when the Indemnitee is not a named defendant or respondent in the Proceeding. For the purposes of this Exhibit, a "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

            (iii) Notwithstanding any other provision of this Agreement, any indemnification hereunder shall be provided out of and to the extent of

                  LLC assets only, and no Member (or Related Party to, Affiliate of, or Representative) shall have personal liability on account thereof.

      (b)   Indemnification Procedures.

            (i) Any Person seeking indemnification pursuant to this Exhibit (including any Advancement of Expenses as provided in Subsection (c) of this Exhibit) shall be subject to the procedures of this Subsection (b) for indemnification.

            (ii) Any indemnification under this Exhibit, unless ordered by a court or arbitration panel, shall be made by the LLC only as authorized in the specific case and only upon a determination by a majority of the disinterested Managers (or by special legal counsel pursuant to Subsection (v) below if so requested by an Indemnitee) that (1) the Indemnitee acted in good faith,
                  (2) the Indemnitee reasonably believed that his or her conduct was in the best interests of the LLC or at least not opposed to the best interests of the LLC, and in the case of a criminal Proceeding, had no cause to believe that its conduct was criminal, and (3) Indemnitee's conduct did not constitute intentional misconduct, fraud, or a knowing violation or breach of this Agreement. The termination of any Proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent shall not alone determine that Indemnitee did not meet the requirements set forth in the preceding sentence.

            (iii) To claim indemnification under this Exhibit, Indemnitee shall submit to the Board a written request for indemnification, including therewith (or affirming that there will be made available to the LLC) such documentation and information as is reasonably available to Indemnitee and as the Board may reasonably request to support such claims and enable the Board to make or cause to be made the determinations hereinafter provided for. If at the time of receipt of such request, the LLC has in effect or is entitled to claim reimbursement for such request under any policy of insurance covering such claim, the LLC shall thereafter take proper action to cause such insurers to accept coverage and thereafter shall take all necessary action to cause such insurers to pay such claim to or on behalf of Indemnitee.

            (iv) Indemnitee and the LLC shall cooperate with each other and the Person making the indemnification determination, including providing upon reasonable advance request such information that is not privileged or otherwise protected from disclosure and which is reasonably necessary to such determination.

            (v) Any determination required herein, if Indemnitee has so requested, shall be made by "special legal counsel" selected by the Indemnitee and reasonably satisfactory to the Board. Any "special legal counsel" selected to make any indemnification determination required hereunder shall be a law firm, or member of a law firm, experienced in matters of corporation, partnership and LLC law and which neither presently is, nor in the past three years has been, retained to represent the LLC, Indemnitee, an Affiliate of or Related Party to the LLC or Indemnitee or any other party to the Proceeding giving rise to the claim for indemnification, and shall not include any Person who, under prevailing applicable standards of professional conduct, would have a conflict of interest with Indemnitee or the LLC or any other party to the Proceeding.

            (vi) An Indemnitee shall not be denied indemnification in whole or in part under this Subsection (b) solely on the grounds that it had an interest in the transaction with respect to which the indemnification applies, if the transaction was fully disclosed to the Board in advance and was otherwise permitted to be carried out by the terms of the Agreement.

            (vii) The indemnification provided in this Exhibit is solely for the benefit of Indemnitees and shall not give rise to any right to indemnification in favor of any other Persons.

      (c) Advance Payment of Expenses. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the LLC prior to the final disposition thereof (an "Advancement of Expense") upon receipt of a written agreement by the Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder.

      (d)   Right of Indemnitee to Commence Proceeding.

            (i) If a claim under Subsection (a) of this Exhibit is not paid in full by the LLC within 60 days after a written claim has been received by the LLC, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, an Indemnitee may at any time thereafter commence a Proceeding against the LLC pursuant to the dispute resolution provisions set forth in the Dispute Resolution Exhibit to recover the unpaid amount of the claim. If successful in whole or in part in any such Proceeding, or in a Proceeding brought by the LLC to recover any Advancement of Expenses, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such Proceeding.

            (ii) In any Proceeding brought by an Indemnitee to enforce a right to Indemnification hereunder (but not in a Proceeding brought by Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that (and in any Proceeding by the LLC to recover an Advancement of Expenses, the LLC shall be entitled to recover such expenses upon a final adjudication that) the Indemnitee has not met the requirements for indemnification hereunder; provided, however, that in any such Proceeding, neither (A) the failure of the Board to have made the determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances, (B) an actual determination by the Board that Indemnitee has not met such applicable requirements, nor (C) termination of any Proceeding by any judgment, order, settlement, or plea therein shall, of itself, create a presumption that Indemnitee has not met such applicable legal requirements or, in the case of such a Proceeding brought by Indemnitee, be a defense to such a Proceeding.

            (iii) In any Proceeding brought by Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the LLC to recover an Advancement of Expenses, the burden of proving that Indemnitee is not entitled to be indemnified, or to such Advancement or Expenses, under this Exhibit or otherwise shall be on the LLC.

            (iv) Without limiting the foregoing, any action commenced pursuant to this Subsection (d) shall be conducted in all respect as a de novo adjudication on the merits; provided, however, if a determination shall have been made, or deemed to have been, made pursuant to Subsection (b) above, that a Person is entitled to indemnification, the LLC shall be bound thereby. The LLC and all Indemnitees shall be precluded from asserting in any action pursuant to this Subsection (d) that the procedures and presumptions of this Exhibit are not valid, binding and enforceable.

      (e) Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Exhibit shall not be exclusive of any other right which any Person may have or hereafter acquire under applicable law, under any other agreement, pursuant to any vote of the Board or otherwise, provided that the Indemnitee shall not be entitled to recover more than once for the same damage.

      (f) Insurance. The LLC shall be authorized to maintain insurance, in reasonable amounts and with responsible carriers, at the LLC's expense, to insure any amounts indemnifiable hereunder as well as to protect the Indemnitees or any employee or agent of the LLC or another enterprise against any expense, liability or loss of the kind referred to in this Exhibit, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under the applicable law.

      (g) Contribution by LLC. The LLC hereby agrees that, in the event that the indemnification provided for in this Exhibit is for any reason finally judicially determined to be unavailable, the LLC shall contribute to the payment of any and all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA or other excise taxes or penalties, and amounts paid in settlement) in such proportion as is appropriate to reflect the relative fault of the LLC and the Indemnitee with respect to such expenses, liability and loss.

      (h) Other Indemnification Sources. Any Indemnitees entitled to indemnification from the LLC hereunder shall first seek recovery under any insurance policies by which such Indemnitee is covered and shall obtain the written consent of the Board prior to entering into any compromise or settlement or plea of nolo contendere that would result in an obligation of the LLC to indemnify such Indemnitee. If the amounts in respect of which such indemnification is sought arise out of the conduct of the business and affairs of the LLC and also of any other Person for which the Person entitled to indemnification from the LLC hereunder was then acting in a similar capacity, the amount of the indemnification provided by the LLC shall be limited to the LLC's proportionate share thereof as determined in good faith by the Members.

      (i) Survival. The provisions of this Exhibit shall survive any termination or dissolution of the LLC.

         [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK.]

                                    EXHIBIT F
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                           DISPUTE RESOLUTION EXHIBIT

      (a) Mandatory Arbitration. Except to the extent disputes are to be otherwise resolved pursuant to Section 5.5 or as otherwise provided for herein, all disputes between or among any Members or Managers, including without limitation any disputes for which a derivative suit could otherwise be brought pursuant to the Act, arising out of or in connection with the interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be solely and finally settled by a board of arbitrators consisting of either one arbitrator or three arbitrators, as set forth below (the term "Arbitrators" shall refer to the board of arbitrators, whether it consists of one or three members). The arbitration proceedings shall be held in Los Angeles, California, and except as otherwise may be provided in this Exhibit, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA").

      (b) Arbitration Notice. If a Member or Members determine to submit a dispute for arbitration pursuant to this Exhibit, such Member(s) shall furnish the other Members with a dated, written statement (the "Arbitration Notice") indicating (i) such Member's intent to commence arbitration proceedings, (ii) the nature, with reasonable detail, of the dispute and (iii) the remedy or remedies such Member will seek.

      (c) Selection of Sole Arbitrator. Within ten (10) days of the date of the Arbitration Notice, the Member or Members commencing the arbitration (collectively, the "Petitioner") and the party with whom the Petitioner has its dispute (collectively, the "Respondent") shall attempt to agree on and then select one neutral arbitrator (the "Sole Arbitrator"). A "neutral" arbitrator shall be a Person who would not be subject to disqualification under rule No. 19 of the AAA Rules.

      (d) Arbitration Panel. If, within such ten (10) day period, the Petitioner and Respondent are unable to agree upon a Sole Arbitrator, each of them shall have five (5) business days (following the expiration of the ten (10) day period) to select (and provide written notice of such selection to the other Members and the LLC) a qualifying arbitrator. A "qualifying" arbitrator is a Person who is not (i) an affiliate of either the Petitioner or Respondent or
(ii) counsel to any such Person at such time. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the five (5) day period, the AAA shall have the right to make such selection. (Such qualifying arbitrators hereafter may be referred to, respectively, as the "First Arbitrator" and the "Second Arbitrator.") Within ten (10) days following their selection, the First and Second Arbitrator shall select (and provide written notice to the Members and the LLC of such selection) a third arbitrator (the "Third Arbitrator") from a list of members of the AAA's National Panel of Commercial Arbitrators. The Third Arbitrator must be "neutral" as that term is defined above. Notwithstanding the foregoing, if a dispute involves more than two Members, all proceedings shall be conducted before a Sole Arbitrator, who shall be selected by the AAA if the Members are unable to agree upon such Sole Arbitrator within the ten (10) day period mentioned above.

      (e) Discovery Requests. At any time within forty (40) days after the date of the Arbitration Notice, the Petitioner and Respondent can make discovery requests of the other (including, but not limited to, requests for delivery of documents, production of witnesses for testimony and delivery of interrogatory responses). The recipient of a discovery request shall have ten (10) days after the receipt of such request to object to any or all portions of such request and make an application to the Arbitrators to limit the scope of such discovery request, and shall respond to any portions of such request not so objected to within twenty (20) days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. Within five (5) business days after the end of the period for the submission by the requested party of an application to limit the discovery request, the Arbitrators shall grant or deny such discovery request, in whole or in part, to the extent the Arbitrators determine such discovery is or is not, as the case may be, reasonably necessary to enable the requesting party to obtain information relevant to the dispute without unreasonably burdening the requested party. The requested party shall comply with a discovery request granted by the Arbitrators within ten (10) business days after such discovery request is granted, or within such longer period as the Arbitrators may determine upon application of the requested party for extension thereof for reasonable cause. Neither party shall be permitted to make more than one application for discovery to the Arbitrators. All depositions shall be taken in the city in which the Person being deposed resides or has its principal place of business, unless otherwise agreed by the parties. The Arbitrators are not authorized to subpoena documents or perform independent investigations.

      (f) Timing of Hearings. Hearings must commence no later than ninety (90) days following the date of the Arbitration Notice and such hearings shall be conducted for no more than five (5) business days.

      (g) Format of Hearings. Each of the Petitioner and the Respondent shall submit a brief, outlining such party's claim for relief or defense to any claim, to the other and to the Arbitrators on or before the tenth (10th) day following the date of the last hearing. Reply briefs must be exchanged and submitted to the Arbitrators on or before the twentieth (20th) day following the date of the last hearing. The final decision of the Arbitrators is due on or before the thirtieth (30th) day following the date of the last hearing. The Arbitrators shall choose the form of final decision that, in their judgment, is most consistent with the terms of this Agreement and the intent of the Members, as supported by evidence presented by the Petitioner and Respondent in the arbitration proceeding or, if the subject matter of the dispute is not clearly addressed in or determinable under this Agreement, that, in their opinion, would be most fair to the Petitioner and Respondent under the arbitration. The Arbitrators shall not be required to provide reasons for their decision.

      (h) Fees and Expenses. The fees of the First and Second Arbitrators shall be borne by the Petitioner and Respondent, respectively. All other expenses of the arbitration shall be shared equally by the Petitioner and Respondent in accordance with the AAA Rules.

      (i) Arbitrators' Discretion. The foregoing time periods and procedural steps may be modified or extended by the Arbitrators in their discretion to the extent they deem necessary to prevent fundamental unfairness; provided that at all times the Arbitrators shall be mindful of the Members' desire for the most expeditious possible resolution of the Members' disputes; and provided, further, that a final decision of the Arbitrators shall be rendered within 120 days of the Arbitration Notice.

      (j) Enforceability. To the extent permissible under applicable law, the Members agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law, including the Federal Arbitration Act, 9 U.S.C. ss. 2.

      (k) Injunctive Relief. Nothing contained in this Exhibit shall prevent a Member from seeking injunctive relief or require arbitration of any issue for which injunctive relief is sought by either party hereto.

      (l) Members to Include Managers. For purposes of this Exhibit only, any reference to a Member or Members shall also be defined to include Managers.

                                    EXHIBIT G
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                  [POST-BUYOUT]
                                SUPPLY AGREEMENT

      Note: This form of Supply Agreement will be executed by a selling Member in accordance with the terms of the LLC Agreement. The actual form of this Supply Agreement executed by a selling Member will depend in part upon whether the selling Member is AMTC or SGL. For that reason, certain clauses in this form are bracketed to indicate applicability to either, but not both, of AMTC (or, as applicable, Aldila Golf Corp.) or SGL. In cases where it is not apparent to whom the bracketed clause should apply, the bracketed clause is followed by either [AMTC] or [SGL] to indicate to which Member the clause would apply.

      THIS SUPPLY AGREEMENT (this "Agreement") is made and entered into as of this ___ day of __________, ____, by and between [AMTC] [SGL], a ______________
corporation ("Purchaser," or sometimes referred to herein as "[AMTC] [SGL]"), and ______________ LLC, a Delaware limited liability company ("Supplier").

RECITALS:

      A. Pursuant to the Member Interest Purchase Agreement dated as of October ___, 1999 (the "Purchase Agreement") by and among SGL Carbon Fibers and Composites, Inc., a Nevada corporation ("SGL"), Aldila Materials Technology Corp., a Delaware corporation ("AMTC"), Aldila, Inc., a Delaware corporation ("Aldila"), and SGL Technik GmbH, a German limited liability company ("SGL's Parent"), SGL Carbon Fibers acquired from AMTC a 50% member interest in Supplier.

      B. Pursuant to the Purchase Agreement and in connection with the closing of the transaction contemplated thereby, (i) SGL and AMTC entered into the Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") and (ii) [AMTC] [SGL] and Supplier entered into the Supply Agreement dated October ____, 1999 (the "Original Supply Agreement").

      C. Pursuant to the occurrence of the events specified in Section [2.2(d)/5.5(c)/5.9(c)/7.6(a) - describe transaction] of the LLC Agreement and in connection with the sale or transfer of the Purchaser's Interest (as defined in the LLC Agreement) on the date hereof, Purchaser and Supplier now wish to terminate the Original Supply Agreement and enter into this Agreement.

      NOW, THEREFORE, the parties agree as follows:

      1. Products to be Supplied; Specifications.

      (a) Upon the terms and conditions of this Agreement, Supplier will manufacture, sell and deliver to Purchaser the carbon fiber products identified on Exhibit A attached hereto (the "Products").

      (b) All Products to be supplied hereunder shall conform to the specifications set forth on Exhibit B attached hereto (the "Specifications"). The Specifications may only be revised and amended by written agreement of Purchaser and Supplier. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] Anything herein to the contrary notwithstanding, Supplier will not introduce any material modifications to its manufacturing processes, including any material changes in raw materials, sampling methods and test procedures, without the prior written consent of Purchaser.

      (c) Supplier will provide to Purchaser all test data sufficient to characterize the quality of the material sold to Purchaser and certify that the material complies with the Specifications. Purchaser will have the right to inspect all Products upon receipt at the designated delivery point (the "Delivery Point"); provided that such inspection rights will be without prejudice to any subsequent claim arising from defects not reasonably discoverable at the time of inspection.

      (d) If Purchaser believes that any of the Products delivered by Supplier fail to conform to the Specifications, Purchaser shall notify Supplier of its belief within a reasonable time after such Products are delivered to Purchaser. Upon receipt of the notice, Supplier shall have the right to inspect all evidence of nonconformity, and Purchaser and Supplier shall attempt to reach agreement as to whether there is a failure to conform. If Supplier agrees that such Products fail to conform, Supplier's liability for any breach of the warranty set forth herein shall be limited, at Supplier's option (which such option shall be exercised by Supplier providing written notice to Purchaser of its selection within ten (10) days of Supplier's receipt of a notice from Purchaser stating that Purchaser has received non-conforming Products) and at Supplier's expense, to (i) prompt replacement of non-conforming quantities with conforming quantities at the delivery place agreed upon with respect to conforming quantities or (ii) refund of the purchase price paid by Purchaser for such non-conforming Products. The return (at Supplier's request) and replacement of non-conforming quantities shall be at Supplier's expense (including all costs generated by transportation, duties, taxes and insurance). Furthermore, if Supplier elects to refund the purchase price for any non-conforming Products, such refund shall include all costs incurred by Purchaser (including all costs incurred with respect to transportation, duties, taxes and insurance) in its acquisition of non-conforming Products.

2. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      3. Prices.

      (a) Basis for Pricing. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (b) Verification by Purchaser. Purchaser and its independent auditors shall have the right to audit the books and records of Supplier two times each calendar year during normal business hours and at mutually agreed upon times to inspect such books and records to assess Supplier's compliance with the terms of this Agreement. Purchaser shall bear its own costs incurred as the result of Purchaser's audits, except to the extent such audits reveal material overpayments by Purchaser (in which event such costs and expenses shall be reimbursed by Supplier).

      4. Ordering; Invoicing and Payment.

      (a) Purchaser shall submit written purchase orders to Supplier for the amount of Products which Purchaser wishes to purchase pursuant to the terms of this Agreement. Unless otherwise agreed, such written purchase orders shall be submitted not later than [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] prior to the date of required delivery and unless Supplier otherwise agrees, the delivery date for each shipment must be at least [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after the delivery date for the previous shipment. Each purchase order must state the quantity of Products ordered, specify the required date of delivery and specify the destination and mode of transportation requested.

      (b) Supplier must use its commercially reasonable efforts to accept purchase orders for Products from Purchaser in quantities up to and including the quantities provided for in Section 2 above; provided, however, Supplier's obligation to accept such purchase orders shall be subject to the allocation of its production capacity pursuant to the provisions of Sections 5 and 9.

      (c) Supplier will promptly confirm in writing Supplier's acceptance or rejection (to the extent permitted) of all written purchase orders submitted to it by Purchaser. Supplier shall deliver the Products ordered by Purchaser hereunder F.O.B. carrier at Supplier's Plant in Evanston, Wyoming on the date set forth in the applicable written purchase orders from Purchaser.

      (d) Supplier shall submit an invoice with each shipment of Products to Purchaser setting forth charges associated with [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] (each as determined in accordance with the terms hereof). Purchases of Products hereunder shall be subject to Supplier's standard terms and conditions of sale, except if such terms and conditions conflict with this Agreement, this Agreement shall control.

      (e) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (f) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (g) The prices, taxes and duties, if any, payable to Supplier pursuant to this Section 4 shall be due and payable by Purchaser [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after its receipt of invoices. Any amounts payable to Purchaser pursuant to this
Section 4 shall be paid in cash within [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after the date of determination of such amount (or, at Purchaser's option, in the form of a credit to be applied to the current or next invoice).

      (h) The parties' agreement on billing is summarized on Exhibit C attached hereto.

      5. Forecasts; Capacity Allocations.

      (a) Rolling Forecasts. On the first day of each month during the term of this Agreement, Purchaser shall provide Supplier with its good faith written estimate, by quantity (expressed in pounds for each Product) and delivery date, of its anticipated need for the Products for each month in the next ensuing 12 month period (a "Rolling Forecast"). The forecasts are to be used by Supplier for planning purposes only. Subject to the terms of Section 2 hereof, Purchaser's Rolling Forecasts shall not constitute binding purchase requirements of Purchaser.

      (b) Allocation Procedure. For each rolling 12 month period during the term hereof, Supplier shall allocate, by quantity (expressed in pounds for each Product) and delivery date, its production capacity to provide the Products to Purchaser during each rolling 12 month period during the term hereof, as follows (the resulting allocations to Purchaser, Purchaser's "Annual Allocation" with respect to such Product):

      [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (c) Commitment to Supply. Supplier shall operate the Plant and use its commercially reasonable efforts to meet the purchase orders of both Purchaser and [AMTC] [SGL] for the Products. Notwithstanding the foregoing, in no event shall Supplier be obligated to make any additional investment of capital in order to satisfy its obligations under this Section 5.

      6. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      7. Term; Termination.

      (a) Unless sooner terminated in accordance with the terms hereof, this Agreement shall have a term commencing on the date hereof and expiring on [insert date occurring 2 years after date of signing of this Agreement].

      (b) Either party may, by delivering written notice thereof to the other party, terminate its obligations under this Agreement, effective immediately, if the other party hereto:

            (i) is rendered bankrupt or becomes insolvent, and such insolvency is not cured within 15 days after written notice, or files a written petition in bankruptcy or an answer admitting the material facts recited in such petition filed by another, or discontinues its business or is unable to pay its bills as they become due, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property; or

            (ii) commits a material breach of its material duties, obligations or understandings under this Agreement, which breach is not cured within 90 days following written notice of such breach from the nonbreaching party; provided, that a failure by Supplier to comply with its obligations under Sections 8(c) and 11(a) shall not constitute a material breach for purposes of this Section 7(b)(ii) unless Purchaser has incurred or is reasonably likely to incur an uncured material loss, liability or expense as a consequence of such noncompliance.

Any such termination shall be in addition to any other rights or remedies available at law or in equity to the terminating party and shall not affect any rights or obligations which have accrued prior to the date of termination (including the obligation to fill or pay for outstanding purchase orders or Purchaser's right to have its requirements filled by third parties pursuant to
Section 10(b)).

      (c) Each party hereto agrees to consult in advance with the other party hereto and to bring to the attention of the other party any problems, differences of opinion, disagreement or any other matters which may lead such party to terminate or seek to terminate this Agreement. The purpose and intent of the parties in including this provision is to ensure that both parties to this Agreement are made aware of any problems arising out of or relating to this Agreement or the relationship of the parties hereunder, so that the parties hereto may, in good faith, consult with one another concerning such problems and, where possible, resolve such problems to the parties' mutual satisfaction, thereby preserving their contractual relationship and the goodwill and mutual respect presently existing between the parties to this Agreement.

      8. Additional Terms of Purchase.

      (a) Payment of any invoice by Purchaser does not constitute acceptance of Products covered by any invoice and is without prejudice to any or all claims Purchaser may have against Supplier in connection therewith.

      (b) Except as otherwise provided herein, time is of the essence in performance by Supplier and Purchaser under this Agreement.

      (c) The Products to be provided hereunder are each warranted by Supplier to equal or surpass all federal, state and local occupational safety and health standards applicable thereto.

      (d) No reasonable delay in inspecting or in rejecting Products shall be deemed an acceptance of them by Purchaser or a waiver of Purchaser's right to reject the Products for any cause hereunder. Purchaser shall have the right to accept any portion of Products delivered by Supplier to Purchaser notwithstanding that it may reject the balance thereof. Acceptance by Purchaser of all or any part of the Products shall not constitute a waiver of any claim which Purchaser may have regarding the Products.

      (e) EXCEPT AS EXPRESSLY SET FORTH HEREIN, SUPPLIER DOES NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CIRCUMSTANCES FOR ANY CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OR DAMAGES ARISING ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES, PROPERTY IMPROVEMENTS OR COMMITMENTS MADE OR ENTERED INTO IN RELIANCE UPON THE CONTINUITY OF THE RELATIONSHIP CREATED BY THIS AGREEMENT.

      9. Force Majeure.

      Any failure or delay in the performance by Purchaser or Supplier of their respective obligations hereunder shall not be a breach of this Agreement if such failure or delay arises out of or results primarily from fire, storm, flood, earthquake, or other acts of God, explosions, wars, insurrections, strikes, work stoppages or slowdowns, unavailability of fuel or utilities, epidemic or quarantine restrictions, or inability to obtain essential raw materials despite commercially reasonable efforts to do so (the occurrence of any of the foregoing shall be an "Event of Force Majeure"); provided, however, that either Purchaser or Supplier may, at its option, terminate this Agreement if an Event of Force Majeure prevents the other party from meeting its obligations in whole or in part under this Agreement for more than [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] during this Agreement. In the event that an Event of Force Majeure materially affects Supplier's capacity to manufacture and deliver Products as required by this Agreement, Supplier shall, during the period of Supplier's reduced capacity (the "Force Majeure Period"), allocate its remaining capacity pursuant to the provisions of Section 5(b). In the event that an Event of Force Majeure affects Purchaser's capacity to purchase and accept Products as required by the Agreement, then Purchaser shall, during the period of Purchaser's reduced capacity, purchase and accept the Products affected by the Event of

Force Majeure in the proportion that [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. Both Purchaser and Supplier shall use their commercially reasonable efforts to avoid the occurrence and remove the causes of an Event of Force Majeure and to continue performance of their respective obligations hereunder promptly following the removal of such causes.

      10. Outsourcing; Operation of the Plant; Mitigating Purchases.

      (a) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (b) During the term of this Agreement, Supplier will operate the Plant consistent with past practices of its operation in such a manner as to ensure, to the extent commercially reasonable, an uninterrupted supply of Products meeting the Specifications. Supplier will promptly notify Purchaser of any circumstances which may result in a delay in delivery of Products beyond the times specified in Purchaser's forecast. In the event that Supplier is aware of circumstances beyond its reasonable control that might reasonably interfere with its ability to meet Purchaser's forecasted requirements of Products, Supplier shall promptly notify Purchaser and [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      11. Compliance With Laws and Regulations.

      (a) Supplier represents and warrants that all Products sold to Purchaser pursuant to this Agreement will be manufactured substantially in accordance with all applicable material laws and regulations of an agency or authority with power over the manufacture of such Products or the Plant.

      (b) Supplier agrees to allow Purchaser's personnel to be present at Supplier's production runs of the Products at any reasonable time by reasonable notice to the extent necessary for quality assurance of Products and processes provided to Purchaser hereunder. Notwithstanding the authority granted to Purchaser hereby, Supplier shall not be relieved of any responsibility or liability hereunder or by law.

      12. Insurance.

      Each party shall, at its sole cost and expense, obtain and maintain from a reputable insurance company adequate and suitable liability insurance coverage covering all claims (including, without limitation, personal injury and/or products liability claims) by third parties allegedly caused by or resulting from the design, manufacture, machining, use or application of the Products, as the case may be, and such coverage shall be reasonably satisfactory to the other party. Each party shall give the other party thirty (30) days' prior written notice of any termination of such insurance.

      13. Assignment.

      Except as otherwise permitted in this Section, neither party hereto may assign this Agreement or any rights hereunder (by operation of law or otherwise) to any other person or entity, without the prior written consent of the other party hereto, except that Purchaser may assign any of its rights under this Agreement to any direct or indirect wholly owned subsidiary of Purchaser or of any person or entity of whom Purchaser is a direct or indirect wholly owned subsidiary, in each case incorporated in the United States, without Supplier's prior written consent. Supplier may, without Purchaser's consent, assign its rights and obligations hereunder to any successor in interest (by operation of law or otherwise) which assumes all of its obligations hereunder (it being understood that any such assignee must manufacture any Products to be purchased hereunder at the facilities located at 1375 Union Road, Evanston, Wyoming 82930). Any permitted assignment hereof shall be pursuant to a written assumption agreement whereby the assignee agrees to be bound by all of the terms and conditions of this Agreement. Any attempt or effort at any unauthorized assignment shall be null and void and of no force or effect. Any assignment by either party shall not relieve such party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      14. Administrative Expenses.

      Each party hereto shall pay all of its own administrative expenses (including without limitation the fees and expenses of its agents, representatives and counsel) incident to the preparation and implementation of this Agreement.

      15. Waiver of Breach.

      The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof, including the right of any party thereafter to enforce each and every provision. The waiver by any party to this Agreement of any breach or violation of any provision of this Agreement by the other party hereto shall not operate or be construed to be a waiver of any subsequent breach or violation thereof.

      16. Severability.

      The terms and conditions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions hereof.

      17. Notices.

      Any notice contemplated by or required or permitted to be given under this Agreement shall be in writing and (a) sent via telecopier to the telecopier numbers set forth below, (b) delivered personally, (c) sent via next day or overnight courier or delivery or (d) mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties' respective addresses below (or, in each case, to such other address or facsimile number as may be specified in writing to the other parties hereto):

      Supplier:        Carbon Fiber Technology LLC
                       1375 Union Road
                       Evanston, Wyoming 82930
                       Fax No: (307) 789-2579

      Purchaser:       [SGL Carbon Fibers and Composites, Inc.]
                       c/o Hitco Carbon Composites, Inc.
                       1600 West 135th Street
                       Gardena, CA 90249
                       Fax No.:  (310) 516-5745

                       [or]

                       c/o Aldila, Inc.
                       12140 Community Road
                       Poway, CA  92064
                       Attn:  Chief Executive Officer
                       Fax No.:  (858) 513-1870

      With a copy to: Nelson Mullins Riley & Scarborough, L.L.P.
            100 North Tryon Street, Suite 2600
            Bank of America Corporate Center
            Charlotte,  NC 28202-4000
            Attention:  Charles B. Simmons, Jr.
            Fax No.:  (704) 377-4814

            Edward S. Rosenthal
            Fried, Frank, Harris, Shriver & Jacobson
            350 South Grand Avenue
            Thirty-Second Floor
            Los Angeles,  California 90071
            Fax No.:  (213) 473-2222

Such notices, requests and other communications sent as provided hereinabove shall be effective: (w) if sent by telecopier on a Business Day before 6:00 p.m., Los Angeles, California time, on such Business Day, but if sent by telecopier at any other time, upon the next Business Day; (x) upon receipt, when personally delivered; (y) the next Business Day, if sent by overnight courier or delivery; and (z) if sent by registered or certified mail, return receipt requested, upon the expiration of the third business day after being deposited in the United States mail.

      18. Labels and Headings.

      The labels and headings of the sections and subsections of this Agreement are for the convenience of the parties hereto only and are not part of the text of this Agreement.

      19. Governing Law.

      This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts or choice of law principles.

      20. Arbitration.

      Each of the parties hereto shall promptly provide the other party with written notice (a "Dispute Notice") of any alleged breach or violation of this Agreement by such other party or of any claim arising out of or relating to this Agreement (any of the foregoing referred to herein as a "Dispute"). Purchaser and Supplier shall endeavor to resolve any Dispute no later than the thirtieth
(30th) day following the date of receipt of a Dispute Notice. If Purchaser and Supplier fail to resolve a Dispute during such time, such Dispute shall be settled by arbitration in Los Angeles, California before the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules then obtaining of the AAA, except that the parties shall be entitled to conduct discovery as, in the manner and to the extent provided for in the Federal Rules of Civil Procedure in effect from time to time. Any judgment or award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

      21. Relationship of the Parties.

      The relationship between Supplier and Purchaser under this Agreement shall be solely that of vendor and vendee. With respect to this Agreement only, it is expressly understood and agreed by the parties hereto that nothing in this Agreement, its provisions or transactions and relationships contemplated hereby shall constitute either party as the agent, employee, partner or legal representative of the other for any purpose whatsoever, nor shall either party hold itself out as such. Neither party to this Agreement shall have the authority to bind or commit the other party hereto in any manner or for any purpose whatsoever, except as may be expressly provided for herein, but rather each party shall at all times act and conduct itself in all respects and events as an independent contractor. This Agreement creates no relationships of joint venturers, partners, associates or principal and agent between the parties hereto.

      22. Construction of Agreement; Entire Agreement Amendments.

      This Agreement may be executed in counterparts (all of which together shall constitute one agreement). In that this Agreement was prepared as a result of negotiation and mutual agreement between the parties hereto, neither this Agreement nor any provision hereof shall be construed against either party hereto as the party who prepared this Agreement or any such provision. The Original Supply Agreement is hereby terminated. This Agreement reflects the complete understanding of the parties as of the date hereof and constitutes their entire agreement regarding the subject matter hereof, all prior negotiations, representations and statements having been merged herein. This Agreement may not be changed or amended orally, but by a written amendment signed by both parties hereto.

23. Definitions.

      For purposes of this Agreement, the following terms shall have the meanings set forth below.

      "Fixed Costs" shall mean [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      "Variable Costs" shall mean [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      IN WITNESS WHEREOF, the parties have executed this Agreement by the signature of their respective, duly authorized corporate officers as of the day and year first above written.

                           CARBON FIBER TECHNOLOGY LLC


                              By:
                                     ---------------------------------------
                              Title:
                                     ---------------------------------------



                            [SGL] [ALDILA GOLF CORP.]


                              By:
                                     ---------------------------------------
                              Title:
                                     ---------------------------------------

                                    EXHIBIT A

                                    PRODUCTS

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT B

                             PRODUCT SPECIFICATIONS


[Material Specifications in effect at time of buyout to be attached]

                                    EXHIBIT C

BILLING AGREEMENT WITH AMTC FOR PRODUCTS @ THE PLANT

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT H
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                          TRANSITION SERVICES AGREEMENT


      THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is entered into as of October 29, 1999, by and between ALDILA, INC, a Delaware corporation ("Aldila"), and CARBON FIBER TECHNOLOCY LLC, a Delaware limited liability company ("AMT"). Aldila and AMT are referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

      A. AMT was formed by Aldila Materials Technology Corp. ("Aldila Materials"), a Delaware corporation and wholly owned subsidiary of Aldila, to own and operate the carbon fiber processing and manufacturing facility in Evanston, Wyoming formerly operated by Aldila Materials (the "Plant").

      B. SGL Carbon Fibers and Composites, Inc., a Nevada corporation ("SGL"), SGL Technik GmbH, a German limited liability company ("SGL's Parent"), Aldila Materials and Aldila have entered into the Member Interest Purchase Agreement as of October 20, 1999 (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, SGL and Aldila Materials are entering into the Amended and Restated Limited Liability Company Agreement as of the date hereof ("LLC Agreement"). The LLC Agreement contemplates that AMT and Aldila will enter into this Transition Services Agreement.

      C. In connection therewith and to facilitate AMT's operation of the Plant for a transitional period, Aldila agrees to provide, and AMT agrees to purchase, certain transition services on the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

      2. Transition Services. Upon the terms and subject to the conditions set forth in this Agreement, Aldila or its Affiliates shall provide to AMT, and AMT shall purchase from Aldila or its Affiliates, the transition services set forth on Exhibit A attached hereto (the "Services"). Each Service shall be provided in a manner and at a relative level of proficiency, skill and priority consistent in all material respects with that with which each Service was provided to

Aldila Materials or AMT by or on behalf of Aldila or its Affiliates during the twelve months immediately preceding the date of this Agreement.

      3. Term. The term for which each Service will be provided (with respect to each Service, the "Transition Period") begins as of the date hereof and shall end on the ninetieth (90th) day (or on such specified later date) after Aldila has received written notice from AMT that such Service is no longer desired.

      4. Price.

      (a) Except as otherwise provided in this Section 4, the price (the "Price") for each Service shall be [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (b) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      (c) AMT and its independent auditors shall have the right, at AMT's expense, to audit the books and records of Aldila during normal business hours upon reasonable advance written notice and at mutually agreed upon times to inspect such books and records to assess Aldila's compliance with the terms of this Section 4 and other financial terms hereof. Only two such inspections may be made during any fiscal year, provided that an additional inspection may be made at the end of a Transition Period with respect to a Service.

      (d) Any disputes concerning a Price charged by Aldila with respect to a Service shall be handled in the manner set forth in Section 9.

      5. Invoicing and Payment.

            Within fifteen (15) days after the end of each month during the term of this Agreement, Aldila shall provide AMT with an invoice setting forth in reasonable detail, separately with respect to each Service, a description of the Services provided during such month and the calculation of the Price therefor. AMT shall pay the amount of each invoice not later than thirty (30) days following its receipt of the invoice. Amounts disputed by AMT shall be paid and disputed through the dispute resolution procedures set forth in Section 9 of this Agreement. If any invoice is not being disputed in good faith and remains unpaid after such thirty day period, then Aldila may, at its option, cease providing the Services or require AMT to pay Aldila's good faith estimate of the cost of any Services in advance of providing them.

      6. Termination by Aldila. After the first anniversary of this Agreement, Aldila may terminate its provision of any Service under this Agreement upon ninety (90) days prior written notice. Also, Aldila may terminate the provision of any and all Services under this Agreement after it ceases to be a Member of AMT pursuant to the terms of the LLC Agreement.

      7. Assignment, Successors, and Third-Party Rights.

      (a) Except as expressly set forth in this Section 7, neither Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party.

      (b) Notwithstanding the prohibition on assignment and delegation set forth herein, Aldila shall be entitled to perform any of the Services through Affiliates, subcontractors or agents, provided that no assignment by Aldila of any material portion of its obligations hereunder may be made to any subcontractor without the prior written consent of AMT, which shall not be unreasonably withheld. A material increase in cost to AMT shall be deemed reasonable grounds for withholding consent.

      (c) Notwithstanding the prohibition on assignment set forth herein, AMT shall be entitled to execute collateral assignments of its rights under this Agreement to its bank lenders (including all bank lenders who participate in any syndicated financing and any lenders or participating lenders who refinance any of AMT's debt) to secure the debt incurred by AMT to finance or refinance any of its obligations incurred in the ordinary course of its business.

      (d) Each Party hereby agrees that any permitted assignee of AMT under this Agreement shall be entitled to enforce against Aldila any of the its obligations arising pursuant to this Agreement. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties and their successors and permitted assigns any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

      8. Representatives. Each party shall designate a representative to act as the primary contact person for the provision of the Services and administration of this Agreement (the "Representatives"). To the extent practicable, all communications relating to the provision of the Services shall be directed through the Representatives. AMT's initial Representative shall be Steve Russell, and Aldila's initial Representative shall be Robert J. Cierzan. The Parties shall advise each other in writing of any change of their respective Representative.

      9. Dispute Resolution.

      (a) The Parties agree to attempt to resolve in good faith any disputes that arise under this Agreement in accordance with the following procedures:

            (i) The Representatives shall first meet to discuss resolution of the dispute.

            (ii) If the dispute is not resolved after the meeting held pursuant to the preceding subsection, then the Party initiating the dispute shall promptly deliver to the other Party a written memorandum describing the dispute in reasonable detail and its proposed resolution of the dispute. The corporate controllers of the Parties shall promptly meet and attempt in good faith to resolve the dispute.

            (iii) If the dispute is not resolved after the meeting held pursuant to the preceding subsection, then each Party shall promptly deliver to the other Party a written memorandum describing the dispute in reasonable detail and its proposed resolution of the dispute. The senior executives in charge of overall operations (or, if the matter is a financial dispute, the chief financial officers) of the Parties shall then promptly meet and attempt in good faith to resolve the dispute.

      (b) If the internal procedures for resolution of disputes set forth in
Section 9(a) are exhausted or not completed within twenty (20) days of either Party's institution of this dispute resolution process by its provision of written notice with respect thereto and the dispute remains unresolved, then the Parties shall promptly refer the dispute to a licensed mediator in the State of California. If mediation is unsuccessful or is not completed within fifteen days of either Party's submission of the dispute to the mediator, then either Party may submit the matter to binding arbitration by three disinterested arbitrators in the City of Los Angeles, California pursuant to the procedures of the American Arbitration Association. Any award by the arbitrator shall be final and binding on the Parties. The Parties consent to the jurisdiction of the federal and state courts of California for enforcement of any arbitration award.

      (c) Any arbitrator used by the Parties hereunder shall have the discretion to allocate responsibility for the payment of the fees and expenses incurred by the Parties in connection with this dispute resolution process (including reasonable attorneys' fees). Any such allocation shall be based upon the relative success of the Parties on the merits of the positions maintained by them. In the absence of any such allocation, the Parties shall each pay their own fees and expenses incurred in connection with this dispute resolution process and shall share equally the fees assessed by any mediators or arbitrators used to resolve any disputes hereunder.

      (d) Neither Party shall cease to perform any of its obligations under this Agreement pending the resolution of any dispute arising hereunder.

      10. Miscellaneous.

      (a) Relationship of the Parties. The relationship between the Parties as contemplated by this Agreement shall be that of a seller and a purchaser. Neither Party shall be the agent of the other nor have any authority to act on behalf of the other in any manner or matter except in the manner and to the extent that the other may expressly agree to in writing. Persons retained by either Party as employees or agents shall not by reason thereof be deemed to be employees or agents of the other Party, except as may be otherwise agreed in writing. Nothing contained in this Agreement alone shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

      (b) Further Assurances. The Parties agree: (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      (c) Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of its agents, subcontractors, employees, representatives, legal counsel and accountants.

      (d) Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered in accordance with, and subject to, Section 10.4 of the Purchase Agreement, provided that notice to AMT shall be sent to AMT at 1375 Union Road, Evanston, Wyoming 82930, Attn: Steve Russell, Fax No. (307) 789-2579.

      (e) Force Majeure. Aldila shall not be liable for any failure or delay in performance if caused, in whole or in part, by fire, flood, earthquake, acts of God, strikes, riots or civil disorder, unavoidable casualty, governmental order or state of war, accidents, interruptions of transportation facilities or delays in transit, supply shortages, equipment failure, failure of any third party to perform any commitment to such party relating to the production or delivery of Services, or any other cause, whether similar or dissimilar to the foregoing causes, beyond the reasonable control of such party. In the event of any such contingency, Aldila shall notify AMT of the contingency within a reasonable period of time and shall make commercially reasonable efforts promptly to remove the contingency such that performance may be resumed. If as a result of the occurrence of any such contingency, performance hereunder cannot be completed within the original period for performance, the period for performance shall be extended for a period of time equal to the duration of such contingency and a reasonable period thereafter to allow for completion of performance without prejudice to any of the other rights under this Agreement.

      (f) No Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in a signed writing; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and
(iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      (g) Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of its provisions. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Except as otherwise indicated, all references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. As used in this Agreement, "including" means including without limitation.

      (h) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      (i) Jurisdiction; Consent to Service. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each Party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

      (j) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

      (k) Entire Agreement; Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with all Exhibits hereto and all other documents referred to herein) a complete and exclusive statement of the terms of the agreement of the Parties with respect to its subject matter. Neither this Agreement nor any part hereof may be changed, altered, or amended orally. Any modification must be by a written agreement executed by both Parties, except that any Transition Period may be terminated by AMT in accordance with Section 3 or by Aldila in accordance with Section 6 hereof.

      (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed by their duly authorized representatives as of the date first written above.


                                    ALDILA, INC.


                                    By:   ____________________________________
                                    Name: ____________________________________
                                    Title:      ________________________________



                                    CARBON FIBER TECHNOLOGY LLC


                                    By:   ____________________________________
                                    Name: ____________________________________
                                    Title:      ________________________________

                                    EXHIBIT A
                                       TO
                          TRANSITION SERVICES AGREEMENT

                   SERVICES AND ESTIMATED ANNUAL MONTHLY COST

                    ATTRIBUTED TO C0NTINUED SUPPORT FOR AMTC

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT I
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                                APPRAISAL PROCESS

      (a) Appraisal Process. This appraisal process shall only be used to the extent and at the times expressly required by the terms of this Agreement. The Member which is exercising its option to purchase, or the Member who is required to purchase, the Interest of the other Member in accordance with the terms and conditions of this Agreement in a context where this appraisal process applies shall, within ten (10) days after the date upon which the option or requirement to purchase arises, provide written notice to the selling Member of the purchasing Member's determination of the fair market value of the Interest of the LLC to be purchased. If the selling Member objects to such determination of fair market value, it shall provide written notice thereof to the purchasing Member within ten (10) days after receiving such determination (the "Notice") and the provisions of this appraisal process exhibit (the "Appraisal Process") shall be invoked. In order for the Notice to be effective under this Agreement and invoke the provisions of the Appraisal Process, such Notice must comply with the provisions of subparagraph (i) below and, if compliant, will be considered the written Notice invoking the provisions the Appraisal Process for purposes of the Appraisal Exhibit. The determination of fair market value in accordance with this Appraisal Exhibit shall be final and binding on all parties to the Agreement.

            (i) First Appraisal. The written notice invoking the Appraisal Process must be delivered to the selling Member within ten
                  (10) days following receipt of the purchasing Member's determination of the fair market value and shall set forth the name and address of an unrelated third party appraiser selected by the party invoking the Appraisal Process. Any appraiser selected pursuant to this Appraisal Exhibit shall be a Person qualified with respect to determining the fair market value of the Interest of the LLC which is to be sold. The purchasing Member shall thereafter have ten (10) days following its receipt of the notice of the selection of the first appraiser to select a second unrelated third party appraiser by sending to the other party written notice setting forth the name and address of the second appraiser.

                  If a second appraiser is not selected within the 10 day time period, the appraiser selected by the party invoking the Appraisal Process shall prepare his appraisal report and submit it to such party within sixty (60) days following the notice of his selection as an appraiser, in which case the

                  Appraisal Process shall be concluded and the fair market value of the Interest to be sold shall be the amount set forth in the appraiser's report.

            (ii) Second Appraisal. If a second appraiser has been selected pursuant to subparagraph (i) above, the two appraisers so selected shall consult with each other in an effort to reach an agreement as to the fair market value of the Interest to be sold. If the two appraisers shall agree in writing as to the fair market value in question within forty-five (45) days following the appointment of the second appraiser, the fair market value of the Interest to be sold shall be the amount to which the appraisers have agreed, and the Appraisal Process shall be concluded.

                  In the event the two appraisers are unable to agree as to the fair market value, the two appraisers shall prepare their separate appraisal reports and submit them to the Members within sixty (60) days following the appointment of the second appraiser. If the higher fair market value exceeds the lower fair market value by 20% or less of the lower fair market value the Appraisal Process shall be concluded and the fair market value of the Interest to be sold shall be the average of the two fair market values as set forth in the two appraisal reports. If the higher fair market value exceeds the lower fair market value by more than 20% of the lower fair market value, the Members shall further attempt to agree as to the fair market value.

            (iii) Third Appraisal. If the higher fair market value of the two appraisals exceeds the lower fair market value by more than 20% of the lower fair market value and, as of the eleventh
                  (11th) day following the submission of both appraisal reports, neither Member has sent written notice calling for a third appraiser, the Appraisal Process shall be concluded and the fair market value of the Interest to be sold shall be the average of the two fair market values as set forth in the two appraisal reports. If, however, the higher fair market value exceeds the lower fair market value by more than 20% of the lower fair market value and, within ten (10) days following the submission of the first two appraisers' reports, either Member sends written notice to the other calling for a third appraiser, the two previously-selected appraisers shall promptly (but in any event within fifteen (15) days following the submission of both appraisal reports) select a third appraiser to determine the fair market value of the Interest to be sold. The first two appraisers shall notify the Members of the name and address of the third appraiser so selected. Neither the previously selected appraisers nor the Members nor any Persons related to any of them shall disclose to the third appraiser the appraisal reports of the first two appraisers or the results of the first two appraisals. Within thirty (30) days following his appointment, the third appraiser shall submit his appraisal report to the Members, in which case the Appraisal Process shall be concluded and the fair market value of the Interest to be sold shall be the average of the two appraisals that are closest to each other.

      (b) Costs of Appraisal Process. The costs of the Appraisal Process shall be borne equally by the Members.

      (c) Scope of Appraisals. In appraising an Interest to be purchased pursuant to the terms of this Agreement, (i) the appraiser shall determine the price that a reasonable purchaser would be willing to pay and a reasonable seller would be willing to accept for all of the Interests, assuming that the purchase was an arms-length transaction between a purchaser and a seller of equal bargaining power, with the purchaser and seller under neither a compulsion to buy or to sell, as the case may be (the "Price"), and (ii) the Interest should be valued at an amount equal to the Price multiplied by the percentage of all of the Interests represented by the Interest being appraised.

         [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK]

                                    EXHIBIT J
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CARBON FIBER TECHNOLOGY LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                                 VARIABLE COSTS

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT C


                          Assignment of Member Interest

      This ASSIGNMENT OF MEMBER INTEREST (this "Assignment of Member Interest") in AMTC LLC, a Delaware limited liability company (the "Company"), is made this 29th day of October 1999, by ALDILA MATERIALS TECHNOLOGY CORP., a Delaware corporation (the "Assignor"), to SGL CARBON FIBERS AND COMPOSITES, INC., a Nevada corporation (the "Assignee").

                                    RECITALS:

      A. During August and September of 1999, the Assignor caused the formation and capitalization of the Company pursuant to the terms and conditions of the Limited Liability Company Agreement dated August 19, 1999 and the Contribution and Amendment to LLC Agreement dated as of September 1, 1999, as amended (collectively, the "Original LLC Agreement").

      B. On the date hereof, the Assignor is selling to the Assignee, and the Assignee is purchasing from the Assignor, a 50% member interest in the Company for the consideration and on the terms set forth in the Member Interest Purchase Agreement dated October 20, 1999 (the "Member Interest Purchase Agreement") among the Assignor, the Assignee, Aldila, Inc. and SGL Technik GmbH.

      C. Section 2.4(a)(i) of the Member Interest Purchase Agreement requires the execution and delivery of this Assignment of Member Interest as a condition to the closing of the transactions contemplated thereby.

      NOW, THEREFORE, the undersigned hereby stipulate and agree as follows:

      1. Assignment. The Assignor hereby transfers, assigns, sells, and conveys the Member Interest (as defined in the Member Interest Purchase Agreement) to the Assignee.

      2. Acceptance of Assignment. The Assignee, by the execution of this Assignment of Member Interest, hereby accepts the Member Interest, assumes all obligations in connection therewith and elects to be admitted to the Company as a member pursuant to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of the Company of even date herewith.

      3. Consent to Assignment. By execution hereof, the Assignor, constituting the only member of the Company prior to the effectiveness of this Assignment of Member Interest, and the Company consent to such assignment and assumption of the Member Interest and to the Assignee's admission as a member of the Company pursuant to the Amended and Restated

Limited Liability Company Agreement of even date herewith and waive any rights either of them may have which may arise pursuant to the Original LLC Agreement relating to the Assignment.

      4. Binding Agreement. This Assignment of Member Interest shall be binding upon and inure to the benefit of the successors and assigns of the Assignor and the Assignee.

         IN WITNESS WHEREOF, each of the Assignor, the Assignee and the Company have executed this Assignment of Member Interest as of the day and year first written above.

                                         ASSIGNOR:

                                         ALDILA MATERIALS TECHNOLOGY CORP.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                         ASSIGNEE:

                                         SGL CARBON FIBERS AND COMPOSITES, INC.

                                         BY:
                                            -----------------------------------

                                         TITLE:
                                               --------------------------------

                                         COMPANY:

                                         ___________________ LLC

                                         BY:
                                            -----------------------------------

                                         TITLE:
                                              ---------------------------------

                                    EXHIBIT D

                                      [SGL]
                                SUPPLY AGREEMENT

      THIS SUPPLY AGREEMENT (this "Agreement") is made and entered into as of this 29th day of October, 1999, by and between SGL Carbon Fibers and Composites, Inc., a Nevada corporation ("Purchaser," or sometimes referred to herein as "SGL"), and [Carbon Fiber Technology] LLC, a Delaware limited liability company ("Supplier").

                                    RECITALS:

      A. Pursuant to the Member Interest Purchase Agreement dated as of October 20, 1999 (the "Purchase Agreement") by and among SGL, Aldila Materials Technology Corp., a Delaware corporation ("AMTC"), Aldila, Inc., a Delaware corporation ("Aldila"), and SGL Technik GmbH, a German limited liability company ("SGL's Parent"), SGL acquired from AMTC a 50% member interest in Supplier.

      B. Pursuant to the Purchase Agreement, Purchaser and Supplier are required to enter into this Supply Agreement to provide the terms and conditions on which Supplier will supply carbon fiber products to Purchaser.

      C. On the date hereof, Supplier and Aldila Golf Corp., a Delaware corporation ("Aldila Golf") are also entering into a supply agreement (the "Aldila Supply Agreement") to provide for the terms and conditions of Supplier's provision of carbon fiber products to Aldila Golf.

      D. SGL and AMTC are parties to the Amended and Restated Limited Liability Company Agreement dated as of the date hereof (the "LLC Agreement"), which Agreement, among other things, allocates responsibility for the payment of all fixed costs associated with the operation of Supplier's Evanston, Wyoming manufacturing plant (the "Plant") between SGL and AMTC.

         NOW, THEREFORE, the parties agree as follows:

      1. Products to be Supplied; Specifications.

      (a) Upon the terms and conditions of this Agreement, Supplier will manufacture, sell and deliver to Purchaser the carbon fiber products identified on Exhibit A attached hereto (the "Products").

      (b) All Products to be supplied hereunder shall conform to the specifications set forth on Exhibit B attached hereto (the "Specifications"). The Specifications may only be revised and amended by written agreement of Purchaser and Supplier. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] Anything herein to the contrary notwithstanding, Supplier will not introduce any material modifications to its manufacturing processes, including any material changes in raw materials, sampling methods and test procedures, without the prior written consent of Purchaser.

      (c) Supplier will provide to Purchaser all test data sufficient to characterize the quality of the material sold to Purchaser and certify that the material complies with the Specifications. Purchaser will have the right to inspect all Products upon receipt at the designated delivery point (the "Delivery Point"); provided that such inspection rights will be without prejudice to any subsequent claim arising from defects not reasonably discoverable at the time of inspection.

      (d) If Purchaser believes that any of the Products delivered by Supplier fail to conform to the Specifications, Purchaser shall notify Supplier of its belief within a reasonable time after such Products are delivered to Purchaser. Upon receipt of the notice, Supplier shall have the right to inspect all evidence of nonconformity, and Purchaser and Supplier shall attempt to reach agreement as to whether there is a failure to conform. If Supplier agrees that such Products fail to conform, Supplier's liability for any breach of the warranty set forth herein shall be limited, at Supplier's option (which such option shall be exercised by Supplier providing written notice to Purchaser of its selection within ten (10) days of Supplier's receipt of a notice from Purchaser stating that Purchaser has received non-conforming Products) and at Supplier's expense, to (i) prompt replacement of non-conforming quantities with conforming quantities at the delivery place agreed upon with respect to conforming quantities or (ii) refund of the purchase price paid by Purchaser for such non-conforming Products. The return (at Supplier's request) and replacement of non-conforming quantities shall be at Supplier's expense (including all costs generated by transportation, duties, taxes and insurance). Furthermore, if Supplier elects to refund the purchase price for any non-conforming Products, such refund shall include all costs incurred by Purchaser (including all costs incurred with respect to transportation, duties, taxes and insurance) in its acquisition of non-conforming Products.

      2. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      3. Prices.

      (a) Basis for Pricing. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (b) Verification by Purchaser. Purchaser and its independent auditors shall have the right to audit the books and records of Supplier two times each calendar year during normal business hours and at mutually agreed upon times to inspect such books and records to assess Supplier's compliance with the terms of this Agreement. Purchaser shall bear its own costs incurred as the result of Purchaser's audits, except to the extent such audits reveal material overpayments by Purchaser (in which event such costs and expenses shall be reimbursed by Supplier).

      (c) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      4. Ordering; Invoicing and Payment.

      (a) Purchaser shall submit written purchase orders to Supplier for the amount of Products which Purchaser wishes to purchase pursuant to the terms of this Agreement. Unless otherwise agreed, such written purchase orders shall be submitted not later than [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] prior to the date of required delivery and unless Supplier otherwise agrees, the delivery date for each shipment must be at least [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after the delivery date for the previous shipment. Each purchase order must state the quantity of Products ordered, specify the required date of delivery and specify the destination and mode of transportation requested.

      (b) Supplier must use its commercially reasonable efforts to accept purchase orders for Products from Purchaser in quantities up to and including the quantities provided for in Section 2 above; provided, however, Supplier's obligation to accept such purchase orders shall be subject to the allocation of its production capacity pursuant to the provisions of Sections 5 and 9.

      (c) Supplier will promptly confirm in writing Supplier's acceptance or rejection (to the extent permitted) of all written purchase orders submitted to it by Purchaser. Supplier shall deliver the Products ordered by Purchaser hereunder F.O.B. carrier at Supplier's Plant in Evanston, Wyoming on the date set forth in the applicable written purchase orders from Purchaser.

      (d) Supplier shall submit an invoice with each shipment of Products to Purchaser setting forth charges associated with [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] (each as determined in accordance with the terms of the LLC Agreement and pursuant to
Section 3 hereof). Purchases of Products hereunder shall be subject to Supplier's standard terms and conditions of sale, except if such terms and conditions conflict with this Agreement, this Agreement shall control.

      (e) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (f) The prices, taxes and duties, if any, payable to Supplier pursuant to this Section 4 shall be due and payable by Purchaser [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after its receipt of invoices. Any amounts payable to Purchaser pursuant to this
Section 4 shall be paid in cash within [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment] after the date of determination of such amount (or, at Purchaser's option, in the form of a credit to be applied to the current or next invoice).

      (g) The parties' agreement on billing is summarized on Exhibit C attached hereto.

      5. Forecasts; Capacity Allocations.

      (a) Rolling Forecasts. Beginning January 1, 2000 and on the first day of each month thereafter during the term of this Agreement, Purchaser shall provide Supplier with its good faith written estimate, by quantity (expressed in pounds for each Product) and delivery date, of its anticipated need for the Products for each month in the next ensuing 12 month period (a "Rolling Forecast"). The forecasts are to be used by Supplier for planning purposes only. Purchaser's forecast for the remainder of the 1999 calendar year is set forth on Exhibit D. Subject to the terms of Section 2 hereof, Purchaser's Rolling Forecasts shall not constitute binding purchase requirements of Purchaser.

      (b) Allocation Procedure. Beginning with the year 2000, for each rolling 12 month period during the term hereof, Supplier shall allocate, by quantity (expressed in pounds for each Product) and delivery date, its production capacity to provide the Products to Purchaser during each rolling 12 month period during the term hereof, as follows (the resulting allocations to Purchaser, Purchaser's "Annual Allocation" with respect to such Product):

      [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (c) Commitment to Supply. Supplier shall operate the Plant and use its commercially reasonable efforts to meet the purchase orders of both Purchaser and Aldila Golf for the Products, and [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. Notwithstanding the foregoing, in no event shall Supplier be obligated to make any additional investment of capital in order to satisfy its obligations under this Section 5(b) unless approved by the Board of Managers of Supplier in accordance with the LLC Agreement.

      6. [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      7. Term; Termination.

      (a) Unless sooner terminated in accordance with the terms hereof, this Agreement shall have a term which is coterminous with Purchaser's term as a Member (as defined in the LLC Agreement).

      (b) Either party may, by delivering written notice thereof to the other party, terminate its obligations under this Agreement, effective immediately, if the other party hereto:

            (i) is rendered bankrupt or becomes insolvent, and such insolvency is not cured within 15 days after written notice, or files a written petition in bankruptcy or an answer admitting the material facts recited in such petition filed by another, or discontinues its business or is unable to pay its bills as they become due, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property; or

            (ii) commits a material breach of its material duties, obligations or understandings under this Agreement, which breach is not cured within 90 days following written notice of such breach from the nonbreaching party; provided, that a failure by Supplier to comply with its obligations under Sections 8(c) and 11(a) shall not constitute a material breach for purposes of this Section 7(b)(ii) unless Purchaser has incurred or is reasonably likely to incur a material loss, liability or expense as a consequence of such noncompliance.

Any such termination shall be in addition to any other rights or remedies available at law or in equity to the terminating party and shall not affect any rights or obligations which have accrued prior to the date of termination (including the obligation to fill or pay for outstanding purchase orders or Purchaser's right to have its requirements filled by third parties pursuant to
Section 10(b)).

      (c) Each party hereto agrees to consult in advance with the other party hereto and to bring to the attention of the other party any problems, differences of opinion, disagreement or any other matters which may lead such party to terminate or seek to terminate this Agreement. The purpose and intent of the parties in including this provision is to ensure that both parties to this Agreement are made aware of any problems arising out of or relating to this Agreement or the relationship of the parties hereunder, so that the parties hereto may, in good faith, consult with one another concerning such problems and, where possible, resolve such problems to the parties' mutual satisfaction, thereby preserving their contractual relationship and the goodwill and mutual respect presently existing between the parties to this Agreement.

      8. Additional Terms of Purchase.

      (a) Payment of any invoice by Purchaser does not constitute acceptance of Products covered by any invoice and is without prejudice to any or all claims Purchaser may have against Supplier in connection therewith.

      (b) Except as otherwise provided herein, time is of the essence in performance by Supplier and Purchaser under this Agreement.

      (c) The Products to be provided hereunder are each warranted by Supplier to equal or surpass all federal, state and local occupational safety and health standards applicable thereto.

      (d) No reasonable delay in inspecting or in rejecting Products shall be deemed an acceptance of them by Purchaser or a waiver of Purchaser's right to reject the Products for any cause hereunder. Purchaser shall have the right to accept any portion of Products delivered by

      Supplier to Purchaser notwithstanding that it may reject the balance thereof. Acceptance by Purchaser of all or any part of the Products shall not constitute a waiver of any claim which Purchaser may have regarding the Products.

      (e) EXCEPT AS EXPRESSLY SET FORTH HEREIN, SUPPLIER DOES NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CIRCUMSTANCES FOR ANY CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OR DAMAGES ARISING ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES, PROPERTY IMPROVEMENTS OR COMMITMENTS MADE OR ENTERED INTO IN RELIANCE UPON THE CONTINUITY OF THE RELATIONSHIP CREATED BY THIS AGREEMENT.

      9. Force Majeure.

      Any failure or delay in the performance by Purchaser or Supplier of their respective obligations hereunder shall not be a breach of this Agreement if such failure or delay arises out of or results primarily from fire, storm, flood, earthquake, or other acts of God, explosions, wars, insurrections, strikes, work stoppages or slowdowns, unavailability of fuel or utilities, epidemic or quarantine restrictions, or inability to obtain essential raw materials despite commercially reasonable efforts to do so (the occurrence of any of the foregoing shall be an "Event of Force Majeure"). In the event that an Event of Force Majeure materially affects Supplier's capacity to manufacture and deliver Products as required by this Agreement, Supplier shall, during the period of Supplier's reduced capacity (the "Force Majeure Period"), not allocate its remaining capacity pursuant to the provisions of Section 5(b) but, instead, allocate its remaining capacity between Aldila Golf and SGL in the same proportion as capacity was allocated to Aldila Golf and SGL in [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. In the event that an Event of Force Majeure affects Purchaser's capacity to purchase and accept Products as required by the Agreement, then Purchaser shall, during the period of Purchaser's reduced capacity, purchase and accept the Products affected by the Event of Force Majeure in the proportion that [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]. Both Purchaser and Supplier shall use their commercially reasonable efforts to avoid the occurrence and remove the causes of an Event of Force Majeure and to continue performance of their respective obligations hereunder promptly following the removal of such causes.

      10. Outsourcing; Operation of the Plant; Mitigating Purchases.

      (a) [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

      (b) During the term of this Agreement, Supplier will operate the Plant consistent with past practices of its operation in such a manner as to ensure, to the extent commercially reasonable, an uninterrupted supply of Products meeting the Specifications. Supplier will promptly notify Purchaser of any circumstances which may result in a delay in delivery of Products beyond the times specified in Purchaser's forecast. In the event that Supplier is aware of circumstances beyond its reasonable control that might reasonably interfere with its ability to meet Purchaser's forecasted requirements of Products, Supplier shall promptly notify Purchaser and [Material omitted and filed separately with the SEC pursuant to a request for confidential treatment].

      11. Compliance With Laws and Regulations.

      (a) Supplier represents and warrants that all Products sold to Purchaser pursuant to this Agreement will be manufactured substantially in accordance with all applicable material laws and regulations of an agency or authority with power over the manufacture of such Products or the Plant.

      (b) Supplier agrees to allow Purchaser's personnel to be present at Supplier's production runs of the Products at any reasonable time by reasonable notice to the extent necessary for quality assurance of Products and processes provided to Purchaser hereunder. Notwithstanding the authority granted to Purchaser hereby, Supplier shall not be relieved of any responsibility or liability hereunder or by law.

      12. Insurance.

      Each party shall, at its sole cost and expense, obtain and maintain from a reputable insurance company adequate and suitable liability insurance coverage covering all claims (including, without limitation, personal injury and/or products liability claims) by third parties allegedly caused by or resulting from the design, manufacture, machining, use or application of the Products, as the case may be, and such coverage shall be reasonably satisfactory to the other party. Each party shall give the other party thirty (30) days' prior written notice of any termination of such insurance.

      13. Assignment.

      Except as otherwise permitted in this Section, neither party hereto may assign this Agreement or any rights hereunder (by operation of law or otherwise) to any other Person, without the prior written consent of the other party hereto, except that Purchaser may assign any of its rights under this Agreement to a person to whom Purchaser transfers all of its Interest (as defined in the LLC Agreement) if such person is thereafter approved as a Member under the LLC Agreement or to any direct or indirect wholly owned subsidiary of Purchaser or of any person of whom Purchaser is a direct or indirect wholly owned subsidiary, in each case incorporated in the United States, without Supplier's prior written consent. Any permitted assignment hereof shall be pursuant to a written assumption agreement whereby the assignee agrees to be bound by all of the terms and conditions of this Agreement. Any attempt or effort at any unauthorized assignment shall be null and void and of no force or effect. Any assignment by either party shall not relieve such party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      14. Administrative Expenses.

      Each party hereto shall pay all of its own administrative expenses (including without limitation the fees and expenses of its agents, representatives and counsel) incident to the preparation and implementation of this Agreement.

      15. Waiver of Breach.

      The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof, including the right of any party thereafter to enforce each and every provision. The waiver by any party to this Agreement of any breach or violation of any provision of this Agreement by the other party hereto shall not operate or be construed to be a waiver of any subsequent breach or violation thereof.

      16. Severability.

      The terms and conditions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions hereof.

      17. Notices.

      Any notice contemplated by or required or permitted to be given under this Agreement shall be in writing and (a) sent via telecopier to the telecopier numbers set forth below, (b) delivered personally, (c) sent via next day or overnight courier or delivery or (d) mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties' respective addresses below (or, in each case, to such other address or facsimile number as may be specified in writing to the other parties hereto):

      Supplier:               Carbon Fiber Technology LLC
                              1375 Union Road
                              Evanston, Wyoming 82930
                              Fax No:     (307) 789-2579

      Purchaser:              SGL Carbon Fibers and Composites, Inc.
                              c/o Hitco Carbon Composites, Inc.
                              1600 West 135th Street
                              Gardena, CA  90249
                              Attention: President
                              Fax No: (310) 516-5745

     Aldila Golf:             c/o Aldila Golf Corp.
                              12140 Community Road
                              Poway, CA 92064
                              Attn:  Chief Executive Officer
                              Fax No.:  (858) 513-1870

                              With a copy to:
                              Nelson Mullins Riley & Scarborough, L.L.P.
                              100 North Tryon Street, Suite 2600
                              Bank of America Corporate Center
                              Charlotte, NC 28202-4000
                              Attention:  Charles B. Simmons, Jr.
                              Fax No.:  (704) 377-4814

                              Edward S. Rosenthal
                              Fried, Frank, Harris, Shriver & Jacobson
                              350 South Grand Avenue
                              Thirty-Second Floor
                              Los Angeles, California 90071
                              Fax No.:  (213) 473-2222

Such notices, requests and other communications sent as provided hereinabove shall be effective: (w) if sent by telecopier on a Business Day before 6:00 p.m., Los Angeles, California time, on such Business Day, but if sent by telecopier at any other time, upon the next Business Day; (x) upon receipt, when personally delivered; (y) the next Business Day, if sent by overnight courier or delivery; and (z) if sent by registered or certified mail, return receipt requested, upon the expiration of the third business day after being deposited in the United States mail.

      18. Labels and Headings.

      The labels and headings of the sections and subsections of this Agreement are for the convenience of the parties hereto only and are not part of the text of this Agreement.

      19. Governing Law.

      This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts or choice of law principles.

      20. Arbitration.

      Each of the parties hereto shall promptly provide the other party with written notice (a "Dispute Notice") of any alleged breach or violation of this Agreement by such other party or of any claim arising out of or relating to this Agreement (any of the foregoing referred to herein as a "Dispute"). Purchaser and Supplier shall endeavor to resolve any Dispute no later than the thirtieth (30th) day following the date of receipt of a Dispute Notice. If Purchaser and Supplier fail to resolve a Dispute during such time, such Dispute shall be settled by arbitration in Los Angeles, California before the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules then obtaining of the AAA, except that the parties shall be entitled to conduct discovery as, in the manner and to the extent provided for in the Federal Rules of Civil Procedure in effect from time to time. Any judgment or award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

      21. Relationship of the Parties.

      The relationship between Supplier and Purchaser under this Agreement shall be solely that of vendor and vendee. With respect to this Agreement only, it is expressly understood and agreed by the parties hereto that nothing in this Agreement, its provisions or transactions and relationships contemplated hereby shall constitute either party as the agent, employee, partner or legal representative of the other for any purpose whatsoever, nor shall either party hold itself out as such. Neither party to this Agreement shall have the authority to bind or commit the other party hereto in any manner or for any purpose whatsoever, except as may be expressly provided for herein or otherwise agreed in writing, but rather each party shall at all times act and conduct itself in all respects and events as an independent contractor. This Agreement alone creates no relationships of joint venturers, partners, associates or principal and agent between the parties hereto.

      22. Construction of Agreement; Entire Agreement Amendments.

      This Agreement may be executed in counterparts (all of which together shall constitute one agreement). In that this Agreement was prepared as a result of negotiation and mutual agreement between the parties hereto, neither this Agreement nor any provision hereof shall be construed against either party hereto as the party who prepared this Agreement or any such provision. This Agreement reflects the complete understanding of the parties as of the date hereof and constitutes their entire agreement regarding the subject matter hereof, all prior negotiations, representations and statements having been merged herein. This Agreement may not be changed or amended orally, but by a written amendment signed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement by the signature of their respective, duly authorized corporate officers as of the day and year first above written.

                                     CARBON FIBER TECHNOLOGY LLC

                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------


                                     SGL CARBON FIBERS AND COMPOSITES, INC.

                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------

                                    EXHIBIT A

                                    PRODUCTS

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT B

                             PRODUCT SPECIFICATIONS

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT C

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]

                                    EXHIBIT D

                          1999 FOURTH QUARTER FORECAST

[Material omitted and filed separately with the SEC pursuant to a request for confidential treatment]